As filed with the Securities and Exchange Commission on June 8, 2022                          Registration No. 333-259863

      UNITED STATES
        SECURITIES AND EXCHANGE COMMISSION
         WASHINGTON, D.C. 20549
    PRE-EFFECTIVE AMENDMENT NO. 1
      TO
FORM S-1 REGISTRATION STATEMENT
               UNDER THE SECURITIES ACT OF 1933
            Allianz Life Insurance Company of New York
                 (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	13-3191369 (I.R.S. Employer Identification No.)

1633 Broadway, 42nd Floor,
New York, New York 10019
(212) 586-7733
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Erik T. Nelson, Esq.
Allianz Life Insurance Company of North America
5701 Golden Hills Drive Minneapolis, MN 55416
(763) 765-7453
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer         [   ]         Accelerated filer                                [   ]
Non-accelerated filer             [X]        Smaller reporting company [   ] (Do not check if a smaller reporting company)

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART I PROSPECTUS

ALLIANZ Index Advantage® New York VARIABLE ANNUITY CONTRACT issued on or after [MMDD], 2022
Issued by Allianz Life® of NY Variable Account C and Allianz Life Insurance Company of New York
The information in this prospectus is not complete and may be changed. We cannot sell Allianz Index Advantage® New York Variable Annuity pursuant to this prospectus until the Registration Statement containing this prospectus filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the Contract and is not soliciting an offer to buy the Contract in any state where the offer or sale is not permitted.
The variable annuity described in this prospectus is an individual flexible purchase payment index-linked variable deferred annuity contract (Contract) issued by and Allianz Life Insurance Company of New York (Allianz Life of New York, we, us, our). This prospectus describes the Contract between you, the Owner, and Allianz Life of New York.
Index-linked and variable annuity contracts are complex insurance and investment vehicles. Before you invest, be sure to ask your Financial Professional about the Contract’s features, benefits, risks, fees and expenses, whether the Contract is appropriate for you based upon your financial situation and objectives, and for a specific recommendation to purchase the Contract. The Contract’s risks are described in Risk Factors on page 17 of this prospectus.
The Contract may be available through third-party financial advisers who charge a financial adviser fee for their services. If you choose to pay financial adviser fees from this Contract, the deduction of this financial adviser fee is in addition to this Contract’s fees and expenses, and the deduction is treated the same as any other withdrawal under the Contract. As such, withdrawals to pay financial adviser fees may be subject to withdrawal charges, will reduce the Contract Value and Guaranteed Death Benefit Value (perhaps significantly), and may be subject to income taxes (including tax penalties if you are younger than age 59 1⁄2). Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract compared to other assets you may have.
All guarantees under the Contract, including index-linked returns (Performance Credits), are the obligations of Allianz Life of New York and are subject to our claims-paying ability and financial strength.
Please read this prospectus before investing and keep it for future reference. The prospectus describes all material rights and obligations of purchasers under the Contract. It contains important information about the Contract and Allianz Life of New York that you ought to know before investing including material state variations. Availability of index-linked investment options (Index Options) may vary by financial intermediary. You can obtain information on which Index Options are available to you by calling (800) 624-0197, or from your Financial Professional. This prospectus is not offered in any state, country, or jurisdiction in which we are not authorized to sell the Contracts. You should rely only on the information contained in this prospectus. We have not authorized anyone to give you different information.
If you are a new investor in the Contract, you may cancel your Contract within 10 days of receiving it without paying fees or penalties. Upon cancellation, you will receive your total Contract Value.  You should review this prospectus, or consult with your Financial Professional, for additional information about the specific cancellation terms that apply.
The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. An investment in this Contract is not a deposit of a bank or financial institution and is not federally insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal government agency. An investment in this Contract involves investment risk including the possible loss of principal.
This prospectus is not intended to constitute a suitability recommendation or fiduciary advice.
Additional information about certain investment products, including variable annuities, has been prepared by the Securities & Exchange Commission’s (SEC) staff and is available at investor.gov.
Dated: [MM DD], 2022

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Glossary
This prospectus is written in plain English. However, there are some technical words or terms that are capitalized and are used as defined terms throughout the prospectus. For your convenience, we included this glossary to define these terms.
Accumulation Phase – the first phase of your Contract before you request Annuity Payments. The Accumulation Phase begins on the Issue Date.
Allocation Options – the Variable Options and Index Options available to you under the Contract.
Annuitant – the individual upon whose life we base the Annuity Payments. Subject to our approval, the Owner designates the Annuitant, and can add a joint Annuitant for the Annuity Phase. There are restrictions on who can become an Annuitant.
Annuity Date – the date we begin making Annuity Payments to the Payee from the Contract. The earliest available Annuity Date is 13 months after the Issue Date, and the latest possible Annuity Date is either age 90 or age 100 depending on the requirements of the Financial Professional you purchased your Contract through.
Annuity Options – the annuity income options available to you under the Contract.
Annuity Payments – payments made by us to the Payee pursuant to the chosen Annuity Option.
Annuity Phase – the phase the Contract is in once Annuity Payments begin.
Beneficiary – the person(s) or entity the Owner designates to receive any death benefit, unless otherwise required by the Contract or applicable law.
Buffer – for each Index Option, this is the negative Index Return that we absorb over the duration of a Term (which can be either one, three, or six years) before applying a negative Performance Credit. We do not apply the Buffer annually on a 3-year or 6-year Term Index Option. The Index Protection NY Strategy Buffers are 30%, and Index Performance Strategy Buffers are either 10% or 20%. Buffers do not change.
Business Day – each day on which the New York Stock Exchange is open for trading. Allianz Life of New York is open for business on each day that the New York Stock Exchange is open. Our Business Day ends when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time.
Cap – for any Index Option, this is the upper limit on positive Index performance after application of any Participation Rate over the duration of a Term (which can be either one, three, or six years) and the maximum potential Performance Credit for an Index Option. We do not apply the Cap annually on a 3-year or 6-year Term Index Option. On each Term Start Date, we set a Cap for each available Index Option. The Caps applicable to your Contract are shown on the Index Options Statement.
Charge Base – the Contract Value on the preceding Quarterly Contract Anniversary (or the initial Purchase Payment received on the Issue Date if this is before the first Quarterly Contract Anniversary), increased by the dollar amount of subsequent Purchase Payments, and reduced proportionately for subsequent withdrawals you take or financial adviser fees that you choose to have us pay from this Contract (including any withdrawal charge) and deductions we make for Contract fees and expenses. All withdrawals you take reduce the Charge Base, even Penalty-Free Withdrawals. We use the Charge Base to determine the next product fee we deduct.
Contract – the individual flexible purchase payment index-linked and variable deferred annuity contract described by this prospectus. The Contract may also be referred to as a registered index-linked annuity, or “RILA”.
Contract Anniversary – a twelve-month anniversary of the Issue Date or any subsequent Contract Anniversary.
Contract Value – the current value of the Purchase Payments you invest. On any Business Day, your Contract Value is the sum of your Index Option Value(s) and Variable Account Value. Variable Account Value fluctuates each Business Day that money is held in a Variable Option. Index Option Value is increased or decreased on each Term End Date to reflect Performance Credits, which can be negative. A negative Performance Credit means that you can lose principal and previous earnings. The Index Option Values also reflect the Daily Adjustment on every Business Day other than the Term Start Date or Term End Date. All withdrawals you take reduce Contract Value dollar for dollar, even Penalty-Free Withdrawals, and financial adviser fees that you choose to have us pay from this Contract. Contract Value is also reduced

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

dollar for dollar for deductions we make for Contract fees and expenses. However, Contract Value does not reflect future fees and expenses we would apply on liquidation. The cash surrender value reflects all Contract fees and expenses we would apply on liquidation.
Contract Year – any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary.
Crediting Method – a method we use to calculate Performance Credits if you allocate Purchase Payments or transfer Contract Value to an Index Option.
Daily Adjustment – how we calculate Index Option Values on days other than the Term Start Date or Term End Date as discussed in section 4, Valuing Your Contract – Daily Adjustment; and Appendix B. The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. It is the estimated present value of the future Performance Credit that we will apply on the Term End Date.
Determining Life (Lives) – the person(s) designated at Contract issue and named in the Contract on whose life we base the guaranteed Traditional Death Benefit.
Financial Professional – the person who advises you regarding the Contract.
Good Order – a request is in “Good Order” if it contains all of the information we require to process the request. If we require information to be provided in writing, “Good Order” also includes providing information on the correct form, with any required certifications, guarantees and/or signatures, and received at our Service Center after delivery to the correct mailing, email, or website address, which are all listed at the back of this prospectus. If you have questions about the information we require, or whether you can submit certain information by fax, email or over the web, please contact our Service Center. If you send information by email or upload it to our website, we send you a confirmation number that includes the date and time we received your information.
Guaranteed Death Benefit Value – the guaranteed value that is available to your Beneficiary(s) on the first death of any Determining Life during the Accumulation Phase. The Guaranteed Death Benefit Value is total Purchase Payments reduced proportionately for withdrawals you take (including any withdrawal charge). All withdrawals you take reduce the Guaranteed Death Benefit Value, even Penalty-Free Withdrawals, and any financial adviser fees that you choose to have us pay from this Contract. However, we do not reduce the Guaranteed Death Benefit Value for deductions we make for Contract fees and expenses.
Index (Indexes) – one (or more) of the nationally recognized third-party broad based equity securities price return Indexes available to you under your Contract as described in Appendix A.
Index Anniversary – a twelve-month anniversary of the Index Effective Date or any subsequent Index Anniversary.
Index Effective Date – the first day we allocate assets to an Index Option. The Index Effective Date is stated on the Index Options Statement and starts the first Index Year. When you purchase this Contract you select the Index Effective Date as discussed in section 3, Purchasing the Contract – Allocation of Purchase Payments and Contract Value Transfers.
Index Option – the index-linked investments available to you under the Contract. Each Index Option is the combination of a Crediting Method, an Index, and a Term length. For the Index Performance Strategy 3-year Term Index Options, we also include the Buffer amount.
Index Option Base – an amount we use to calculate Performance Credits and the Daily Adjustment. The Index Option Base is initially equal to the amounts you allocate to an Index Option. We reduce the Index Option Base proportionately for withdrawals you take and any financial adviser fees that you choose to have us pay from this Contract (including any withdrawal charge), and deductions we make for Contract fees and expenses; we increase/decrease it by the dollar amount of additional Purchase Payments allocated to, transfers into or out of the Index Option; and any Performance Credits.
Index Option Value – on any Business Day, it is equal to the portion of your Contract Value in a particular Index Option. We establish an Index Option Value for each Index Option you select. Each Index Option Value includes any Performance Credits from previous Term End Dates and reflects proportional reductions for previous partial withdrawals you take and any financial adviser fees that you choose to have us pay from this Contract (including any withdrawal charge), and previous deductions we made for Contract fees and expenses. On each Business Day, other than the Term Start Date or Term End Date, the Index Option Values also include an increase/decrease from the Daily Adjustment.
Index Options Statement – the account statement we mail to you on the Index Effective Date and each Index Anniversary thereafter. On the Index Effective Date, the statement shows the initial Index Values, Caps and Participation Rates for the Index Options you selected. On each Index Anniversary, the statement shows the new Index Values, Performance Credits

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

received, and renewal Caps and Participation Rates that are effective for the next Term for the Index Options you selected that have reached their Term End Date. The Index Options Statement also shows the applicable Buffer for your selected Index Option(s). For any 3-year or 6-year Term Index Option you selected that has not reached its Term End Date the statement shows the current Index Anniversary’s Index Option Value, which includes the Daily Adjustment.
Index Performance Strategy – one of the Crediting Methods described in section 4, Valuing Your Contract. This Crediting Method offers 1-year, 3-year, and 6-year Terms. The Index Performance Strategy calculates Performance Credits based on Index Returns subject to any applicable Participation Rate, Cap, and a 10% or 20% Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings. The Index Performance Strategy provides the highest potential returns. Its Caps will generally be greater than the Index Protection NY Strategy Caps. The Index Performance Strategy is more sensitive to large negative market movements because small negative market movements are absorbed by the 10% or 20% Buffer.
Index Protection NY Strategy – one of the Crediting Methods described in section 4, Valuing Your Contract. The Index Protection NY Strategy calculates Performance Credits based on Index Returns subject to a Cap and 30% Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings. The Index Protection NY Strategy provides more protection than the Index Performance Strategy. It generally has higher Buffers in exchange for lower Caps.
Index Return – the percentage change in Index Value from the Term Start Date to the Term End Date, which we use to determine the Performance Credits for any Index Option. The Index Return is the Index Value on the Term End Date, minus the Index Value on the Term Start Date, divided by the Index Value on the Term Start Date.
Index Value – an Index’s closing market price at the end of the Business Day on the Term Start Date and Term End Date as provided by Bloomberg or another market source if Bloomberg is not available.
Index Year – a twelve-month period beginning on the Index Effective Date or a subsequent Index Anniversary.
Issue Date – the date we issue the Contract. The Issue Date is stated in your Contract and starts your first Contract Year. Contract Anniversaries and Contract Years are measured from the Issue Date.
Joint Owners – the two person(s) designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.
Lock Date – this is the Business Day we execute a Performance Lock and capture an Index Option Value (which includes the Daily Adjustment) before the Term End Date.
Non-Qualified Contract – a Contract that is not purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code.
Owner – “you,” “your” and “yours.” The person(s) or entity designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.
Participation Rate – may allow you to receive more than the Index Return if the Index Return is positive, but the Participation Rate cannot boost Index Returns beyond any declared Cap. We do not apply the Participation Rate if the Index Return is zero or negative. We do not apply the Participation Rate annually. The Participation Rate is only available on the Index Performance Strategy 3-year and 6-year Terms. The Participation Rate is not available on Index Performance Strategy 1-year Terms. We set Participation Rates on each Term Start Date. The Participation Rates applicable to your Contract are shown on the Index Options Statement.
Payee – the person or entity who receives Annuity Payments during the Annuity Phase.
Penalty-Free Withdrawals – withdrawals you take that are not subject to a withdrawal charge. Penalty-Free Withdrawals include withdrawals you take under the free withdrawal privilege or waiver of withdrawal charge benefit, and RMD payments you take under our minimum distribution program.
Performance Credit – the return you receive on a Term End Date when you allocate assets to an Index Option. We base Performance Credits on Index Values and Index Returns after application of any Participation Rate as limited by the applicable Cap if returns are flat or positive, or after application of the Buffer if returns are negative. If Performance Credits are negative, you can lose principal and previous earnings.
Performance Lock – a feature that allows you to capture the current Index Option Value during the Term . A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

the Lock Date, Daily Adjustments do not apply to a locked Index Option for the remainder of the Term and the Index Option Value will not receive a Performance Credit on the Term End Date.
Proxy Investment – provides a current estimate of what the Performance Credit will be on the Term End Date taking into account any applicable Buffer, Cap, and/or Participation Rate. We use the Proxy Investment to calculate the Daily Adjustment on Business Days other than the Term Start Date or Term End Date. For more information, see Appendix B.
Proxy Value – the hypothetical value of the Proxy Investment used to calculate the Daily Adjustment as discussed in Appendix B.
Purchase Payment – the money you put into the Contract.
Qualified Contract – a Contract purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code (for example, 401(a) and 401(k) plans), Individual Retirement Annuities (IRAs), or Tax-Sheltered Annuities (referred to as TSA contracts). Currently, we issue Qualified Contracts that may include, but are not limited to Roth IRAs, traditional IRAs and Simplified Employee Pension (SEP) IRAs. We may also issue an Inherited IRA and Inherited Roth IRA to make any required minimum distribution payments to a beneficiary of a previously held tax-qualified arrangement.
Quarterly Contract Anniversary – the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Contract Anniversary.
Separate Account – Allianz Life of NY Variable Account C is the Separate Account that issues the variable investment portion of your Contract. It is a separate investment account of Allianz Life of New York. The Separate Account holds the Variable Options that underlie the Contracts. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option. The Separate Account is registered with the SEC as a unit investment trust, and may be referred to as the Registered Separate Account.
Service Center – the area of our company that issues Contracts and provides Contract maintenance and routine customer service. Our Service Center address and telephone number are listed at the back of this prospectus. The address for mailing applications and/or checks for Purchase Payments may be different and is also listed at the back of this prospectus.
Term – The period of time, from the Term Start Date to the Term End Date, in which we measure Index Return to determine Performance Credits.
Term End Date – The day on which a Term ends and we apply Performance Credits. A Term End Date may only occur on an Index Anniversary. If a Term End Date does not occur on a Business Day, we consider it to occur on the next Business Day.
Term Start Date – The day on which a Term begins and we set the Caps and Participation Rates for an Index Option. A Term Start Date may only occur on the Index Effective Date or an Index Anniversary. If a Term Start Date does not occur on a Business Day, we consider it to occur on the next Business Day.
Traditional Death Benefit – the guaranteed death benefit automatically provided by the Contract for no additional fee described in section 10.
Valid Claim – the documents we require to be received in Good Order at our Service Center before we pay any death claim. This includes the death benefit payment option, due proof of death, and any required governmental forms. Due proof of death includes a certified copy of the death certificate, a decree of court of competent jurisdiction as to the finding of death, or any other proof satisfactory to us.
Variable Account Value – on any Business Day it is equal to the portion of your Contract Value in your selected Variable Options. The Variable Account Value increases and decreases based on your selected Variable Options’ performance and reflects deduction of the Variable Option operating expenses, and previous deductions we made for Contract fees and expenses.
Variable Options – the variable investments available to you under the Contract. Variable Option performance is based on the securities in which they invest.
Withdrawal Charge Basis – the total amount under your Contract that is subject to a withdrawal charge as discussed in section 6, Expenses – Withdrawal Charge.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Important Information You Should Consider About the Contract
	FEES AND EXPENSES			Prospectus Location
Charges for Early Withdrawals	If you withdraw money from the Contract within 6 years of your last Purchase Payment, you will be assessed a withdrawal charge of up to 8% of the Purchase Payment withdrawn, declining to 0% over that time period. For example, if you invest $100,000 in the Contract and make an early withdrawal, you could pay a withdrawal charge of up to $8,000.

	In addition, if you take a full or partial withdrawal (including financial adviser fees that you choose to have us pay from this Contract) from an Index Option on a date other than the Term End Date, a Daily Adjustment will apply to the Index Option Value available for withdrawal. The Daily Adjustment also applies if before the Term End Date you execute a Performance Lock, annuitize the Contract, we pay a death benefit, or we deduct Contract fees and expenses. A Term is the time period we use to measure Index performance. We offer 1-year, 3-year, and 6-year Terms. The Daily Adjustment may be positive, negative, or equal to zero. A negative Daily Adjustment will result in loss. In extreme circumstances, a negative Daily Adjustment could result in a loss beyond the protection of the Buffer, but it cannot result in a total loss of -100%. The Buffer is the amount of negative Index performance we absorb over the duration of a Term before you receive a negative Performance Credit. We offer 10%, 20%, or 30% Buffers.			Fee Tables 4. Valuing Your Contract – Daily Adjustment 6. Expenses – Withdrawal Charge Appendix B – Daily Adjustment
Transaction Charges	In addition to withdrawal charges, and Daily Adjustments that may apply to withdrawals and other transactions from the Index Options, we will also charge you a fee of $25 per transfer after you exceed 12 transfers between Variable Options (the variable investments available to you) in a Contract Year.			Fee Tables 6. Expenses – Transfer Fee
Ongoing Fees and Expenses (annual charges)	The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected. These ongoing fees and expenses do not reflect any financial adviser fees paid to a Financial Professional from your Contract Value or other assets of the Owner. If such charges were reflected, these ongoing fees and expenses would be higher.
Fee Tables 6. Expenses Appendix D – Variable Options Under the Contract
	Annual Fee	Minimum	Maximum
	Base Contract(1)	1.25%	1.25%
	Investment Options(2) (Variable Option fees and expenses)	0.65%	0.71%
	Optional Benefits Available for an Additional Charge (for a single optional benefit, if elected)	Not Applicable	Not Applicable
(1) As a percentage of the Charge Base.
(2) As a percentage of the Variable Option’s average daily net assets.
Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which if taken from the Index Options could result in substantial losses due to the application of negative Daily Adjustments.
	Lowest Annual Cost: $1,753	Highest Annual Cost: $1,803

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

	FEES AND EXPENSES		Prospectus Location
	Assumes: • Investment of $100,000 • Least expensive Variable Option fees and expenses • 5% annual appreciation • No additional Purchase Payments, transfers, or withdrawals • No financial adviser fees	Assumes: • Investment of $100,000 • Most expensive Variable Option fees and expenses • 5% annual appreciation • No additional Purchase Payments, transfers, or withdrawals • No financial adviser fees
RISKS
Risk of Loss	You can lose money by investing in the Contract, including loss of principal and previous earnings.		Risk Factors
Not a Short-Term Investment	• This Contract is not a short-term investment and is not appropriate if you need ready access to cash.• Considering the benefits of tax deferral and long-term income, the Contract is generally more beneficial to investors with a long investment time horizon.• If within six years after we receive a Purchase Payment you take a full or partial withdrawal (including financial adviser fees that you choose to have us pay from this Contract), withdrawal charges will apply. A withdrawal charge will reduce your Contract Value or the amount of money that you actually receive. Withdrawals may reduce or end Contract guarantees.• Withdrawals may be subject to income taxes, including a 10% additional federal tax that may apply to withdrawals taken before age 59 1⁄2.• Amounts invested in an Index Option must be held in the Index Option for the full Term before they can receive a Performance Credit. We apply a Daily Adjustment if before the Term End Date, you take a full or partial withdrawal (including financial adviser fees that you choose to have us pay from this Contract), annuitize the Contract, execute a Performance Lock, we pay a death benefit, or we deduct Contract fees and expenses. The Daily Adjustment takes into account any Index gains subject to the applicable Cap (the upper limit on positive Index performance after application of any Participation Rate over a Term), or any Index losses greater than the 10%, 20%, or 30% Buffer, but in the form of the estimated present value. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer. In extreme circumstances, a negative Daily Adjustment could result in a loss beyond the protection of the 10%, 20%, or 30% Buffer, but it cannot result in a total loss of -100%. Any losses as a result of a Daily Adjustment will be greater if the amount withdrawn is also subject to a withdrawal charge, or is a deduction of Contract fees and expenses.		Risk Factors 4. Valuing Your Contract
Risks Associated with Investment Options	• An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the variable investment options (Variable Options) and the Index Options available under the Contract.• Each Variable Option and Index Option has its own unique risks.• You should review each Variable Option’s prospectus and disclosures, including risk factors, for each Index Option before making an investment decision.		Risk Factors
Insurance Company Risks	An investment in the Contract is subject to the risks related to us. All obligations, guarantees or benefits of the Contract are the obligations of Allianz Life of New York and are subject to our claims-paying ability and financial strength. More information about Allianz Life of New York, including our financial strength ratings, is available upon request by visiting allianzlife.com/new-york/about/why-allianz, or contacting us at (800) 624-0197.		Risk Factors

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

	RESTRICTIONS	Prospectus Location
Investments	• Certain Index Options may not be available under your Contract.• The first 12 transfers between Variable Options every Contract Year are free. After that, we deduct a $25 transfer fee for each additional transfer. Your transfers between the Variable Options are also subject to policies designed to deter excessively frequent transfers and market timing.• We only allow assets to move into the Index Options on the Index Effective Date and on subsequent Index Anniversaries. The Index Effective Date is the first day we allocate assets to an Index Option. An Index Anniversary is a twelve-month anniversary of the Index Effective Date. We hold Purchase Payments in the AZL Government Money Market Fund until we transfer them to your selected Index Options according to your Purchase Payment default instructions. On the Index Effective Date we rebalance or reallocate your total Contract Value among all of your available selected Allocation Options according to your Purchase Payment default instructions. For additional Purchase Payments we receive after the Index Effective Date, we transfer the amounts held in the AZL Government Money Market Fund to your selected Index Options on the next Index Anniversary. Therefore, additional Purchase Payments we receive after the Index Effective Date that you allocate to a 1-year Term Index Option are not eligible to receive a Performance Credit until the second Index Anniversary after we receive them, or the fourth Index Anniversary after we receive them for allocations to a 3-year Term Index Option, or the seventh Index Anniversary after we receive them for allocations to a 6-year Term Index Option.• For a 1-year Term Index Option, you can transfer Index Option Value only on the Term End Date.• For a 3-year or 6-year Term Index Option, you can transfer Index Option Value only (a) on the Term End Date, or (b) before the Term End Date by executing a Performance Lock on or before the second Index Anniversary of a 3-year Term, or on or before the fifth Index Anniversary of a 6-year Term.• We do not allow assets to move into an established Index Option until the Term End Date. If you request to transfer into an established Index Option on an Index Anniversary that is not a Term End Date, we will transfer those assets into the same Index Option with a new Term Start Date.• With prior written notice we may make the Index Protection NY Strategy Index Options and Index Performance Strategy 3-year Term with 20% Buffer Index Options temporarily unavailable for a year or more on Term Start Dates occurring on or after the sixth Index Anniversary if we are unable to support the minimum Cap on that Index Option. The minimum Cap for Index Protection NY Strategy is 4.25%, and for the Index Performance Strategy with 3-year Term and 20% Buffer is 15.75%. However, we cannot make the Index Performance Strategy 1-year Term, 3-year Term with 10% Buffer, or 6-year Term Index Options temporarily unavailable. Once we make an Index Option unavailable, it may continue to be unavailable so long as we are unable to support its minimum Cap. However, we cannot permanently eliminate Index Options after we issue your Contract, and a temporarily unavailable Index Option will become available once we can support its minimum Cap. Although we cannot eliminate an Index Option from your Contract, we reserve the right to close Index Options and substitute Indexes.• The Traditional Death Benefit may not be modified, but it will terminate if you take withdrawals that reduce both the Contract Value and Guaranteed Death Benefit Value to zero. Withdrawals may reduce the Traditional Death Benefit’s Guaranteed Death Benefit Value by more than the value withdrawn and could end the Traditional Death Benefit.• We reserve the right to close or substitute the Variable Options, and to limit the amount of Purchase Payments that can be held in a Variable Option.	Risk Factors – Changes to Caps and Participation Rates, and Temporary Unavailability of Index Options

4. Valuing Your
Contract

5. Variable Options

6. Expenses – Transfer Fee

Appendix A – Available Indexes
Optional Benefits	The Contract does not offer any Optional Benefits.	Not Applicable

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

	TAXES	Prospectus Location
Tax Implications	• Consult with a tax professional to determine the tax implications of an investment in and withdrawals from or payments received under the Contract.• If you purchased the Contract through a tax-qualified plan or individual retirement account (IRA), you do not get any additional tax benefit under the Contract.• Earnings under the Contract may be taxed at ordinary income rates when withdrawn, and you may have to pay a 10% additional federal tax if you take a full or partial withdrawal before age 59 1⁄2.	11. Taxes
CONFLICTS OF INTEREST
Investment Professional Compensation	Your Financial Professional may receive compensation for selling this Contract to you, in the form of commissions, additional cash benefits (e.g., cash bonuses), and non-cash compensation. We and/or our wholly owned subsidiary distributor may also make marketing support payments to certain selling firms for marketing services and costs associated with Contract sales. This conflict of interest may influence your Financial Professional to recommend this Contract over another investment for which the Financial Professional is not compensated or compensated less.	12. Other Information – Distribution
Exchanges	Some Financial Professionals may have a financial incentive to offer you a new contract in place of the one you already own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.	12. Other Information – Distribution

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Overview of the Contract
What Is the Purpose of the Contract?
The Allianz Index Advantage® New York is a product that offers Index Options and Variable Options and allows you to defer taking regular fixed periodic payments (Annuity Payments) to a future date. Under the Contract, you make one or more payments to us (Purchase Payments). Purchase Payments you allocate to the Index Options are first invested for a limited time in the AZL Government Money Market Fund and then transferred to the Index Option(s) that you select for investment. Depending on several factors (e.g., Allocation Options you select, market conditions, and timing of any withdrawals), your Contract can gain or lose value. When you are ready to receive a guaranteed stream of income under your Contract, you can annuitize your accumulated assets and begin receiving Annuity Payments from us based on the payout option you select (Annuity Options). The Contract includes for no additional charge a standard death benefit (the Traditional Death Benefit) that helps to financially protect your beneficiaries.
We designed the Contract for people who are looking for a death benefit for a period of time, and a level of protection for your principal investment while providing potentially higher returns than are available on traditional fixed annuities. In addition, you should have a long investment time horizon and your financial goals should be otherwise consistent with the terms and conditions of the Contract. This Contract is not intended for someone who is seeking complete protection from downside risk, seeking unlimited investment potential, or expecting to take withdrawals that will be subject to withdrawal charges or Daily Adjustments (i.e., a person that does not need access to Contract Value within six years after we receive a Purchase Payment, or before an Index Option's Term End Date).
We offer other annuity contracts that may address your investment and retirement needs. These contracts include variable annuities, registered index-linked annuities and fixed index annuities. These annuity products offer different features and benefits that may be more appropriate for your needs, including allocation options, fees and/or expenses that are different from those in the Contract offered by this prospectus. Not every contract is offered through every Financial Professional. Some Financial Professionals or selling firms may not offer and/or limit offering of certain features and benefits, as well as limit the availability of the contracts based on criteria established by the Financial Professional or selling firm. For more information about other annuity contracts, please contact your Financial Professional.
Availability of Index Options may vary by financial intermediary. You can obtain information on which Index Options are available to you by calling (800) 624-0197, or from your Financial Professional.
What Are the Phases of the Contract?
The Contract has two phases: (1) an Accumulation Phase, and (2) an Annuity Phase.
•	Accumulation Phase. This is the first phase of your Contract, and it begins on the Issue Date. During the Accumulation Phase, your money is invested under the Contract on a tax-deferred basis. Tax deferral may not be available for certain non-individually owned contracts. Tax deferral means you are not taxed on any earnings or appreciation on the assets in your Contract until you take money out of your Contract. In addition, during this phase, you can make additional Purchase Payments, you can take withdrawals, and if you die we pay a death benefit to your named Beneficiary(s).
Your Contract Value may fluctuate up or down during the Accumulation Phase based on the performance of your selected Allocation Options.
−	Index Options. You may allocate your Purchase Payments to any or all of the Index Options available under your Contract. There are currently a maximum of 14 Index Options based on different combinations of two credit calculation methods (Crediting Methods), four nationally recognized third-party broad based equity securities indexes (Indexes), and three time periods for measuring Index performance (Term). Each Index Option is the combination of an Index, a Crediting Method, and a Term. 3-year Term Index Options also include the 10% or 20% Buffer amount. With prior written notice we may make the Index Protection NY Strategy Index Options and Index Performance Strategy 3-year Term with 20% Buffer Index Options temporarily unavailable for a year or more on Term Start Dates occurring on or after the sixth Index Anniversary if we are unable to support the minimum Cap on that Index Option. The minimum Cap for Index Protection NY Strategy is 4.25%, and for the Index Performance Strategy with 3-year Term and 20% Buffer is 15.75%. However, we cannot make the Index Performance Strategy 1-year Term, 3-year Term with 10% Buffer, or 6-year Term Index Options temporarily unavailable. Once we make an Index Option unavailable, it may continue to be unavailable so long as we are unable to support its minimum Cap. However, we cannot permanently eliminate Index Options after we issue your Contract, and a temporarily unavailable Index Option will become available once we can support its minimum Cap.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

The available Crediting Methods, Indexes, Terms, and more detailed information about the Index Options is included in section 4, Valuing Your Contract.
−	Variable Options. You can allocate your Purchase Payments to any or all of the Variable Options available under your Contract. We only allow assets to move into the Index Options on the Index Effective Date and on subsequent Index Anniversaries. As a result, we hold Purchase Payments you allocate to the Index Options in the AZL Government Money Market Fund until we transfer them to the Index Options in accordance with your instructions. The Variable Options are underlying mutual funds with their own investment objectives, strategies, and risks. Please see Appendix D for more information about the Variable Options.
•	Annuity Phase. If you request Annuity Payments, the Accumulation Phase ends and the Annuity Phase begins. Annuity Payments are fixed payments we make based on the Annuity Option you select and your Contract Value (which reflects any previously deducted Contract fees and expenses) less final product fee. Annuity Payments can provide a guaranteed lifetime fixed income stream with certain tax advantages. We designed the Annuity Payments for Owners who no longer need immediate access to Contract Value to meet their short-term income needs.
During the Annuity Phase, you will receive a stream of regular income in the form of Annuity Payments. You will be unable to take withdrawals upon demand, the Traditional Death Benefit ends, and no amounts will be payable upon death during the Annuity Phase unless your Annuity Option provides otherwise.
What Are the Contract’s Primary Features?
•	Accessing Your Money. During the Accumulation Phase, you can surrender (take a full withdrawal) the Contract or take partial withdrawals. Withdrawals may be subject to a withdrawal charge, negative Daily Adjustments, and income taxes, including a 10% additional federal tax if taken before age 59 1⁄2.
•	Additional Purchase Payments. Subject to the limitations described in this prospectus, we continue to accept additional Purchase Payments under the Contracts during the Accumulation Phase. However, we may terminate your ability to make additional Purchase Payments in the future. We only allow additional Purchase Payments to move into Index Options on Index Anniversaries. As a result, we hold Purchase Payments we receive on days other than an Index Anniversary in the AZL Government Money Market Fund and such Purchase Payments are not available to receive Performance Credits until we transfer them to your selected Index Options. We do not allow assets to move into an established Index Option until the Term End Date. If you request to allocate a Purchase Payment into an established Index Option on an Index Anniversary that is not a Term End Date, we will allocate those assets to the same Index Option with a new Term Start Date.
•	Death Benefit. The Contract’s death benefit is paid upon the first death of any Determining Life during the Accumulation Phase. The Contract includes for no additional charge a standard death benefit (the Traditional Death Benefit). The death benefit equals the greater of Contract Value, or the Guaranteed Death Benefit Value (which is based on Purchase Payments).
•	Withdrawal Charge Waivers. Under the free withdrawal privilege, you may withdraw up to 10% of your total Purchase Payments each Contract Year during the Accumulation Phase without incurring a withdrawal charge. Upon a full withdrawal, the free withdrawal privilege is not available to you. We do not apply a withdrawal charge to deductions we make for Contract fees or expenses. The waiver of withdrawal charge benefit allows you to take a withdrawal without incurring a withdrawal charge if you are confined to a nursing home for a period of at least 90 consecutive days. Also, if you own an Individual Retirement Annuity (IRA) or Simplified Employee Pension (SEP) IRA Contract, payments you take under our minimum distribution program (RMD payments) are not subject to a withdrawal charge.
•	Deduction of Financial Adviser Fees. If you have a financial adviser and want to pay their financial adviser fees from this Contract, you can instruct us to withdraw the fee from your Contract and pay it to your Financial Professional or Financial Professional’s firm as instructed. The deduction of financial adviser fees is in addition to this Contract’s fees and expenses, and the deduction is treated the same as any other withdrawal under the Contract. As such, withdrawals to pay financial adviser fees may be subject to withdrawal charges, will reduce the Contract Value and Guaranteed Death Benefit Value (perhaps significantly), and may be subject to income taxes (including tax penalties if you are younger than age 59 1⁄2). Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract compared to other assets you may have.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Fee Tables
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year. These tables do not reflect any financial adviser fees that you pay from your other assets, or that you choose to have us pay from this Contract. If financial adviser fees were reflected, fees and expenses would be higher.
The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender or make withdrawals from the Contract, or transfer Contract Value between investment options. State premium taxes may also be deducted.
Transaction Expenses
Withdrawal Charge During Your Contract’s First Phase, the Accumulation Phase(1)
(as a percentage of each Purchase Payment withdrawn)(2)
Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0	8%
1	7%
2	6%
3	5%
4	3%
5	1%
6 years or more	0%

Transfer Fee(3)	$25
(for each transfer between Variable Options after twelve in a Contract Year)

Index Protection NY Strategy and Index Performance Strategy
Daily Adjustment Maximum Potential Loss	99%
(as a percentage of Index Option Value, applies for distributions from an Index Option before any Term End Date)(4)
(1)	The Contract provides a free withdrawal privilege that allows you to withdraw 10% of your total Purchase Payments annually without incurring a withdrawal charge, as discussed in section 7, Access to Your Money – Free Withdrawal Privilege.
(2)	The Withdrawal Charge Basis is the total amount under your Contract that is subject to a withdrawal charge, as discussed in section 6, Expenses – Withdrawal Charge.
(3)	We count all transfers made in the same Business Day as one transfer, as discussed in section 6, Expenses – Transfer Fee. The transfer fee does not apply to transfers to or from the Index Options and these transfers do not count against your free transfers. Transfers are subject to the policies discussed in section 5, Variable Options – Excessive Trading and Market Timing.
(4)	This shows the maximum potential loss due to the application of the Daily Adjustment (e.g., maximum loss could occur if there is a total distribution within a Term at a time when the Index price has declined to zero). The Daily Adjustment could result in a loss beyond the protection of the 10%, 20%, or 30% Buffer. The Daily Adjustment applies if before the Term End Date you take a full or partial withdrawal (including any financial adviser fees that you choose to have us pay from this Contract), execute a Performance Lock, annuitize the Contract, we pay a death benefit, or when we deduct Contract fees or expenses. The actual Daily Adjustment calculation is determined by a formula described in Appendix B.
The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Variable Option fees and expenses).
Annual Contract Expenses
Administrative Expenses (or contract maintenance charge)(1) (per year)	$50
Base Contract Expenses(2) (as a percentage of the Charge Base)	1.25%
(1)	Referred to as the “contract maintenance charge” in the Contract and elsewhere in this prospectus. Waived if the Contract Value is at least $100,000. Also waived during the Annuity Phase. See the section 6, Expenses – Contract Maintenance Charge (Administrative Expenses).
(2)	Referred to as the “product fee” in the Contract and elsewhere in this prospectus. See section 6, Expenses – Base Contract Expenses (Product Fee).

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

The next table shows the minimum and maximum total operating expenses charged by the Variable Options that you may pay periodically during the time that you own the Contract. A complete list of Variable Options available under the Contract, including their annual expenses, may be found in Appendix D – Variable Options Available Under the Contract.
Annual Variable Option Expenses
	Minimum	Maximum
(expenses that are deducted from Variable Option assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)	0.65%	0.71%
Example
This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, annual Contract expenses, and annual Variable Option expenses. These costs do not include any financial adviser fees that you pay from your other assets, or that you choose to have us pay from this Contract.
The Example assumes that you invest $100,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract (take a full withdrawal) at the end of the applicable time period:

	1 Year	3 Years	5 Years	10 Years
Maximum Variable Option expense	$9,184	$11,532	$13,234	$22,749
Minimum Variable Option expense	$9,124	$11,350	$12,926	$22,119
(2)	If you annuitize your Contract at the end of the applicable time period.

	1 Year	3 Years	5 Years	10 Years
Maximum Variable Option expense	N/A*	$6,132	$10,534	$22,749
Minimum Variable Option expense	N/A*	$5,950	$10,226	$22,119
*	The earliest available Annuity Date is 13 months after the Issue Date.
(3)	If you do not surrender your Contract.

	1 Year	3 Years	5 Years	10 Years
Maximum Variable Option expense	$1,984	$6,132	$10,534	$22,749
Minimum Variable Option expense	$1,924	$5,950	$10,226	$22,119

Risk Factors
The Contract involves certain risks that you should understand before purchasing. You should carefully consider your income needs and risk tolerance to determine whether the Contract is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Allocation Options you choose.
Liquidity Risks
We designed the Contract to be a long-term investment that you can use to help build and provide income for retirement. The Contract is not suitable for short-term investment.
If you need to take a full or partial withdrawal during the withdrawal charge period, or when we deduct any financial adviser fees that you choose to have us pay from this Contract, we deduct a withdrawal charge, including amounts previously withdrawn under the free withdrawal privilege unless the withdrawal is a Penalty-Free Withdrawal. While Penalty-Free Withdrawals provide some liquidity, they are permitted in only limited amounts or in special circumstances. If you need to withdraw most or all of your Contract Value in a short period, you may exceed the Penalty-Free Withdrawal amounts available to you and incur withdrawal charges. (For more information on the withdrawal charge, see the Fee Tables and section 6, Expenses – Withdrawal Charge.)

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

We calculate the withdrawal charge as a percentage of your Purchase Payments, not Contract Value. Consequently, if the Contract Value has declined since you made a Purchase Payment, it is possible the percentage of Contract Value withdrawn to cover the withdrawal charge would be greater than the withdrawal charge percentage. For example, assume you buy the Contract with a single Purchase Payment of $1,000. If your Contract Value in the 5th year is $800 and you take a full withdrawal a 3% withdrawal charge applies. The total withdrawal charge would be $30 (3% of $1,000). This results in you receiving $770.
In addition, upon a full withdrawal the free withdrawal privilege is not available to you, and we apply a withdrawal charge against Purchase Payments that are still within their withdrawal charge period, including amounts previously withdrawn under the free withdrawal privilege. On a full withdrawal your Withdrawal Charge Basis may be greater than your Contract Value because the following reduce your Contract Value, but do not reduce your Withdrawal Charge Basis: deductions we make for Contract fees or expenses; and/or poor performance.
Amounts withdrawn from this Contract may also be subject to federal and state income taxes, and a 10% additional federal tax if taken before age 59 1⁄2.
We only apply Performance Credits to the Index Options once each Term on the Term End Date, rather than on a daily basis. In the interim, we calculate Index Option Values based on the Daily Adjustment. Any assets removed from an Index Option during the Term for withdrawals you take (including Penalty-Free Withdrawals and any financial adviser fees that you choose to have us pay from this Contract), Annuity Payments, or deductions we make for Contract fees and expenses, or if we pay a death benefit, will not be eligible to receive a Performance Credit on the Term End Date. These removed assets will not receive the full benefit of the Index Value, Index Return, and the 10%, 20%, or 30% Buffer that would have been available on the Term End Date, and losses could exceed the protection offered by the 10%, 20%, or 30% Buffer. You will receive a Performance Credit only on the Index Option Value remaining in an Index Option on the Term End Date.
You can transfer Index Option Value to the Variable Options or among the available Index Options only on Term End Dates. At other times, you can only move assets out of an Index Option by taking a full or partial withdrawal, or entering the Annuity Phase. Additionally, you can transfer assets out of a locked Index Option on the Index Anniversary that occurs on or immediately after the Lock Date. For a 3-year or 6-year Term Index Option this means you can transfer out of the locked Index Option before the Term End Date by executing a Performance Lock on or before the second Index Anniversary of a 3-year Term, or on or before the fifth Index Anniversary of a 6-year Term. These restrictions may limit your ability to react to changes in market conditions. You should consider whether investing in an Index Option is consistent with your financial needs.
Risks of Investing in Securities
Returns on securities and securities Indexes can vary substantially, which may result in investment losses. The historical performance of the available Allocation Options does not guarantee future results. It is impossible to predict whether underlying investment values will fall or rise. Trading prices of the securities underlying the Allocation Options are influenced by economic, financial, regulatory, geographic, judicial, political and other complex and interrelated factors. These factors can affect capital markets generally and markets on which the underlying securities are traded and these factors can influence the performance of the underlying securities.
If you allocate Purchase Payments or transfer Contract Value to an Index Option, your returns depend on the performance of an Index although you are not directly invested in the Index. Because the S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® are each comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. In addition, the value of equity securities may decline for reasons directly related to the issuers of the securities.
S&P 500® Index. The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and also may not be able to attain the high growth rate of successful smaller companies.
Russell 2000® Index. The Russell 2000® Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies.
Nasdaq-100® Index. The Nasdaq-100® Index is comprised of equity securities of the largest U.S. and non-U.S. companies listed on The Nasdaq Stock Market, including companies across all major industry groups except the financial industry. To

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

the extent that the Nasdaq-100® Index is comprised of securities issued by companies in a particular sector, that company’s securities may not perform as well as companies in other sectors or the market as a whole. Also, any component securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty).
EURO STOXX 50®. EURO STOXX 50® is comprised of the equity securities of large-capitalization companies in the Eurozone. The securities comprising EURO STOXX 50® are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty), and are significantly affected by the European markets and actions of the European Union.
The COVID-19 pandemic has at times led to significant volatility and negative returns in the financial markets. These market conditions have impacted the performance of the Indexes to which the Index Options are linked, as well as securities held by the Variable Options. If these market conditions continue or reoccur, and depending on your individual circumstances (e.g., your selected Allocation Options and the timing of any Purchase Payments, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the Contract. The COVID-19 pandemic has contributed to an uncertain and evolving economic environment. The impact of the COVID-19 pandemic and other interrelated factors (e.g., changes in interest rates, rising inflation, actions of governmental authorities) on the economic environment cannot be predicted with certainty, but they could negatively affect the returns of an Index and the level of Caps and Participation Rates, and other product features, and the overall performance of your Contract.
The military invasion of Ukraine initiated by Russia in February 2022 and the resulting response by the United States and other countries have led to economic disruptions, as well as increased volatility and uncertainty in the financial markets. It is not possible to predict the ultimate duration and scope of the conflict, or the future impact on U.S. and global economies and financial markets. The performance of the Indexes to which the Index Options are linked, as well as securities held by the AZL Government Money Market Fund, may be adversely affected. This risk could be higher for Indexes with exposure to European or Russian markets, including EURO STOXX 50®. Depending on your individual circumstances (e.g., your selected Index Options and the timing of any Purchase Payments, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the Contract. You should consult with a Financial Professional about how the recent market conditions may impact your future investment decisions related to the Contract, such as purchasing the Contract or making Purchase Payments, transfers, or withdrawals, based on your individual circumstances.
Risk of Negative Returns
The Variable Options do not provide any protection against negative returns. You can lose principal and previous earnings if you allocate Purchase Payments or transfer Contract Value to the Variable Options and such losses could be significant.
If you allocate Purchase Payments or transfer Contract Value to an Index Option, negative Index Returns may cause Performance Credits to be negative after application of the 10%, 20%, or 30% Buffer. For the Index Performance Strategy, we apply the Buffer for the entire Term length; we do not apply the Buffer annually on a 3-year or 6-year Term Index Option. Ongoing deductions we make for Contract fees and expenses could also cause amounts available for withdrawal to be less than what you invested even if Index performance has been positive. You can lose principal and previous earnings if you allocate Purchase Payments or transfer Contract Value to the Index Options, and such losses could be significant. The maximum potential negative Performance Credit is based on the Buffer. If the Buffer is 10% the maximum negative Performance Credit is ‑90%, if the Buffer is 20% the maximum negative Performance Credit is ‑80%, and if the Buffer is 30% the maximum negative Performance Credit is ‑70%. Such losses will be greater if you take a withdrawal (including any financial adviser fees that you choose to have us pay from this Contract) that is subject to a withdrawal charge, or is a deduction of Contract fees and expenses.
The Daily Adjustment is how we calculate Index Option Values on Business Days other than the Term Start Date or Term End Date. The Variable Options are not subject to the Daily Adjustment. The Daily Adjustment can affect the amounts available for withdrawal, Performance Locks, annuitization, payment of the death benefit, and the Contract Value used to determine the Charge Base  and contract maintenance charge. The Daily Adjustment can be less than the Cap even if the current Index return during the Term is greater than the Cap. In addition, even though the current Index return during the

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Term may be positive, the Daily Adjustment may be negative due to changes in Proxy Value inputs, such as volatility, dividend yield, and interest rate. The Daily Adjustment is generally negatively affected by:
•	interest rate decreases,
•	dividend rate increases,
•	poor market performance, and
•	the expected volatility of Index prices. Increases in the expected volatility of Index prices negatively affect the Index Protection NY Strategy and Index Performance Strategy with 1-year Terms. For the Index Performance Strategy with 3-year and 6-year Terms, the impact of changes in the expected volatility of Index prices is dependent on the market environment and the applicable Caps and Participation Rates.
The Daily Adjustment for 3-year and 6-year Term Index Options may be more negatively impacted by changes to interest rates, dividend rates, market performance and the expected volatility of Index prices than 1-year Term Index Options because the longer Term length amplifies the impact of these market parameters on the expected Index Option Value at the Term End Date. The impact of the Cap and Buffer on the Daily Adjustment for a 1-year Term Index Option is greater than it is for a 3-year or 6-year Term Index Option because we apply the Cap and Buffer for the entire Term length, and the Term length is shorter for a 1-year Term. In addition, 3-year and 6-year Term Index Options with a Participation Rate above 100% may also have larger fluctuations in the Daily Adjustment than Index Options either without a Participation Rate, or with a Participation Rate equal to 100%.
If you take a withdrawal from an Index Option before the Term End Date, you could lose principal and previous earnings because of the Daily Adjustment even if Index performance is positive on that day or has been positive since the Term Start Date. If the current Index return during the Term is negative, the Daily Adjustment could result in losses greater than the protection provided by the 10%, 20%, or 30% Buffer. In extreme circumstances the Daily Adjustment could result in a loss beyond the protection of the Buffer, but it cannot result in a total loss of -100%. Such losses will be greater if the amount withdrawn (including any financial adviser fees that you choose to have us pay from this Contract) is also subject to a withdrawal charge, or is a deduction of Contract fees and expenses.
Risks Associated with Calculation of Performance Credits
We calculate Performance Credits each Term on the Term End Date. Because we calculate Index Returns only on a single date in time, you may experience negative or flat performance even though the Index you selected for a given Crediting Method experienced gains through some, or most, of the Term. If you allocate Purchase Payments or transfer Contract Value to the Index Options the Caps limit positive returns and could cause performance to be lower than it would otherwise have been if you invested in a mutual fund designed to track the performance of the applicable Index, or the Variable Options. For the Index Performance Strategy, we apply the Cap and any Participation Rate for the entire Term length; we do not apply the Cap and any Participation Rate annually on a 3-year or 6-year Term Index Option.
The Index Options do not directly participate in the returns of the Indexes or the Indexes’ component securities, and do not receive any dividends payable on these securities. Index returns would be higher if they included the dividends from the component securities. The past ten years of actual average of the annual Index returns without and with dividends would have been as follows:
	January 1, 2011 through December 31, 2021
	S&P 500® Index	Nasdaq-100® Index	Russell 2000® Index	EURO STOXX 50®
Returns without dividends	14.84%	22.67%	12.57%	7.03%
Returns with dividends	17.11%	24.05%	14.07%	10.88%
Caps and Participation Rates may be adjusted on the next Term Start Date and may vary significantly from Term to Term. Changes to Caps and Participation Rates may significantly affect the amount of Performance Credit you receive. For more information, see the “Changes to Caps and Participation Rates, and Temporary Unavailability of Index Options” discussion later in this section.
The Crediting Methods only capture Index Values on the Term Start Date and Term End Date, so you will bear the risk that the Index Value might be abnormally low on these days.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Risks Associated with Performance Locks
If a Performance Lock is executed:
•	You will no longer participate in Index performance, positive or negative, for the remainder of the Index Year for the locked Index Option. This means that under no circumstances will your Index Option Value increase during the remainder of the Index Year. An Index Year is a twelve-month period beginning on the Index Effective Date or a subsequent Index Anniversary.
•	You will not receive a Performance Credit on any locked Index Option on the Term End Date.
•	We use the Daily Adjustment calculated at the end of the current Business Day on the Lock Date to determine your locked Index Option Value. This means you will not be able to determine in advance your locked Index Option Value, and it may be higher or lower than it was at the point in time you requested a manual Performance Lock, or that your Index Option reached its target for an automatic Performance Lock. Through your account on our website you can request a Performance Lock based on upper and/or lower targets you set using Index Option Value returns.
•	If a Performance Lock is executed when your Daily Adjustment has declined, you will lock in any loss. It is possible that you would have realized less of a loss or no loss if the Performance Lock occurred at a later time, or if the Index Option was not locked.
•	We will not provide advice or notify you regarding whether you should exercise a Performance Lock or the optimal time for doing so. We will not warn you if you exercise a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise a Performance Lock.
Substitution of an Index
There is no guarantee that the Indexes will be available during the entire time that you own your Contract. Once we add an Index to your Contract, we cannot remove it without simultaneously replacing or substituting it. If we substitute a new Index for an existing Index, the performance of the new Index may be different and this may affect your ability to receive positive Performance Credits. We may substitute a new Index for an existing Index if:
•	the Index is discontinued,
•	we are unable to use the Index because, for example, changes to an Index make it impractical or expensive to purchase derivative hedging instruments to hedge the Index, or we are not licensed to use the Index, or
•	the method of calculation of the Index Values changes substantially, resulting in significantly different Index Values and performance results. This could occur, for example, if an Index altered the types of securities tracked, or the weighting of different categories of securities.
If we add or substitute an Index, we first seek any required regulatory approval (from each applicable state insurance regulator) and then provide you with written notice. We also provide you with written notice if an Index changes its name. Index replacements and substitutions can occur either on a Term Start Date, Term End Date, or during a Term. If we substitute an Index during a Term we will combine the return of the previously available substituted Index from the Term Start Date to the substitution date with the return of the new Index from the substitution date to the Term End Date. If we substitute an Index during a Term:
•	we do not change the Charge Base we use to calculate the product fee, and
•	the Buffers, Caps, and Participation Rates for the replaced Index will apply to the new Index. We do not change the Buffers applicable to your Contract, or the current Caps and Participation Rates that we set on the Term Start Date.
Changes to Caps and Participation Rates associated with the new Index, if any, may occur at the next regularly scheduled Term Start Date. Depending on the constitution of the replaced Index, the volatility of its investments, and our ability to hedge the Index’s performance, we may determine, in our discretion, to increase or decrease renewal Caps and Participation Rates associated with the new Index. However, we would not implement any change to reflect this difference until the next Term Start Date after the substitution. The substitution of an Index during a Term may result in an abnormally large change in the Daily Adjustment on the day we substitute the Index.
The selection of a substitution Index is in our discretion; however, it is anticipated that any substitute Index will be substantially similar to the Index it is replacing and we will replace any equity Index with a broad-based equity index.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Changes to Caps and Participation Rates, and Temporary Unavailability of Index Options
The 10%, 20%, and 30% Buffers for the currently available Index Options do not change. However, if we add a new Index Option to your Contract after the Issue Date, we establish the Buffer for it on the date we add the Index Option to your Contract.
We establish the initial Caps and Participation Rates for a newly issued Contract on the Index Effective Date and they cannot change until the next Term Start Date. You select the Index Effective Date when you purchase your Contract. It can be any Business Day from the Issue Date up to and including the first Quarterly Contract Anniversary, but it cannot be the 29th, 30th or 31st of a month.
You should be aware that, generally, Caps and Participation Rates could change every seven calendar days. However, these rates are guaranteed to be available during the period stated on our website at allianzlife.com/indexratesny and cannot be superseded until that period ends. If you select the earliest Index Effective Date or an Index Effective Date that is within the guaranteed period applicable to the initial rates in effect on the Issue Date, the initial rates available for review on your Issue Date will be the rates on your Index Effective Date. However, if you select an Index Effective Date that is after the date the rate is guaranteed to be available, you are subject to the risk that initial Caps and Participation Rates may change and be less advantageous to you. You are responsible for reviewing the initial rates before your Index Effective Date to ensure your allocations and the product still meet your needs. Furthermore, if the Index Effective Date is after the end of the free look period, you will be subject to the Contract Value less withdrawal charge, and final product fee and contract maintenance charge; on or before the Index Effective Date you are not subject to the Daily Adjustment, but you are subject to a withdrawal charge if you then elect to cancel the Contract after the free look period. You may review future rates at least seven calendar days before their effectiveness at allianzlife.com/indexratesny, or call (800) 624-0197. You (or your Financial Professional, if authorized) can change your Index Effective Date at any time before it occurs to be an earlier or later date by submitting a request.
We can change the renewal Caps and Participation Rates for an existing Contract on each new Term Start Date, in our discretion. Your initial and renewal Caps and Participation Rates are stated in your Index Options Statement, which is the account statement we mail to you on the Index Effective Date and each Index Anniversary. The Index Options Statement also includes the Index Values on the Term Start Date or Term End Date. We use these Index Values to determine Index Returns and Performance Credits.
We will send you a letter at least 30 days before each Index Anniversary. This letter advises you that current Caps and Participation Rates are expiring, and that renewal rates for the next Term Start Date will be available for your review. The Index Anniversary letter also reminds you of your opportunity to transfer Variable Account Value and Index Option Values on the upcoming Term End Date. On each Term End Date you have the option of remaining allocated to your current Index Options  (if available) at the renewal Caps and Participation Rates that we set on the next Term Start Date, or transferring to another permitted Allocation Option, subject to the limitations on transfers from an Index Option to a Variable Option. At least seven calendar days before each Index Anniversary we publish renewal rates for the next Term Start Date for your review in your account on our website, and on our public website at allianzlife.com/indexratesny, or call (800) 624-0197. If you do not review renewal change information when it is published, or take no action to transfer to another permitted Allocation Option, you will remain allocated to your current Index Options (if available) and will automatically become subject to the renewal Caps and Participation Rates until the next Term End Date. We may make the Index Protection NY Strategy Index Options and Index Performance Strategy 3-year Term with 20% Buffer Index Options temporarily unavailable for a year or more on Term Start Dates occurring on or after the sixth Index Anniversary.
You risk the possibility that the renewal Caps and Participation Rates you receive may be less than you would find acceptable, or that we temporarily make an Index Option unavailable. If you do not find the renewal rates acceptable, you must give us transfer instructions no later than the end of the Business Day on the Term End Date (or the next Business Day if the Term End Date is a non-Business Day) or you will be subject to these renewal Caps and Participation Rates for the next Term. If we temporarily make an Index Option unavailable and you do not give us reallocation instructions before the end of the Business Day on the Term Start Date the Index Option becomes temporarily unavailable (or the next Business Day if the Term Start Date is a non-Business Day), we will transfer the assets in the temporarily unavailable Index Option to the AZL Government Money Market Fund and the assets will remain there until we receive alternate instructions. You can transfer these assets from the AZL Government Money Market Fund at any time to the Variable Options, or on the next Index Anniversary you can transfer them to an Index Option. If you transfer these assets to an Index Option, they will not be eligible to receive a Performance Credit until at least the second Index Anniversary after

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

an Index Option becomes temporarily unavailable because they can only be allocated to an Index Option on an Index Anniversary. When your renewal rates change or Index Options become unavailable you can either transfer Index Option Value to the Variable Options, or to other available Index Options, or take a full withdrawal (which may be subject to a withdrawal charge).
Initial and renewal Caps and Participation Rates may vary significantly depending upon a variety of factors, including:
•	market volatility,
•	our hedging strategies and investment performance,
•	the availability of hedging instruments,
•	the amount of money available to us through Contract fees and expenses to purchase hedging instruments,
•	your Index Effective Date,
•	the level of interest rates,
•	utilization of Contract benefits by Owners, and
•	our profitability goals.
Due to a combination of factors, including potential changes in interest rates and other market conditions (e.g. rising inflation), the current economic environment is evolving. The future impact on initial and renewal Caps and Participation Rates cannot be predicted with certainty. The effect of a change in interest rates or other market conditions may not be direct or immediate. There may be a lag in changes to Caps and Participation Rates. Interest rates could increase. In a rising interest rate environment, increases in Caps and Participation Rates, if any, may be substantially slower than increases in interest rates.
We manage our obligation to provide Performance Credits in part by trading call and put options, and other derivatives on the available Indexes. The costs of the call and put options and other derivatives vary based on market conditions, and we may adjust future renewal Caps and Participation Rates to reflect these cost changes. The primary factor affecting the differences in the initial Caps and Participation Rates for newly issued Contracts and renewal rates for existing Contracts is the difference in what we can earn from these investments for newly issued Contracts versus what we are earning on the investments that were made, and are being held to maturity, for existing Contracts. In some instances we may need to reduce both initial and renewal Caps and Participation Rates, or we may need to substitute an Index. You bear the risk that we may reduce Caps and Participation Rates, which reduces your opportunity to receive positive Performance Credits.
• If your Contract is within its free look period you may be able to take advantage of any increase in initial Caps and/or Participation Rates by cancelling your Contract and purchasing a new Contract.
• If the initial Caps and/or Participation Rates available on the Index Effective Date are not acceptable you can:
– cancel your Contract if you are still within the free look period,
– request to extend your Index Effective Date if you have not reached your first Quarterly Contract Anniversary,
– on or before the Index Effective Date, cancel the Contract and request a full withdrawal of the money held in the AZL Government Money Market Fund and receive the Contract Value less withdrawal charge, and final product fee and contract maintenance charge; on or before the Index Effective Date you are not subject to the Daily Adjustment, but you are subject to a withdrawal charge, or
– after the Index Effective Date, cancel the Contract and request a full withdrawal of the Contract Value less withdrawal charge, and final product fee and contract maintenance charge; after the Index Effective Date, you will be subject to a withdrawal charge and the Daily Adjustment.
• Caps and Participation Rates may be different between newly issued and existing Contracts, and between existing Contracts issued on the same month and day in different years. For example, assume that on January 3, 2023 we set Caps for the Index Performance Strategy 1-year Term with the S&P 500® Index as follows:
– 13% initial rate for new Contracts issued in 2023,
– 14% renewal rate for existing Contracts issued in 2022, and
– 12% renewal rate for existing Contracts issued in 2021.
With prior written notice we may make the Index Protection NY Strategy Index Options and Index Performance Strategy 3-year Term with 20% Buffer Index Options temporarily unavailable for a year or more on Term Start Dates occurring on or after the sixth Index Anniversary if, due to yield on investments or the availability or cost of hedging, we are unable to support the minimum Cap. We cannot make an Index Option temporarily unavailable before the sixth Index Anniversary, during a Term, or at any other time, or for any other reason. We cannot make the Index Performance Strategy 1-year

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Term, 3-year Term with 10% Buffer, and 6-year Term Index Options temporarily unavailable. We establish the Index Options that we cannot make temporarily unavailable for your Contract on the Issue Date and we cannot change them.
Temporary unavailability of an Index Option may:
•	last for more than one Index Year,
•	reoccur periodically during the time you own your Contract, and
•	result in all Index Options within the Index Protection NY Strategy being unavailable.
Once we make an Index Option unavailable, it may continue to be unavailable so long as we are unable to support its minimum Cap. However, we cannot permanently eliminate Index Options after we issue your Contract, and a temporarily unavailable Index Option will become available once we can support its minimum Cap. Although we cannot eliminate an Index Option from your Contract, we can substitute an Index as discussed under “Substitution of an Index” in this section. You bear the risk that the Index Protection NY Strategy and Index Performance Strategy 3-year Term with 20% Buffer Index Options may be periodically unavailable, possibly for an extended period of time, which reduces your opportunity to receive positive Performance Credits, and may also increase your risk of loss which is modified by the protection provided by the Buffers.
Investment in Derivative Hedging Instruments
The Index Options are supported by bonds and other fixed income securities which are also used to support the Contract guarantees, cash, and derivative hedging instruments used to hedge the movements of the applicable Index.
At Contract issue, we invest a substantial majority of the initial Contract Value allocated to the Index Options in fixed income securities, with most of the remainder invested in derivative hedging instruments. The derivative hedging instruments are purchased to track and hedge Index movements and support our obligations with regard to the Index Options. The derivative hedging instruments we purchase include put options, call options, futures, swaps, and other derivatives.
The Index Options move assets in the unregistered separate account between a book value subaccount and a market value subaccount during the Index Year based on Index performance. We typically transfer assets between the subaccounts if there is a 10% incremental change in year-to-date Index performance. For the Index Performance Strategy this starts at a -10% decrease in the market; for the Index Protection NY Strategy, this starts at a -30% decrease in the market. We monitor year-to-date Index performance daily and change allocations daily if needed based on this 10% increment. For more information on our unregistered separate account backing the Index Options, see section 12, Other Information – Our Unregistered Separate Account.
We currently limit our purchase of derivative hedging instruments to liquid securities. However, like many types of derivative hedging instruments, these securities may be volatile and their price may vary substantially. In addition, because we pay Performance Credits regardless of the performance of derivative hedging instruments we purchase, we may incur losses on hedging mismatches or errors in hedging. We may incur additional costs if the costs of our hedging program increase due to market conditions or other factors. Our overall experience with hedging securities may affect renewal Caps and Participation Rates for existing Contracts.
Risks of Deducting Financial Adviser Fees from the Contract
If you have an investment adviser and want to pay their financial adviser fees from this Contract, you can instruct us to withdraw the fee from your Contract and pay it to your adviser. The investment adviser requests each fee payment by submitting a letter of instruction that includes the fee amount. The deduction of financial adviser fees is in addition to this Contract’s fees and expenses, and the deduction is treated the same as any other withdrawal under the Contract. As such, withdrawals to pay financial adviser fees may be subject to withdrawal charges, will reduce the Contract Value and Guaranteed Death Benefit Value (perhaps significantly), and may be subject to income taxes (including tax penalties if you are younger than age 59 1⁄2). Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract compared to other assets you may have.
Certain Variable Options may also invest in derivative securities. For more information on these investments, see the Variable Option prospectuses.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Our Financial Strength and Claims-Paying Ability
We make Annuity Payments, pay death benefits, and apply Performance Credits from our general account. Our general account assets are subject to claims by our creditors, and any payment we make from our general account is subject to our financial strength and claims-paying ability.
The assets in our unregistered separate account, Separate Account IANY are also subject to claims by our creditors. You can obtain information on our financial condition by reviewing our financial statements in this prospectus, and are also subject to our financial strength and claims paying ability. For more information see section 12, Other Information – Our Unregistered Separate Account.
As a result of the COVID-19 pandemic and interrelated market factors (e.g., market volatility changes in interest rates, rising inflation, actions by governmental authorities), economic uncertainties have arisen which could negatively impact Allianz Life of New York’s net income and surplus. The extent to which the COVID-19 pandemic and these other market factors will impact our business, net income, and surplus, as well as our capital and liquidity position, will depend on future developments, which are highly uncertain. For more information see section 13, Information on Allianz Life of New York – Business and Operational Risks Relevant to the Contract.
Regulatory Protections
Allianz Life of New York is not an investment company and therefore we are not registered as an investment company under the Investment Company Act of 1940, as amended, and the protections provided by this Act are not applicable to the guarantees we provide. The Separate Account is, however, registered as an investment company. Any allocations you make to an Index Option are not part of the Separate Account. Allianz Life of New York is not an investment adviser and so is not subject to the Investment Advisers Act of 1940, and does not provide investment advice to you in connection with your Contract.
Your Contract is registered in accordance with the Securities Act of 1933 and the offering of the Contract must be conducted in accordance with the requirements of this Act. In addition, the offer and sale of the Contract is subject to the provisions of the Securities Exchange Act of 1934.
The Contract is filed with and approved by New York. State insurance laws provide a variety of regulatory protections.

1.  The Contract
An annuity is a contract between you as the Owner, and an insurance company (in this case Allianz Life of New York), where you make payments to us and we invest that money in the Allocation Options you select. Depending on market conditions, your Contract may gain or lose value based on the returns of your selected Allocation Options. When you are ready to take money out, we make payments to you according to your instructions and any restrictions associated with the payment option you select that is described in this prospectus. Other than to add benefits that are beneficial to you, we do not make any changes to your Contract without your permission except as may be required by law.
The Contract has an Accumulation Phase and an Annuity Phase.
The Accumulation Phase is the first phase of your Contract, and it begins on the Issue Date. During the Accumulation Phase, we invest your money in the Allocation Options you select on a tax-deferred basis. Tax deferral may not be available for certain non-individually owned contracts. Tax deferral means you are not taxed on any earnings or appreciation on the assets in your Contract until you take money out of your Contract. (For more information, see section 11, Taxes.)
During the Accumulation Phase you can take withdrawals (subject to any withdrawal charge) and you can make additional Purchase Payments subject to the restrictions set out in section 3, Purchase Requirements.
The Accumulation Phase ends upon the earliest of the following.
•	The Business Day before the Annuity Date.
•	The Business Day we process your request for a full withdrawal.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

•	Upon the death of any Owner (or the Annuitant if the Owner is a non-individual), the Business Day we first receive a Valid Claim from any one Beneficiary, unless the surviving spouse/Beneficiary continues the Contract. If there are multiple Beneficiaries, the remaining Contract Value continues to fluctuate with the performance of the Allocation Options until the complete distribution of the death benefit. A Valid Claim is the documents we require to be received in Good Order at our Service Center before we pay any death claim.
If you request Annuity Payments, the Accumulation Phase of your Contract ends and you enter the Annuity Phase. During the Annuity Phase we make regular fixed periodic Annuity Payments based on the life of the Annuitant(s), or life and term certain. We send Annuity Payments to the Payee (the person or entity who receives Annuity Payments during the Annuity Phase). You can choose when Annuity Payments begin, subject to certain restrictions. We base Annuity Payments on your Contract Value and the payout rates for the Annuity Option you select. Your Annuity Payments do not change unless an Annuitant dies. The Annuity Phase ends when we make the last Annuity Payment under your selected Annuity Option. For more information, see section 8, The Annuity Phase.
Financial Adviser Fees
If you have a financial adviser and want to take a withdrawal from this Contract to pay your financial adviser fee, you can submit a written request to our Service Center by completing our third party money management customer authorization of transfer form and fee redemption authorization form. If we approve your request, we withdraw the requested fees and pay them to your Financial Professional or Financial Professional’s firm as instructed. The fee redemption authorization is an agreement between you, your Financial Professional, and/or the Financial Professional's firm. The agreement authorizes us to deduct financial adviser fees from the Contract and send them to the Financial Professional or the Financial Professional's firm upon written request. You can terminate this agreement at any time by providing us written notice. We retain the right to request an updated fee redemption authorization form at any time.
The Financial Professional or Financial Professional’s Firm requests each fee payment by submitting a letter of instruction that includes the fee amount. We treat this fee payment as a withdrawal which means a withdrawal charge, federal and state income taxes, and a 10% additional federal tax if you are under age 59 1⁄2 may apply, and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative). We deduct financial adviser fees (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions. This withdrawal reduces the Contract Value and the amount available under the free withdrawal privilege by the dollar amount withdrawn. It may also reduce your Contract's Guaranteed Death Benefit Value proportionately by the percentage of Contract Value withdrawn, which may reduce this value by more than the amount withdrawn and these reductions could be significant. If this is a Non-Qualified Contract, a withdrawal will be a taxable withdrawal to the extent that gain exists within the Contract. Financial adviser fees paid from an IRA Contract will not be treated as a taxable withdrawal as long as the annuity contract is solely liable for the payment of the financial adviser fee. You should consult a tax adviser regarding the tax treatment of financial adviser fee payments. Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract compared to other assets you may have.
Your financial adviser acts on your behalf, not ours. We are not party to any agreement between you and your financial adviser, nor are we responsible for your financial adviser’s actions. We do not verify that withdrawals for financial adviser fees align with the terms of your agreement with your financial adviser. We do not set your financial adviser fee or receive any part of it. Any withdrawals for financial adviser fees you pay is in addition to this Contract’s fees and expenses. We pay sales commissions to the selling firms and their Financial Professionals. The maximum commission payable to the selling firms for Contract sales is expected to not exceed 7% of Purchase Payments. Sometimes, we enter into an agreement with a selling firm to pay commissions as a combination of a certain amount of the commission at the time of sale and a trail commission which, when totaled, could exceed 7% of Purchase Payments. Financial Professionals and their managers may also be eligible for various benefits such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with our principal underwriter, Allianz Life Financial Services, LLC. You should ask your financial adviser about compensation they receive for this Contract. Allianz Life of New York is not an investment adviser, and does not provide investment advice in connection with sales of the Contract. We are not a fiduciary to you, and do not make recommendations or assess suitability.
You can submit a written request to our Service Center on a form satisfactory to us to allow your financial adviser to make Allocation Option transfers and allocation changes on your behalf. However, we reserve the right to review a financial adviser’s trading history before allowing him or her to make transfers. If, in our sole discretion, we believe the financial

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

adviser’s trading history indicates excessive trading, we can deny your request. If we approve it, your financial adviser is subject to the same trading restrictions that apply to Owners. We can deny or revoke trading authority in our sole discretion.
Financial Adviser Fee Deduction Example
These calculations show the effects of withdrawing financial adviser fees on the Contract Value and available Guaranteed Death Benefit Value. These withdrawals (including any withdrawal charges) immediately reduce the Contract Value on a dollar for dollar basis, and reduce the Traditional Death Benefit’s Guaranteed Death Benefit Value by the percentage of Contract Value withdrawn.
The example assumes a withdrawal of $5,000 once per year on days that are not Term End Dates to pay financial adviser fees starting when the Contract Value is $100,000, and the Guaranteed Death Benefit Value under the Traditional Death Benefit is $90,000. The first withdrawal assumes that there is no amount remaining under the partial withdrawal privilege for that year, so that withdrawal is subject to an 8% withdrawal charge. Subsequent withdrawals are all taken under the partial withdrawal privilege. All fractional numbers in these examples have been rounded up to the next whole number. All Contract Value figures reflect the Daily Adjustment.
Financial Adviser Fee Withdrawal	Contract Value	Traditional Death Benefit’s Guaranteed Death Benefit
Prior to 1st years withdrawal	$ 100,000	$ 90,000
$5,000 withdrawal (subject to an
8% withdrawal charge)	– [($5,000 ÷ (1 – 8%)]
Amount withdrawn	– $5,435	– [($5,435 ÷ 100,000) x 90,000]
= - $4,891
After 1st years withdrawal	$ 94,565	$ 85,109

Prior to 2nd years withdrawal	$ 97,000	$ 85,109
$5,000 withdrawal (not subject to a
withdrawal charge)	– $5,000	– [($5,000 ÷ 97,000) x 85,109]
= - $4,387
After 2nd years withdrawal	$ 92,000	$ 80,722

Prior to 3rd years withdrawal	$ 80,000	$ 80,722
$5,000 withdrawal (not subject to a
withdrawal charge)	– $5,000	– [($5,000 ÷ 80,000) x 80,722]
= - $5,045
After 3rd years withdrawal	$ 75,000	$ 75,677
The death benefit is the greater of the Contract Value, or the Guaranteed Death Benefit Value, so the death benefit would be:
•	$94,565 Contract Value after the first adviser fee.
•	$92,000 Contract Value after the second adviser fee.
•	$75,677 Guaranteed Death Benefit Value after the third adviser fee.
When the Contract Ends
The Contract ends when:
•	all applicable phases of the Contract (Accumulation Phase and/or Annuity Phase) have ended, and/or
•	if we received a Valid Claim, all applicable death benefit payments have been made.
For example, if you take a full withdrawal of the total Contract Value, both the Accumulation Phase and the Contract end even though the Annuity Phase never began and we did not make any death benefit payments.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

2.  Ownership, Annuitant, Determining Life, Beneficiary, and Payee
Owner
The Owner designated at Contract issue has all the rights under the Contract. The Owner may be an individual, or a non-individual (e.g. a trust, tax-exempt entity, or corporation). Qualified Contracts and non-individually owned Contracts can only have one Owner. A Qualified Contract is purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code.
Joint Owner
A Non-Qualified Contract can be owned by up to two individual Owners (Joint Owners). We generally require the signature of both Joint Owners on any forms that are submitted to our Service Center.
Annuitant
The Annuitant is the individual on whose life we base Annuity Payments. Subject to our approval, you designate an Annuitant when you purchase a Contract. For Qualified Contracts, before the Annuity Date the Owner must be the Annuitant unless the Contract is owned by a qualified plan or is part of a custodial arrangement. You can change the Annuitant on an individually owned Non-Qualified Contract at any time before the Annuity Date. You cannot change the Annuitant if the Owner is a non-individual. Subject to our approval, you can add a joint Annuitant on the Annuity Date. For Qualified Contracts, the ability to add a joint Annuitant is subject to any plan requirements associated with the Contract. For individually owned Contracts, if the Annuitant who is not an Owner dies before the Annuity Date, the sole Owner (or younger Joint Owner) automatically becomes the new Annuitant, but the Owner can subsequently name another Annuitant.
Designating different persons as Owner(s) and Annuitant(s) can have important impacts on whether a death benefit is paid, and on who receives it as indicated below. For more examples, please see the Appendix A to the Form N-4 SAI. Use care when designating Owners and Annuitants, and consult your Financial Professional if you have questions.
UPON THE DEATH OF A SOLE OWNER
Action if the Contract is in the Accumulation Phase	Action if the Contract is in the Annuity Phase
• We pay a death benefit to the Beneficiary unless the Beneficiary is the surviving spouse and continues the Contract.• If the deceased Owner was a Determining Life and the surviving spouse Beneficiary continues the Contract:– we increase the Contract Value to equal the Guaranteed Death Benefit Value if greater and available, and the death benefit ends,– the surviving spouse becomes the new Owner,– the Accumulation Phase continues, and– upon the surviving spouse’s death, his or her Beneficiary(s) receives the Contract Value.• If the deceased Owner was not a Determining Life, the Traditional Death Benefit is not available and the Beneficiary(s) receives the Contract Value.	• The Beneficiary becomes the Payee. If we are still required to make Annuity Payments under the selected Annuity Option, the Beneficiary also becomes the new Owner.• If the deceased was not an Annuitant, Annuity Payments to the Payee continue. No death benefit is payable.• If the deceased was the only surviving Annuitant, Annuity Payments end or continue as follows.– Annuity Option 1 or 3, payments end.– Annuity Option 2 or 4, payments end when the guaranteed period ends.– Annuity Option 5, payments end and the Payee may receive a lump sum refund.– For more information on Annuity Options, please see section 8.• If the deceased was an Annuitant and there is a surviving joint Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant. No death benefit is payable.
Determining Life (Lives)
The Determining Life (Lives) are the individuals on whose life we base the Guaranteed Death Benefit Value provided by the Traditional Death Benefit. We establish the Determining Life (Lives) at Contract issue. For an individually owned Contract the Determining Life (Lives) are the Owner(s). For a non-individually owned Contract the Determining Life is the Annuitant. After the Issue Date the Determining Life (Lives) only change if:
•	you remove a Joint Owner due to divorce, then we also remove that person as a Determining Life, or

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•	you establish a jointly owned Non-Qualified Contract and change ownership to a Trust, then we remove the prior Owner who is not the Annuitant as a Determining Life.
Beneficiary
The Beneficiary is the person(s) or entity you designate to receive any death benefit. You can change the Beneficiary or contingent Beneficiary at any time before your death unless you name an irrevocable Beneficiary. If a Beneficiary dies before you, or you and a Beneficiary die simultaneously, that Beneficiary’s interest in this Contract ends unless your Beneficiary designation specifies otherwise. You and a Beneficiary are deemed to have died simultaneously if it is not established by clear and convincing evidence that either you or the Beneficiary survived the other by 120 hours. If there are no surviving Beneficiaries or if there is no named Beneficiary, we pay the death benefit to your estate or the Owner if the Owner is a non-individual.
FOR JOINTLY OWNED CONTRACTS: The sole primary Beneficiary is the surviving Joint Owner regardless of any other named primary Beneficiaries. If both Joint Owners die simultaneously, we pay the death benefit to the named contingent Beneficiaries or equally to the estate of the Joint Owners if there are no named contingent Beneficiaries.
Payee
The Payee is the person or entity who receives Annuity Payments during the Annuity Phase. The Owner receives tax reporting on those payments. Generally we require the Payee to be an Owner. However, you can name a charitable trust, financial institution, qualified plan, or an individual specified in a court order as a Payee. For Qualified Contracts owned by a qualified plan, the qualified plan must be the Payee.
Assignments, Changes of Ownership and Other Transfers of Contract Rights
You can assign your rights under this Contract to someone else during the Accumulation Phase. An assignment may be absolute or limited, and includes changes of ownership, collateral assignments, or any other transfer of specific Contract rights. After an assignment, you may need the consent of the assignee of record to exercise certain Contract rights depending on the type of assignment and the rights assigned.
The Contract cannot be assigned without our consent. You must submit your request to assign the Contract in writing to our Service Center  and we must approve it in writing.
Upon receipt of your request in Good Order, we record the assignment. We are not responsible for the validity or effect of the assignment. We are not liable for any actions we take or payments we make before we receive your request in Good Order and record it. A request is in “Good Order” when it contains all the information we require to process it. Assigning the Contract does not change, revoke or replace the originally named Annuitant or Beneficiary; if you also want to change the Annuitant or Beneficiary you must make a separate request.
• An assignment may be a taxable event. In addition, there are other restrictions on changing the ownership of a Qualified Contract and Qualified Contracts generally cannot be assigned absolutely or on a limited basis. You should consult with your tax adviser before assigning this Contract.
• An assignment will only change the Determining Life (Lives) if it involves removing a Joint Owner due to divorce, or replacing Joint Owners with a Trust.

3.  Purchasing the Contract
Purchase Requirements
To purchase this Contract, on the Issue Date all Owners and the Annuitant must be age 80 or younger.
The Purchase Payment requirements for this Contract are as follows.
•	The minimum initial Purchase Payment due on the Issue Date is $10,000.
•	You can make additional Purchase Payments of $50 or more during the Accumulation Phase.
•	We do not accept additional Purchase Payments on or after the Annuity Date.
•	The maximum total Purchase Payments we accept is $1 million.
We may, at our sole discretion, waive the minimum Purchase Payment requirements.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Once we receive your initial Purchase Payment and all necessary information in Good Order at our Service Center, we issue the Contract within two Business Days and allocate your payment to your selected Allocation Options. If the Issue Date is the same as the Index Effective Date we apply any part of your initial Purchase Payment you allocate to the Index Options directly to the Index Options. If the Issue Date is not the Index Effective Date, we hold any part of your initial Purchase Payment you allocate to the Index Options in the AZL Government Money Market Fund before we transfer it to your selected Index Options. If you do not give us all of the information we need, we contact you or your Financial Professional. If for some reason we are unable to complete this process within five Business Days, we either send back your Purchase Payment or get your permission to keep it until we get all of the necessary information. If you make additional Purchase Payments, we add this money to your Contract on the Business Day we receive it in Good Order.
If you submit a Purchase Payment and/or application to your Financial Professional, we do not begin processing the payment and/or application until we receive it.
We can only decline a Purchase Payment if it is less than $50, would cause total Purchase Payments to be more than $1 million, or if we receive it on or after the Annuity Date. If mandated under applicable law, we may be required to reject a Purchase Payment.
Applications Sent Electronically
We accept manually signed applications that are in Good Order and are sent by fax, or email, or uploaded to our website. It is important to verify receipt of any faxed application, or to receive a confirmation number when using email or the web. We are not liable for applications that we do not receive. A manually signed application sent by fax, email or over the web is considered the same as an application delivered by mail. Our electronic systems (fax, email or website) may not always be available; any electronic system can experience outages or slowdowns which may delay application processing. Although we have taken precautions to help our system handle heavy use, we cannot promise complete reliability. If you experience problems, please submit your written application by mail to our Service Center. We reserve the right to discontinue or modify our electronic application policy at any time and for any reason.
Allocation of Purchase Payments and Contract Value Transfers
The allocation instructions you provide on your application automatically become your Purchase Payment default instructions. (In your Contract, Purchase Payment default instructions are called future allocation instructions.) We use these default instructions for all Purchase Payments we receive unless you change them, or give us alternate allocation instructions specific to an individual Purchase Payment. We only allow Purchase Payments to move into the available Index Options on the Index Effective Date and on subsequent Index Anniversaries. As a result, we hold Purchase Payments allocated to the Index Options we receive on days other than the Index Effective Date or an Index Anniversary in the AZL Government Money Market Fund until we transfer them to your selected Index Options (if available) according to your Purchase Payment default instructions. On the Index Effective Date we rebalance or reallocate your total Contract Value among all of your available selected Allocation Options according to your Purchase Payment default instructions. For additional Purchase Payments we receive after the Index Effective Date, this transfer occurs on the next Index Anniversary and does not involve a reallocation of your total Contract Value. We apply any Purchase Payments allocated to the Index Options we receive on the Index Effective Date or on an Index Anniversary directly to the Index Options on that day; these Purchase Payments are not held in the AZL Government Money Market Fund.
We only allow Variable Account Value transfers into Index Options and Index Option Value transfers between Index Options on Term End Dates. We do not allow assets to move into an established Index Option until the Term End Date. If you request to transfer into an established Index Option on an Index Anniversary that is not a Term End Date, we will transfer those assets into the same Index Option with a new Term Start Date.
If you only select the 1-year Term Index Options, you can automatically reallocate your total Contract Value annually by providing us with instructions (see section 4, Optional Reallocation Program for 1-year Term Index Options). However, you cannot automatically reallocate your total Contract Value annually on each Term End Date if you select a 3-year or 6-year Term Index Option.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

You select the Index Effective Date when you purchase your Contract. It can be any Business Day up to and including the first Quarterly Contract Anniversary, but it cannot be the 29th, 30th or 31st of a month.
On your application if you select…	Your Index Effective Date will be either…
the earliest Index Effective Date	• your Issue Date, or • the first Business Day of the next month if the Issue Date is the 29th, 30th, or 31st of a month
the deferred Index Effective Date	• your first Quarterly Contract Anniversary, or
• the next Business Day if the first Quarterly Contract Anniversary occurs on a non-Business Day, or the first Business Day of the next month if the first Quarterly Contract Anniversary is the 29th, 30th, or 31st of a month
You should be aware that, generally, Caps and Participation Rates could change every seven calendar days. However, these rates are guaranteed to be available during the period stated on our website at allianzlife.com/indexratesny and cannot be superseded until that period ends. If you select the earliest Index Effective Date or an Index Effective Date that is within the guaranteed period applicable to the initial rates in effect on the Issue Date, the initial rates available for review on your Issue Date will be the rates on your Index Effective Date. However, if you select an Index Effective Date that is after the date the rate is guaranteed to be available, you are subject to the risk that initial Caps and Participation Rates may change and be less advantageous to you. Furthermore, if the Index Effective Date is after the end of the free look period, you will be subject to the withdrawal charge, and final product fee and contract maintenance charge if you then elect to cancel the Contract after the free look period. You may review future rates at least seven calendar days before their effectiveness at allianzlife.com/indexratesny. You (or your Financial Professional, if authorized) can change your Index Effective Date at any time before it occurs to be an earlier or later date by submitting a request. However, your new Index Effective Date cannot be later than the deferred Index Effective Date listed above. We must receive your request in Good Order at our Service Center before the end of the Business Day on which you want the Index Effective Date to occur. Once your Index Effective Date occurs, all Index Options for your Contract will have the same Index Anniversary.
You can change your Purchase Payment default instructions at any time without fee or penalty. These changes are effective on the Business Day we receive them in Good Order at our Service Center. We accept changes to Purchase Payment default instructions from any Owner unless you instruct otherwise. We may allow you to authorize someone else to change these default instructions on your behalf. Changes to your Purchase Payment default instructions do not reallocate or transfer existing Index Option Values on the Term End Date.
We notify you at least 30 days in advance of each Index Anniversary as a reminder that on the upcoming anniversary you may transfer Variable Account Value to the Index Options, and you may transfer Index Option Value between Index Options. Transfers between Allocation Options do not change your Purchase Payment default instructions. For more information, see section 5, Variable Options – Electronic Transfer and Allocation Instructions. On each Term End Date, if we have not received transfer instructions from you, and you are not participating in the 1-year Term Index Option reallocation program, all assets invested continue to be invested in the Index Options (if available) at the renewal Caps and Participation Rates.
We can add new Crediting Methods, Terms, and Indexes to your Contract in the future, and you can allocate Purchase Payments or transfer Contract Value to them on the next Index Anniversary after we make them available to you. Once we add a Crediting Method to your Contract we cannot remove it, or change how it calculates Performance Credits. If we add a new Index Option to your Contract, we cannot change its Buffer after it is established. However, we can change the renewal Caps and Participation Rates associated with any Index Option on each Index Anniversary.
With prior written notice we may make the Index Protection NY Strategy Index Options and Index Performance Strategy 3-year Term with 20% Buffer Index Options temporarily unavailable for a year or more on Term Start Dates occurring on or after the sixth Index Anniversary if we are unable to support the minimum Cap. If we make an Index Option temporarily unavailable, we do not change your Purchase Payment default instructions. If you have assets in an Index Option that we make temporarily unavailable, or if you allocate a Purchase Payment or request to transfer into an Index Option that we later make temporarily unavailable, and you do not provide us with alternate allocation instructions before the end of the Business Day on the Term Start Date the Index Option becomes temporarily unavailable (or the next Business Day if the Term Start Date is a non-Business Day), we will transfer any assets held in or destined for a temporarily unavailable Index Option to the AZL Government Money Market Fund and the assets will remain there until we receive alternate instructions. You can transfer these assets from the AZL Government Money Market Fund at any time to the Variable

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Options, or on the next Index Anniversary you can transfer them to an Index Option. If you transfer these assets to an Index Option, they will not be eligible to receive a Performance Credit until at least the second Index Anniversary after an Index Option becomes temporarily unavailable because they can only be allocated to an Index Option on an Index Anniversary.
You can transfer Variable Account Value among the Variable Options on any Business Day, except that any amount held in the AZL Government Money Market Fund that is set to be allocated to an Index Option on the Index Effective Date or an Index Anniversary will not be transferred to the Index Option if it is transferred to another Variable Option.
• In order to apply Purchase Payments we receive after the Index Effective Date to your selected Index Option(s) on the next Index Anniversary, we must receive them before the end of the Business Day on the Index Anniversary (or before the end of the prior Business Day if the anniversary is a non-Business Day).
• Variable Options are subject to Contract fees and expenses (e.g. product fee), and market risk and assets you allocate to them may lose value, including any Purchase Payments we hold in the AZL Government Money Market before transferring them to your selected Index Options.
Automatic Investment Plan (AIP)
The AIP makes additional Purchase Payments to the Contract during the Accumulation Phase on a monthly or quarterly basis by electronic money transfer from your savings, checking or brokerage account. You can participate in AIP by completing our AIP form. Our Service Center must receive your form in Good Order by the 15th of the month (or the next Business Day if the 15th is a non-Business day) in order for AIP to begin that same month. We process AIP Purchase Payments on the 20th of the month, or the next Business Day if the 20th is a non-Business Day. We allocate AIP Purchase Payments according to your Purchase Payment default instructions which must comply with the allocation requirements and restrictions stated in this section. If your Purchase Payment default instructions include a temporarily unavailable Index Option we will continue to hold those assets in the AZL Government Money Market Fund until we receive alternate instructions. You can transfer these assets from the AZL Government Money Market Fund at any time to the Variable Options, or on the next Index Anniversary you can transfer them to an Index Option. If you transfer these assets to an Index Option, they will not be eligible to receive a Performance Credit until at least the second Index Anniversary after an Index Option becomes temporarily unavailable because they can only be allocated to an Index Option on an Index Anniversary. We must receive your request to stop or change AIP at our Service Center before the end of the last Business Day immediately before the Business Day we process AIP to make the change that month. If you choose to begin Annuity Payments, AIP ends automatically on the last Business Day before the Annuity Date. We reserve the right to discontinue or modify AIP at any time and for any reason.
For Owners of Qualified Contracts, AIP is not available if you have an Inherited IRA Contract, an Inherited Roth IRA Contract, or if your Contract is funding a plan that is tax qualified under Section 401 of the Code.
Free Look/Right to Examine Period
If you change your mind about owning the Contract, you can cancel it within ten days after receiving it. We return your Contract Value as of the Business Day we receive your cancellation request in Good Order. This may be more or less than your initial Purchase Payment. If your cancellation request occurs after the Index Effective Date, your Contract Value will include the Daily Adjustment for amounts allocated to the Index Options. If you have an IRA Contract, we refund your Purchase Payments less withdrawals, or Contract Value, if greater. For IRA Contracts, we reserve the right to allocate your initial Purchase Payment to the AZL Government Money Market Fund until the free look period ends, and then re-allocate your money, less fees and expenses, according to your Purchase Payment default instructions. If we exercise this right, the Contract Value we use to determine your refund amount on a cancellation request will not include the Daily Adjustment as the Index Effective Date will not yet have occurred. We do not assess a withdrawal charge or deduct any other Contract fees or expenses if you cancel your Contract during the free look period. If you take a withdrawal (including financial adviser fees that you choose to have us pay from this Contract) that is subject to a withdrawal charge and then cancel your Contract during the free look period, we will refund any previously deducted withdrawal charge upon cancellation. In the Contract, the free look provision is also called the right to examine.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

4.  Valuing Your Contract
Your Contract Value is the total of the Variable Account Value and all Index Option Values.
Variable Account Value increases when….	Variable Account Value decreases when….
• you add assets to a Variable Option by Purchase Payment or Contract Value transfer, or • there is positive Variable Option performance	• you take assets out of a Variable Option by withdrawal (including any financial adviser fees that you choose to have us pay from this Contract) or Contract Value transfer,
• there is negative Variable Option performance, or
• we deduct Contract fees and expenses
Contract fees and expenses we deduct from the Variable Options include the product fee, contract maintenance charge, withdrawal charge and transfer fee as described in section 6, Expenses. Financial adviser fees that you choose to have us pay from this Contract are described in section 1, The Contract. Variable Options include Purchase Payments we hold in the AZL Government Money Market Fund before transferring them to your selected Index Options.
The Variable Options do not provide any protection against loss of principal. You can lose principal and previous earnings you allocate to the Variable Options. These losses can be significant.
Index Option Values increase when….	Index Option Values decrease when….
• you add assets to an Index Option by Purchase Payment or Contract Value transfer, or • you receive a positive Performance Credit or Daily Adjustment	• you take assets out of an Index Option by withdrawal (including any financial adviser fees that you choose to have us pay from this Contract) or Contract Value transfer,
• you receive a negative Performance Credit or Daily Adjustment, or
• we deduct Contract fees and expenses
Contract fees and expenses we deduct from the Index Options include the product fee, contract maintenance charge and withdrawal charge as described in section 6, Expenses. Financial adviser fees that you choose to have us pay from this Contract are described in section 1, The Contract.
We apply transfers of Contract Value and Purchase Payments to the Index Options on the Index Effective Date and Index Anniversaries. We apply Performance Credits to the Index Options on the Term End Dates. Contract expenses are deducted at different times during the Index Year as stated in section 6, Expenses. We pay  and contract maintenance charge upon written request as stated in section 1, The Contract. The Daily Adjustment applies on any Business Day other than the Term Start Date or the Term End Date.
Performance Credits are subject to the applicable Buffer, Cap, and/or Participation Rate. Positive Performance Credits are not guaranteed and Performance Credits can be zero under all the Index Options. Performance Credits can be negative after application of the 10%, 20%, or 30% Buffer. A negative Performance Credit means that you can lose principal and previous earnings. These losses can be significant.
We require that the Contract Value after a partial withdrawal must be at least $2,000.* We reserve the right to treat a partial withdrawal that reduces the Contract Value below this minimum as a full withdrawal.
*	Does not apply to RMD payments under our minimum distribution program.
Determining Variable Account Value
The Separate Account holds the assets you allocate to the Variable Options, including Purchase Payments held in the AZL Government Money Market Fund before we transfer them to the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in the shares of a single Variable Option.
We convert amounts you allocate to a Variable Option into subaccount accumulation units. Each subaccount’s daily price (accumulation unit value) is based on the Variable Option’s price. A Variable Option’s price is typically determined at the end of each Business Day, and any Purchase Payment received at or after the end of the current Business Day receives the next Business Day’s price. A Variable Option's price reflects deduction of its operating expenses.
We calculate your Variable Account Value at the end of each Business Day by multiplying each subaccount’s accumulation unit value by its number of accumulation units, and adding those results together for all subaccounts.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

On the Issue Date, the number of accumulation units in each subaccount is equal to the amount allocated to the subaccount divided by its accumulation unit value. At the end of each Business Day, the number of subaccount accumulation units:
•	increase when you add assets to a Variable Option by Purchase Payment or Contract Value transfer, and
•	decrease when assets are removed from a Variable Option by transfer, withdrawals you request (including any financial adviser fees that you choose to have us pay from this Contract), or when we deduct Contract fees and expenses.
We arbitrarily set the initial accumulation unit value for each subaccount. At the end of each Business Day, we determine the new accumulation unit value for each subaccount by multiplying the prior Business Day’s accumulation unit value by the Variable Option’s percentage change in price since the prior Business Day. The percentage change in price includes the Variable Option’s market performance.
Example
•	We receive at our Service Center an additional Purchase Payment of $3,000 from you before the end of the Business Day.
•	When the New York Stock Exchange closes on that Business Day, we determine that the accumulation unit value is $13.25 for the subaccount of your selected Variable Option.
•	We then divide $3,000 by $13.25 and credit your Contract that night with 226.415094 subaccount accumulation units for your selected Variable Option.
How the Crediting Methods Work
The Index Protection NY Strategy provides a Performance Credit based on Index Values and Index Return.
•	If the Index Return is positive, the Performance Credit is equal to the Index Return up to the Cap.
•	If the Index Value on the Term End Date is equal to the Index Value on the Term Start Date, the Performance Credit is zero.
•	If the Index Return is negative and the loss is:
−	less than or equal to the 30% Buffer, the Performance Credit is zero. We absorb any loss up to the 30% Buffer.
−	greater than the 30% Buffer, the negative Performance Credit is equal to the negative Index Return in excess of the 30% Buffer. You participate in any losses beyond the 30% Buffer.
The Index Performance Strategy also provides a Performance Credit based on Index Values and Index Return.
•	If the Index Return is positive, the Performance Credit is equal to:
−	the Index Return up to the Cap for a 1-year Term.
−	Index Return multiplied by the Participation Rate, up to the Cap for a 3-year or 6-year Term. If the 3-year or 6-year Term is uncapped, the Performance Credit is equal to the Index Return multiplied by the Participation Rate. We apply the Participation Rate and Cap for the entire Term length; we do not apply the Participation Rate and Cap annually on a 3-year or 6-year Term.
•	If the Index Value on the Term End Date is equal to the Index Value on the Term Start Date, the Performance Credit is zero.
•	If the Index Return is negative and the loss is:
−	less than or equal to the 10% or 20% Buffer, the Performance Credit is zero. We absorb any loss up to the 10% or 20% Buffer. We apply the Buffer for the entire Term length; we do not apply the Buffer annually on a 3-year or 6-year Term Index Option.
−	greater than the 10% or 20% Buffer, the negative Performance Credit is equal to the negative Index Return in excess of the 10% or 20% Buffer. You participate in any losses beyond the 10% or 20% Buffer.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

• The Index Protection NY Strategy and Index Performance Strategy allow negative Performance Credits. A negative Performance Credit means you can lose principal and previous earnings. These losses could be significant.
• Because we calculate Index Returns only on a single date in time, you may experience negative or flat performance even though the Index you selected for a given Crediting Method experienced gains through some, or most, of the Term.
• If a 3-year or 6-year Term Index Option is “uncapped” for one Term (i.e., we do not declare a Cap for that Term) it does not mean that we will not declare a Cap for it on future Term Start Dates. On the next Term Start Date we can declare a Cap for the next Term, or declare it to be uncapped.
Comparing Crediting Methods
The Crediting Methods have different risk and return potentials.
Index Protection NY Strategy	Index Performance Strategy
What is the asset protection?	• Most protection – has higher Buffers than the Index Performance Strategy.
• Buffer absorbs 30% loss, but you receive a negative Performance Credit for losses greater than 30%.
• Potential for large losses in any one Index Year.
• Impacted by very large negative market movements because small and moderate negative market movements are absorbed by the 30% Buffer.	• Less protection – has lower Buffers than the Index Protection NY Strategy.
• Buffer absorbs 10% or 20% of loss, but you receive a negative Performance Credit for losses greater than the 10% or 20% Buffer.
• Potential for large losses in any Term.
• More sensitive to large negative market movements because small negative market movements are absorbed by the 10% or 20% Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Performance Strategy.
• In extended periods of moderate to large negative market performance, 3-year and 6-year Terms may provide less protection than the 1-year Terms because, in part, the Buffer is applied over a longer period of time.
What is the growth opportunity?	• Less growth opportunity – generally has lower Caps than the Index Performance Strategy. • Growth opportunity limited by the Caps.	• Most growth opportunity – generally has higher Caps than the Index Protection NY Strategy.
• Growth opportunity limited by the Caps and/or Participation Rates. If we do not declare a Cap for a 3-year or 6-year Term Index Option there is no maximum limit on the positive Index Return for that Index Option. In addition, you can receive more than the positive Index Return if the Participation Rate applies and is greater than its 100% minimum. However, the Participation Rate cannot boost Index Returns beyond a declared Cap.
• May perform best in a strong market.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Index Protection NY Strategy	Index Performance Strategy
What can change within a Crediting Method?	• Renewal Caps for existing Contracts can change on each Term Start Date.
• With prior written notice we may make all of these Index Options temporarily unavailable for a year or more on Term Start Dates occurring on or after the sixth Index Anniversary if we are unable to support the minimum Cap.
• The 30% Buffers for the currently available Index Options cannot change. However, if we add a new Index Option to your Contract after the Issue Date, we establish the Buffer for it on the date we add the Index Option to your Contract.
• Caps are subject to a 4.25% minimum.	• Renewal Caps and/or Participation Rates for existing Contracts can change on each Term Start Date.
• With prior written notice we may make Index Performance Strategy 3-year Term with 20% Buffer Index Options temporarily unavailable for a year or more on Term Start Dates occurring on or after the sixth Index Anniversary if we are unable to support the minimum Cap.
• The 10% or 20% Buffers for the currently available Index Options cannot change. However, if we add a new Index Option to your Contract after the Issue Date, we establish the Buffer for it on the date we add the Index Option to your Contract.
• Caps are subject to a 6.25% minimum for 1-year Terms; 18.75% minimum if the Buffer is 10%, or 15.75% if the Buffer is 10% for 3-year Terms; or 37.50% minimum for 6-year Term. Participation Rates are subject to a 100% minimum.

• You participate in any negative Index Return in excess of the Buffer, which reduces your Contract Value. For example, for a 10% Buffer we absorb the first -10% of Index Return and you could lose up to 90% of the Index Option Value.
• Caps and Participation Rates as set by us from time-to-time may vary substantially based on market conditions. However, in extreme market environments, it is possible that all Caps and Participation Rates will be reduced to their respective minimums of 4.25%, 6.25%, 15.75%, 18.75%, 37.50%, or 100% as stated in the table above.
• Caps and Participation Rates can be different from Index Option to Index Option. For example, Caps for the Index Performance Strategy 1-year Terms can be different between the S&P 500® Index and the Nasdaq-100® Index, and Caps for the S&P 500® Index can be different between 1-year, 3-year, and 6-year Terms on the Index Performance Strategy, and between the 1-year Terms for Index Protection NY Strategy and Index Performance Strategy. They may also be different from Contract-to-Contract depending on Index Effective Date.
Bar Chart Examples of Crediting Method Performance
The following hypothetical examples show conceptually how the Crediting Methods might work in different market environments and assume no change in the hypothetical Caps and/or Participation Rates. All values below are for illustrative purposes only. The examples do not reflect any Caps and/or Participation Rates that may actually apply to a Contract. The examples do not predict or project the actual performance of the Allianz Index Advantage® New York. Although an Index or Indexes will affect your Index Option Values, the Index Options do not directly participate in any stock or equity investment and are not a direct investment in an Index. The Index Values do not include the dividends paid on the stocks comprising an Index. An allocation to an Index Option is not a purchase of shares of any stock or index fund. These examples do not reflect any withdrawals taken before the Term End Date (including any financial adviser fees that you choose to have us pay from this Contract), or deductions we make for Contract fees and expenses.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Determining Index Option Values
We calculate an Index Option Value for each Index Option at the end of each Business Day. Generally, the Index Option Value is equal to the Index Option Base plus any applicable Daily Adjustment. The Daily Adjustment applies on Business Days other than the Term Start Date or the Term End Date. The Daily Adjustment can be positive or negative and is discussed later in this section.
On the first Term Start Date, both the Index Option Value and the Index Option Base for each of your selected Index Options are initially equal to the amount of:
•	any Purchase Payment received that day which you allocated to that Index Option, and
•	any Contract Value transferred into that Index Option.
At the end of each subsequent Business Day for each selected Index Option, we first either apply:
•	the Daily Adjustment if this is not the Term End Date, or
•	a Performance Credit if this is the Term End Date.
We calculate Performance Credits as described under “Calculating Performance Credits” next in this section and apply them as follows:
•	We multiply each Index Option Base by its Performance Credit and add this amount to its Index Option Base.
•	Then we set each Index Option Value equal to its Index Option Base.
Lastly, we increase and/or decrease each Index Option Base and Index Option Value for additional Purchase Payments, transfers, partial withdrawals you take or financial adviser fees that you choose to have us pay from this Contract (including any withdrawal charge), and deductions we make for Contract fees and expenses.
•	Additional Purchase Payments received on the Term End Date and allocated to this Index Option, and transfers of Variable Account Value or Index Option Value into this Index Option, increase these values by the dollar amount allocated or transferred.
•	Transfers out of this Index Option reduce these values by the dollar amount removed from the Index Option.
•	Partial withdrawals you take or financial adviser fees that you choose to have us pay from this Contract (including any withdrawal charge), and deductions we make for Contract fees and expenses reduce these values by the dollar amount withdrawn from the Index Option.
−	We deduct partial withdrawals you take or financial adviser fees that you choose to have us pay from this Contract (including any withdrawal charge), and deductions we make for Contract fees and expenses from the Index Options proportionately based on the percentage of Contract Value in each Index Option using values determined at the end of the Business Day before we process the withdrawal or deduct the Contract expense. However, if you specifically direct us to take a partial withdrawal from a specific Index Option we reduce that Index Option Value by the dollar amount you specify (including any withdrawal charge).
−	We then reduce each Index Option Base by the same percentage that the amount withdrawn reduced its associated Index Option Value.
Example
•	Your Contract Value is $100,000 and you selected two Index Options. The first Index Option has an Index Option Value of $75,000 and an Index Option Base of $72,000. The second Index Option has an Index Option Value of $25,000 and an Index Option Base of $22,000. You take a $10,000 partial withdrawal (including any withdrawal charge).
•	This partial withdrawal reduces your Index Option Value by the percentage of Contract Value in each Index Option (Index Option Value ÷ Contract Value).
−	For the first Index Option this percentage is 75% ($75,000 ÷ $100,000) and the $10,000 partial withdrawal reduces this value by $7,500 ($10,000 x 75%). For the second Index Option this percentage is 25% ($25,000 ÷ $100,000) and the $10,000 partial withdrawal reduces this value by $2,500 ($10,000 x 25%).
•	We then reduce each Index Option Base by the same percentage that the amount withdrawn reduced its associated Index Option Value (amount withdrawn from Index Option Value ÷ Index Option Value).
−	For the first Index Option this percentage is 10% ($7,500 ÷ $75,000) and the $10,000 partial withdrawal reduces this value by $7,200 ($72,000 x 10%). For the second Index Option this percentage is also 10% ($2,500 ÷ $25,000) and the $10,000 partial withdrawal reduces this value by $2,200 ($22,000 x 10%).

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

•	Deductions we make for Contract fees and expenses also reduce these values proportionately in the same way as a partial withdrawal.

	First Index Option		Second Index Option
	Index Option Value	Index Option Base	Index Option Value	Index Option Base
Prior to partial withdrawal	$ 75,000	$ 72,000	$ 25,000	$ 22,000
$10,000 partial withdrawal	– $7,500	– $7,200	– $2,500	– $2,200

After partial withdrawal	$ 67,500	$ 64,800	$ 22,500	$ 19,800

• Amounts removed from the Index Options during the Term for partial withdrawals you take (including any financial adviser fees that you choose to have us pay from this Contract) and deductions we make for Contract fees and expenses do not receive a Performance Credit on the Term End Date. However, the remaining amount in the Index Options is eligible for a Performance Credit on the Term End Date.
• You cannot specify from which Allocation Option we deduct Contract fees and expenses; we deduct Contract fees and expenses from each Allocation Option proportionately based on the percentage of Contract Value in each Allocation Option. However, you can specify from which Allocation Option we deduct a partial withdrawal and any financial adviser fees that you choose to have us pay from this Contract. There is no consistent financial advantage to deducting a partial withdrawal from any specific Allocation Option.
Calculating Performance Credits
We base Performance Credits on Index Values and Index Returns. We measure Index Values on the Term Start Date and Term End Date using the Index’s price at the end of the Business Day as provided by Bloomberg or another market source if Bloomberg is not available. If the Term Start Date or Term End Date is a non-Business Day we use the next Business Day’s Index price. If you select the EURO STOXX 50®, we determine Index Returns without any exchange rate adjustment. Because we calculate Index Returns only on Term End Dates, the Index Return does not necessarily reflect the highest or lowest Index Values that occurred during the Term.
Crediting Method	If Index Value is less than it was on the Term Start Date (i.e., Index Return is negative):	If Index Value is equal to or greater than it was on the Term Start Date (i.e., Index Return is zero or positive):
Index Protection NY Strategy	Performance Credit is equal to the negative Index Return in excess of the 30% Buffer.If the Index Return is… • -12%, the Performance Credit is zero. • -32%, the Performance Credit is -2%.	Performance Credit is equal to the Index Return subject to the Cap set on the Term Start DateAssume the Cap is 5%. If the Index Return is…
• 0%, the Performance Credit is zero.
• 4%, the Performance Credit is 4%.
• 12%, the Performance Credit is 5%.
Index Performance Strategy – 1-year Term	Performance Credit is equal to the negative Index Return in excess of the 10% Buffer.If the Index Return for the year is… • -8%, the Performance Credit is zero. • -12%, the Performance Credit is -2%.	Performance Credit is equal to the Index Return up to the Cap set on the Term Start Date
Assume the Cap for the 1-year Term is 8%. If the Index Return for the year is…
• 0%, the Performance Credit is zero.
• 6%, the Performance Credit is 6%.
• 12%, the Performance Credit is 8%.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Crediting Method	If Index Value is less than it was on the Term Start Date (i.e., Index Return is negative):	If Index Value is equal to or greater than it was on the Term Start Date (i.e., Index Return is zero or positive):
Index Performance Strategy – 3-year Term	Performance Credit is equal to the negative Index Return in excess of the 10% or 20% Buffer.
Assume you select a 3-year Term Index Option with 10% Buffer. If the Index Return for the Term is…
• -19%, the Performance Credit is -9%.
• -24%, the Performance Credit is -14%.
If instead you select a 3-year Term Index Option with 20% Buffer. If the Index Return for the Term is…
• -19%, the Performance Credit is 0%.
• -24%, the Performance Credit is -4%.	Performance Credit is equal to the Index Return multiplied by the Participation Rate, up to any Cap set on the Term Start Date
Assume the Participation Rate is 100% and the Cap is 80%. If the Index Return for the Term is…
• 0%, the Performance Credit is zero.
• 65%, the Performance Credit is 65%.
• 90%, the Performance Credit is 80%.
If instead, the Participation Rate is 110% and the 3-year Term were uncapped, then if the Index Return for the Term is…
• 0%, the Performance Credit is zero.
• 65%, the Performance Credit is 71.5%.
• 90%, the Performance Credit is 99%.
Index Performance Strategy – 6-year Term	Performance Credit is equal to the negative Index Return in excess of the 10% Buffer.If the Index Return for the Term is… • -19%, the Performance Credit is -9%. • -24%, the Performance Credit is -14%.	Performance Credit is equal to the Index Return multiplied by the Participation Rate, up to any Cap set on the Term Start Date
Assume the Participation Rate is 100% and the Cap is 95%. If the Index Return for the Term is…
• 0%, the Performance Credit is zero.
• 65%, the Performance Credit is 65%.
• 90%, the Performance Credit is 90%.
If instead, the Participation Rate is 110% and the 6-year Term were uncapped, then if the Index Return for the Term is…
• 0%, the Performance Credit is zero.
• 65%, the Performance Credit is 71.5%.
• 90%, the Performance Credit is 99%.
Daily Adjustment
The Daily Adjustment is how we calculate Index Option Values on Business Days other than the Term Start Date or Term End Date. The Variable Options are not subject to the Daily Adjustment.
The Daily Adjustment can affect the amounts available for withdrawal, Performance Locks, annuitization, payment of the death benefit, and the Contract Value used to determine the Charge Base and contract maintenance charge. The Daily Adjustment can be positive or negative. When the Daily Adjustment is positive, your Index Option Value has increased since the Term Start Date. When it is negative, your Index Option Value has decreased (excluding the effect of the deduction of Contract expenses or any partial withdrawal).
We calculate the Daily Adjustment for a given Business Day before we deduct any Contract fees or expenses or process any partial withdrawal on that Business Day, including Penalty-Free Withdrawals, and any financial adviser fees that you choose to have us pay from this Contract. However, the Daily Adjustment calculation is not affected by any Contract fee or expense deduction, or partial withdrawal. The Daily Adjustment does not change the Contract fee or expense deducted, or the withdrawal amount; it only changes the Index Option Value from which we deduct the Contract fee or expense, or withdrawal.
The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. It is the estimated present value of the future Performance Credit that we will apply on the Term End Date. The Daily Adjustment takes into account:
(i)	any Index gains during the Term subject to the applicable Cap and/or Participation Rate,
(ii)	any Index losses greater than the 10%, 20%, or 30% Buffer, and
(iii)	the number of days until the Term End Date.

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The Daily Adjustment does this by using the hypothetical value of a Proxy Investment (Proxy Value) each Business Day, other than the Term Start Date or Term End Date, based on the formulas described in Appendix B. The Proxy Investment provides a current estimated present value of what the Performance Credit will be on the Term End Date taking into account the applicable Buffer, Cap, and/or Participation Rate. The Daily Adjustment is not the actual Index return on the day of the calculation, and the estimated present value Performance Credit is not guaranteed. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer. In extreme circumstances the Daily Adjustment could result in a loss beyond the protection of the 10%, 20%, or 30% Buffer, but it cannot result in a total loss of -100%. Such losses will be greater if the amount withdrawn (including any financial adviser fees that you choose to have us pay from this Contract) is also subject to a withdrawal charge, or is a deduction of Contract fees and expenses.
A withdrawal taken during the Term may not receive the full benefit of the Buffer because the Daily Adjustment takes into account what may potentially happen between the withdrawal date and the Term End Date. All other factors being equal, even if the current Index return during the Term is greater than the Cap, the Daily Adjustment will usually be lower than the Cap. This is because there is a possibility that the Index return could decrease before the Term End Date. Similarly, even though a negative Index return may be within the 10%, 20%, or 30% Buffer, you still may receive a negative Daily Adjustment because there is a possibility that the Index Return could decrease before the Term End Date. The Daily Adjustment for 3-year and 6-year Term Index Options may be more negatively impacted by changes in the expected volatility of Index prices than 1-year Term Index Options due to the difference in Term length. Also, the risk of a negative Daily Adjustment is greater for 3-year and 6-year Term Index Options than 1-year Term Index Options due to the Term length. 3-year and 6-year Term Index Options with a Participation Rate above 100% may also have larger fluctuations in the Daily Adjustment than Index Options either without a Participation Rate, or with a Participation Rate equal to 100%. A negative Daily Adjustment may cause you to realize loss of principal and previous earnings.
The Daily Adjustment’s risks are discussed in more detail in Risk Factors – Risk of Negative Returns. The specific details of the Daily Adjustment formula are described in Appendix B and in Exhibit 99(a) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(a) by calling (800) 624-0197, or visiting our website at allianzlife.com/new-york.
Performance Locks
We must receive a manual Performance Lock request in Good Order before the end of the current Business Day to lock an Index Option on that day. Otherwise the Lock Date will occur on the next Business Day that your request is in Good Order. We do not allow Performance Locks to occur on Term End Dates. For requests submitted in writing, we do not consider the request to be received until it arrives at our Service Center.
You (or your Financial Professional, if authorized) can request an automatic Performance Lock based on targets you set only through your account on our website. When you establish your account you must provide us with an email address. You can set upper and/or lower targets for each Index Option each Term. Setting a target close to the current Index Option Value return may cause a Performance Lock to occur very quickly. You can change or cancel targets at any time before we execute a Performance Lock. Each Index Option’s targets automatically expire on the earlier of the Lock Date, or the last Business Day before the Term End Date. You can also “over-ride” a target by requesting a manual Performance Lock before the target is reached. We determine if a target is reached using the Index Option Value return determined at the end of the prior Business Day using the prior day’s Daily Adjustment. We then execute the Performance Lock using the Index Option Value return determined at the end of Business Day on the Lock Date. By setting targets you are authorizing us to automatically execute a Performance Lock at the end of the Business Day on the Lock Date upon which the target is reached, unless you cancel the lock. We will send an email notice once the Daily Adjustment for an Index Option reaches a target. To cancel an automatic Performance Lock after a target is reached, we must receive your request in Good Order before the end of the Business Day on the Lock Date.
For example, assume the Cap for the Index Performance Strategy 1-year Term with the S&P 500® Index is 10.25% and you set a target of 9.50%. On a Tuesday, your Index Option Value return (which includes the Daily Adjustment) determined at the end of the Business Day is 9.63%. We will send you an email notice and assuming Wednesday is a Business Day, we will execute the Performance Lock on Wednesday (which will be your Lock Date) using the Index Option Value return determined at the end of the Business Day. If Wednesday is a non-Business Day, your Lock Date would instead be Thursday (assuming it is a Business Day). Note that the Index Option Value return on the Lock Date could be greater or less than your target of 9.50%, or Tuesday’s Index Option Value return of 9.63%.
A Performance Lock can be executed once each Term for each of these Index Options. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. We use the Daily

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Adjustment calculated at the end of the current Business Day on the Lock Date to determine your locked Index Option Value. This “locked” Index Option Value may be more or less than the “unlocked” Index Option Value that is available for your review on the Lock Date because the unlocked Index Option Value was determined at the end of the prior Business Day. After the Lock Date, the Index Option Value stays in the locked Index Option for the remainder of the Term, Daily Adjustments do not apply for the remainder of the Term and the locked Index Option Value will not receive a Performance Credit on the Term End Date. For example, assume you selected one Index Option and your Index Option Value available for review in your account today is $20,326. If before the end of the Business Day you request a Performance Lock, today is your Lock Date. If your Index Option Value at the end of the Business Day is $20,250, you will lock in this $20,250 and it will not change until the next Index Anniversary.  However, a locked Index Option Value can decrease if you take a partial withdrawal or when we deduct a Contract fee, expense, or a financial adviser fee that you choose to have us pay from this Contract. On the next Index Anniversary that occurs immediately after the Lock Date, all locked Index Options will be unlocked, we will transfer the locked Index Option Value according to your instructions, and Daily Adjustments will again apply for the new Term. If you do not provide us with transfer instructions, the Index Option Value will remain in the same Index Option with a new Term Start Date.
A Performance Lock can help eliminate doubt about future Index performance and possibly limit the impact of a negative Performance Credit you would otherwise receive. Because we transfer assets out of a locked Index Option on the Index Anniversary that occurs on or immediately after the Lock Date, executing a Performance Lock can also allow you to transfer assets out of a 3-year or 6-year Term Index Option before the Term End Date if you execute the lock on or before the second Index Anniversary of a 3-year Term, or on or before the fifth Index Anniversary of a 6-year Term. If the Index Anniversary occurs on a non-Business Day, the Performance Lock must be executed before the end of the prior Business Day in order to transfer assets out of a 3-year or 6-year Term Index Option before the Term End Date. The disadvantage of executing a Performance Lock is that the relevant Index Value could increase by the Term End Date, and you will not participate in that increase. In addition, if you execute a Performance Lock, you may receive less than the full protection of the Buffer that you would have received if you waited for us to apply the Performance Credit on the Term End Date.
We will not provide advice or notify you regarding whether you should exercise a Performance Lock or the optimal time for doing so. We will not warn you if you exercise a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise a Performance Lock.
Optional Reallocation Program for the 1-year Term Index Options
Index Option performance may cause the percentage of total Index Option Value in each 1-year Term Index Option to change. Reallocating can help you maintain your selected 1-year Term Index Option allocation percentages. You can direct us to automatically reallocate your 1-year Term Index Option Values on each Term End Date (or on the next Business Day if the Term End Date is a non-Business Day) according to your instructions. We must receive your reallocation instructions in Good Order at our Service Center before the end of the Business Day we reallocate. If we make an Index Option temporarily unavailable after we receive your instructions in Good Order we will contact you and your Financial Professional for alternate instructions. If we do not receive alternate instructions before the end of the Business Day we reallocate, we will transfer any assets held in or destined for a temporarily unavailable Index Option to the AZL Government Money Market Fund. You can transfer these assets from the AZL Government Money Market Fund at any time to the Variable Options, or on the next Index Anniversary you can transfer them to an Index Option. If you transfer these assets to an Index Option, they will not be eligible to receive a Performance Credit until at least the second Index Anniversary after an Index Option becomes temporarily unavailable because they can only be allocated to an Index Option on an Index Anniversary. We reserve the right to discontinue or modify the optional reallocation program at any time and for any reason. To end this program, we must receive your request at our Service Center before the end of the last Business Day immediately before the Term End Date.
You cannot participate in the Optional Reallocation Program if you select a 3-year or 6-year Term Index Option. If you are participating in this program and select a 3-year or 6-year Term Index Option, on the Term Start Date your participation in this program ends and we will not reallocate your 1-year Term Index Option Values.

5.  Variable Options
Information regarding each Variable Option, including its (i) name, (ii) investment objectives, (iii) investment adviser and any subadviser, (iv) current expenses, and (v) performance is available in Appendix D – Variable Options Available Under the Contract. Each Variable Option has issued a prospectus that contains more detailed

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information about the Variable Option. You should read the prospectuses for the Variable Options carefully before investing. The Variable Options’ prospectuses and other information can be found online at allianzlife.com/new-york/variableoptions. You can also request this information at no cost by calling (800) 624-0197, by sending an email request to contact.us@allianzlife.com, or by contacting your Financial Professional.
There are potential risks associated with this Contract’s Variable Options and their investment strategies. Depending on market conditions, you can gain or lose value by investing in the Variable Options. In the future, we may add, eliminate or substitute Variable Options to the extent permitted by the federal securities laws and, when required, the SEC.
Currently, the Variable Options are not publicly available mutual funds. They are available only as Variable Options in variable annuity contracts or variable life insurance policies issued by life insurance companies or in some cases, through participation in certain qualified pension or retirement plans. A material conflict of interest may arise between insurance companies, owners of different types of contracts, and retirement plans or their participants. Each Variable Option's Board of Directors monitors for material conflicts, and determines what action, if any, should be taken to address any conflicts.
The names, investment objectives and policies of certain Variable Options may be similar to the names, investment objectives and policies of other portfolios managed by the same investment advisers. Although the names, objectives and policies may be similar, the Variable Options' investment results may be higher or lower than these other portfolios’ results. The investment advisers cannot guarantee, and make no representation, that these similar funds' investment results will be comparable even though the Variable Options have the same names, investment advisers, objectives, and policies.
Each Variable Option offered by the Allianz Variable Insurance Products Fund of Funds Trust (Allianz VIP Fund of Funds Trust) is a “fund of funds” and diversifies its assets by investing primarily in shares of several other affiliated mutual funds.
The Variable Options may pay 12b-1 fees to the Contracts’ distributor, our affiliate, Allianz Life Financial Services, LLC, for distribution and/or administrative services. In addition, we may enter into certain arrangements under which we, or Allianz Life Financial Services, LLC, are compensated by the Variable Options' advisers, distributors and/or affiliates for administrative services and benefits we provide to these Variable Options. The compensation amount usually is based on the Variable Options' aggregate assets purchased through contracts we issue or administer. Some advisers may pay us more or less than others. The maximum service fee we currently receive from any variable investment option in any variable annuity contract we offer is 0.35% annually of the average aggregate amount invested by us in the variable investment options.
The Allianz VIP Fund of Funds Trust underlying funds do not pay 12b-1 fees or service fees to the Trust, and the Trust does not charge 12b-1 fees or service fees. The Allianz VIP Fund of Funds Trust underlying funds or their advisers may pay service fees to us and our affiliates for providing customer service and other administrative services to you. Service fees may vary depending on the underlying fund.
We offer other variable annuity contracts that may invest in these Variable Options. These contracts may have different charges and may offer different benefits more appropriate to your needs. For more information about these contracts, please contact our Service Center.
Allianz Investment Management LLC, the Variable Options' investment adviser, is affiliated with us through common ownership.
Substitution of Variable Options and Limitation on Further Investments
We may substitute another Variable Option for one of your selected Variable Options, for any reason in our sole discretion. To the extent required by the Investment Company Act of 1940 or other applicable law, we do not substitute any shares without SEC approval and providing you notice. We may make substitutions with respect to your existing allocations, future Purchase Payment allocations, or both. New or substitute Variable Options may have different fees and expenses, and their availability may be limited to certain purchaser classes. We may limit further Variable Option allocations if marketing, tax or investment considerations warrant, or for any reason in our sole discretion. We may also close Variable Options to additional allocations. The fund companies that sell Variable Option shares to us, pursuant to participation agreements, may end those agreements and discontinue offering us their shares.

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Transfers Between Variable Options
You can transfer Variable Account Value among the Variable Options on any Business Day. Transfers may be subject to a transfer fee as stated in section 6, Expenses.
The following applies to any transfer.
•	Your request for a transfer must clearly state the Variable Options involved and how much to transfer.
•	Your right to make transfers is subject to the Excessive Trading and Market Timing policy discussed later in this section.
•	Variable Account Value transfers between Variable Options do not change your Purchase Payment default instructions.
Any amount held in the AZL Government Money Market Fund that is set to be allocated to an Index Option on the Index Effective Date or an Index Anniversary will not be transferred to the Index Option if it is transferred to another Variable Option.
We process transfer requests based on prices next determined after we receive your request in Good Order at our Service Center. If we do not receive your transfer request before the end of the current Business Day, even if due to our delay in answering your call or a delay caused by our electronic systems, you receive the next Business Day’s prices. For jointly owned Contracts, unless you require us to obtain signatures from both Joint Owners, we accept transfer instructions from any Joint Owner. We may also allow you to authorize someone else to request transfers on your behalf.
Electronic Transfer and Allocation Instructions
We use reasonable procedures to confirm that electronic transfer request or allocation instructions given to us are genuine. If we do not use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions. We record telephone instructions and log all fax, email and website instructions. We reserve the right to deny any transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.
Please note that telephone, fax, email and/or the website may not always be available. Any electronic system, whether it is ours, yours, your service provider’s, or your Financial Professional’s, can experience outages or slowdowns for a variety of reasons, which may delay or prevent our processing of your transfer request or allocation instruction change. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability. If you are experiencing problems, you should submit your instructions in writing to our Service Center.
By authorizing electronic instructions, you authorize us to accept and act upon these instructions for your Contract. There are risks associated with electronic communications that do not occur with a written request. Anyone authorizing or making such requests bears those risks. You should protect your website password, because the website is available to anyone with your password; we cannot verify that the person providing instructions on the website is you, or is authorized by you.
Excessive Trading and Market Timing
We discourage and do not accommodate frequent transfers. We may restrict or modify your right to make transfers to prevent any use that we consider to be part of a market timing program.
Frequent transfers, programmed transfers, transfers into and then out of a Variable Option in a short period of time, and transfers of large amounts at one time (collectively referred to as “potentially disruptive trading”) may have harmful effects for other Owners, Annuitants and Beneficiaries. These risks and harmful effects include the following.
•	Dilution of the interests of long-term investors in a Variable Option, if market timers or others transfer into a Variable Option at prices that are below their true value, or transfer out at prices above their true value.
•	An adverse effect on portfolio management, such as causing a Variable Option to maintain a higher level of cash or causing a Variable Option to liquidate investments prematurely.
•	Increased brokerage and administrative expenses.
We attempt to protect our Owners and the Variable Options from potentially disruptive trading through our Excessive Trading and Market Timing policies and procedures. Under these policies and procedures, we may modify your transfer privileges for some or all of the Variable Options as follows:
•	Limit transfer frequency (for example, prohibit more than one transfer a week, or more than two a month, etc.).

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•	Restrict the transfer method (for example, requiring all transfers be sent by first-class U.S. mail and rescinding electronic transfer privileges).
•	Require a minimum time period between each transfer into or out of the same Variable Option. Our current Excessive Trading and Market Timing policy, which is subject to change without notice, prohibits “round trips” within 14 calendar days. We do not include transfers into and/or out of the AZL Government Money Market Fund when available in your Contract or any automatic transfers made under any of our programs or Contract features. Round trips are transfers into and back out of the same Variable Option, or transfers out of and back into the same Variable Option.
•	Refuse transfer requests made on your behalf by an asset allocation and/or market timing service.
•	Limit the dollar amount of any single Purchase Payment or transfer request to a Variable Option.
•	Prohibit transfers into specific Variable Options.
•	Impose other limitations or restrictions to the extent permitted by federal securities laws.
We also reserve the right to reject any specific Purchase Payment allocation or transfer request from any person if in the investment adviser’s, subadviser’s or our judgment, a Variable Option may be unable to invest effectively in accordance with its investment objectives and policies. This could occur, for example, where frequent or rapid trading causes the investment adviser to hold an excess of uninvested cash to meet redemption requests, or to sell investment positions to fund redemptions, thereby affecting Variable Option returns. Similarly, rapid or frequent trading may cause a Variable Option to incur excessive transaction fees, which also could affect performance.
We retain some discretion in determining what actions constitute potentially disruptive trading and in determining when and how to impose trading restrictions. Currently, we attempt to deter disruptive trading as follows. If a transfer(s) is/are identified as potentially disruptive trading, we may (but are not required to) send a warning letter. If the conduct continues and we determine it constitutes disruptive trading, we also impose transfer restrictions. Transfer restrictions may include refusing electronic transfers and requiring all transfers be sent by first-class U.S. mail. If the disruptive trading affects only a single Variable Option, we may prohibit transfers into or Purchase Payment allocations to that Variable Option. We do not enter into agreements permitting market timing and would not permit activities determined to be disruptive trading to continue. We also reserve the right to impose transfer restrictions if we determine, in our sole discretion, that transfers disadvantage other Owners. We notify you in writing if we impose transfer restrictions on you.
We adopted these policies and procedures as a preventative measure to protect all Owners from the potential effects of disruptive trading, while also abiding by your legitimate interest in diversifying your investment and making periodic asset re-allocations based on your personal situation or overall market conditions. We attempt to protect your interests in making legitimate transfers by providing reasonable and convenient transfer methods that do not harm other Owners.
We may make exceptions when imposing transfer restrictions if we determine a transfer is appropriate, although it may technically violate our policies and procedures discussed here. In determining if a transfer is appropriate, we may, but are not required to, take into consideration its relative size, whether it was purely a defensive transfer into the AZL Government Money Market Fund, and whether it involved an error or similar event. We may also reinstate electronic transfer privileges after we revoke them, but we do not reinstate these privileges if we believe they might be used for future disruptive trading.
We cannot guarantee the following.
•	Our monitoring will be 100% successful in detecting all potentially disruptive trading activity.
•	Revoking electronic transfer privileges will successfully deter all potentially disruptive trading.
In addition, some of the Variable Options are available to other insurance companies and we do not know if they adopted policies and procedures to detect and deter potentially disruptive trading, or what their policies and procedures might be. Because we may not be completely successful at detecting and preventing market timing activities, and other insurance companies that offer the Variable Options may not have adopted adequate market timing procedures, there is some risk that market timing activity may occur and negatively affect other Owners.
We may, without prior notice to any party, take whatever action we deem appropriate to comply with any state or federal regulatory requirement. In addition, purchase orders for a Variable Option’s shares are subject to acceptance by that Variable Option’s manager. We reserve the right to reject, without prior notice, any Variable Option transfer request or Purchase Payment if the purchase order is rejected by the investment manager. We have entered into agreements required under SEC Rule 22c-2 (Rule 22c-2 agreements) whereby, upon request by an underlying fund or its designee, we must provide information about you and your trading activities to the underlying fund or its designee. Under the terms of the Rule 22c-2 agreements, we are required to: (1) provide details concerning every purchase, redemption, transfer, or

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exchange of Variable Options during a specified period; and (2) restrict your trading activity if the party receiving the information so requests. Under certain Rule 22c-2 agreements, if we fail to comply with a request to restrict trading activity, the underlying fund or its designee may refuse to accept buy orders from us until we comply.
Variable Options may add or change policies designed to restrict market timing activities. For example, Variable Options may impose restrictions on transfers between Variable Options in an affiliated group if the investment adviser to one or more of the Variable Options determines that the person requesting the transfer has engaged, or is engaging in, market timing or other abusive trading activities. In addition, a Variable Option may impose a short-term trading fee on purchases and sales within a specified period. You should review the Variable Options’ prospectuses regarding any applicable transfer restrictions and the imposition of any fee to discourage short-term trading. The imposition of these restrictions would occur as a result of Variable Option restrictions and actions taken by the Variable Options’ managers.
This Contract is not designed for professional market timing organizations, or other persons using programmed, large, or frequent transfers, and we may restrict excessive or inappropriate transfer activity.
The retention of some level of discretion by us may result in disparate treatment among persons engaging in potentially disruptive trading, and it is possible that some persons could experience adverse consequences if others are able to engage in potentially disruptive trading practices that have negative effects.
Voting Privileges
We legally own the Variable Option shares. However, when a Variable Option holds a shareholder vote that affects your investment, we ask you to give us voting instructions. We then vote all of our shares, including any we own on our behalf, in proportion to those instructions. Because most Owners do not give us instructions and we vote shares proportionally, a small number of Owners may determine a vote’s outcome. If we determine we no longer need to get your voting instructions, we will decide how to vote the shares. Only Owners have voting privileges. Annuitants, Beneficiaries, Payees and other persons have no voting privileges unless they are also Owners.
We determine your voting interest in a Variable Option as follows:
•	You can provide voting instructions based on the dollar value of the Variable Option’s shares in your Contract’s subaccount. We calculate this value based on the number and value of accumulation units for your Contract on the record date. We count fractional units.
•	You receive proxy materials and a voting instruction form.

6.  Expenses
Contract fees and expenses reduce your investment return and are described here in detail. We set the Contract fees and expenses on the Issue Date and they cannot change.
Base Contract Expenses (Product Fee)
In your Contract, the base contract expense is referred to as the “product fee”. The product fee compensates us for providing all your Contract’s benefits, including our contractual obligation to make Annuity Payments and certain Contract and distribution expenses. The product fee also compensates us for assuming the expense risk that the current fee is less than future Contract administration costs as well as the cost of providing certain features under the Contract. If the product fee covers these costs and risks, any excess is profit to us. We anticipate making such a profit.
Base Contract Expenses (as a percentage of the Charge Base)
Product Fee(1)	1.25%
(1)	Upon the death of the Owner, we continue to assess this product fee under death benefit payment Option B, and with optional payments under death benefit payment Option C, as noted in section 10, Death Benefit.

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The product fee is an annualized rate that we calculate and accrue on a daily basis as a percentage of the Charge Base and deduct quarterly during the Accumulation Phase as follows.
Issue Date	Non-Quarterly Contract Anniversaries	Quarterly Contract Anniversaries*
• The Charge Base is equal to your initial Purchase Payment.• We begin calculating and accruing the daily product fee, on the day after the Issue Date.	• First we calculate and accrue the daily product fee, using the Charge Base. If this is a non-Business Day we use the Charge Base from the end of the prior Business Day.• Then if this is a Business Day we increase/decrease the Charge Base as follows.
– If we receive an additional Purchase Payment, we increase the Charge Base by the dollar amount we receive.
– If you take a partial withdrawal or choose to have us pay financial adviser fees from this Contract, or we deduct Contract fees and expenses, we decrease the Charge Base by the percentage of Contract Value withdrawn (including any withdrawal charge). All withdrawals you take reduce the Charge Base, even Penalty-Free Withdrawals.	• First we process all daily transactions and determine your Contract Value. Daily transactions include any gains/losses due to Variable Option performance or application of any Daily Adjustment (or Performance Credit if this is also the Term End Date), any additional Purchase Payment, any partial withdrawals you take or financial adviser fees that you choose to have us pay from this Contract (including any withdrawal charge), and deductions we make for Contract fees and expenses (including deduction of the accrued daily product fee for the prior quarter). All partial withdrawals you take reduce the Charge Base, even Penalty-Free Withdrawals.
– We deduct the accrued product fee for the prior quarter on a dollar for dollar basis from the Contract Value, and proportionately from each Allocation Option.• Then we set the Charge Base equal to this Contract Value and we calculate and accrue the next quarter’s daily product fee using the newly set Charge Base.* Or the next Business Day if the Quarterly Contract Anniversary is a non-Business Day.
Example: Contract Value is $125,000; Charge Base is $127,000; a $10,000 partial withdrawal (including any withdrawal charge) would decrease the Charge Base by $10,160. [($10,000 ÷ $125,000) x $127,000]
Any increase/decrease to the Charge Base will increase/decrease the daily product fee we calculate and accrue on the next day.
Examples of how we calculate the product fee are included in Appendix C.

We do not treat the deduction of the accrued product fee as a withdrawal when computing your Guaranteed Death Benefit Value (see section 10).
Deduction of the final product fee
•	If you take a full withdrawal we deduct the final accrued product fee before processing the withdrawal.
•	If you annuitize the Contract, we deduct the final accrued product fee before calculating Annuity Payments.
•	Upon the death of an Owner (or Annuitant if the Owner is a non-individual), we deduct the final accrued product fee before calculating the death benefit if death benefit payment Option A or Annuity Payments under death benefit payment Option C is selected. For more information on the death benefit payment options see section 10, Death Benefit.

If on a Quarterly Contract Anniversary (or the next Business Day if the Quarterly Contract Anniversary is a non-Business Day) the Contract Value is less than the accrued product fee, we deduct your total remaining Contract Value to cover the accrued product fee and reduce your Contract Value to zero. If the deduction of the accrued product fee reduces your Contract Value to zero and the Traditional Death Benefit has ended, we treat this as a full withdrawal and your Contract ends.

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Contract Maintenance Charge (Administrative Expenses)
Your annual contract maintenance charge is $50. This charge is for Contract administration and maintenance expenses. We waive this charge as follows:
•	During the Accumulation Phase, if the total Contract Value for all Allianz Index Advantage® New York Contracts you own is at least $100,000 at the end of the last Business Day before the Contract Anniversary, or if the Contract Value for this single Allianz Index Advantage® New York Contract is at least $100,000 on the Contract Anniversary. We determine the total Contract Value for all individually owned Allianz Index Advantage® New York Contracts by using the Owner’s social security number, and for non-individually owned Allianz Index Advantage® New York Contracts we use the Annuitant’s social security number.
•	During the Annuity Phase.
•	When paying death benefits.
We deduct the contract maintenance charge:
•	on a dollar for dollar basis from the Contract Value on the Contract Anniversary (or the next Business Day if the Contract Anniversary is a non-Business Day), and
•	we deduct it proportionately from each Allocation Option.
If you take a full withdrawal from your Contract (other than on a Contract Anniversary), we deduct the full contract maintenance charge. We do not treat the deduction of the contract maintenance charge as a withdrawal when computing your Guaranteed Death Benefit Value.
Withdrawal Charge
You can take withdrawals during the Accumulation Phase. A withdrawal charge applies if any part of a withdrawal comes from a Purchase Payment that is still within the withdrawal charge period. We assess the withdrawal charge against the Withdrawal Charge Basis, which is equal to total Purchase Payments, less any Purchase Payments withdrawn (including any Penalty-Free Withdrawals), and less any applicable withdrawal charge. We do not reduce the Withdrawal Charge Basis for any amounts we deduct to pay other Contract fees and expenses.
We do not assess a withdrawal charge on Penalty-Free Withdrawals or amounts we deduct to pay Contract expenses, other than the withdrawal charge. However, any amounts used to pay a withdrawal charge are subject to a withdrawal charge. Amounts withdrawn to pay financial adviser fees are subject to a withdrawal charge if they exceed the free withdrawal privilege, and will reduce the Contract Value and Guaranteed Death Benefit Value (perhaps significantly).

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Calculating a Withdrawal Charge		Example
For purposes of calculating any withdrawal charge, we withdraw Purchase Payments on a “first-in-first-out” (FIFO) basis and we process withdrawal requests as follows.		You make an initial Purchase Payment of $30,000 and make another Purchase Payment in the first month of the second Contract Year of $70,000. In the third month of the third Contract Year, your Contract Value is $110,000 and you request a $52,000 withdrawal. We withdraw money and compute the withdrawal charge as follows.
1. First we withdraw from Purchase Payments that we have had for six or more complete years, which is your Contract’s withdrawal charge period. This withdrawal is not subject to a withdrawal charge and it reduces the Withdrawal Charge Basis dollar for dollar.		1. Purchase Payments beyond the withdrawal charge period. All payments are still within the withdrawal charge period, so this does not apply.
2. Amounts available as a Penalty-Free Withdrawal. This includes partial withdrawals you take during the Accumulation Phase under the free withdrawal privilege or waiver of withdrawal charge benefit, and RMD payments you take under our minimum distribution program. Penalty-Free Withdrawals are not subject to a withdrawal charge, but they reduce the Withdrawal Charge Basis dollar for dollar, and are withdrawn from Purchase Payments on a FIFO basis.		2. Amounts available as a Penalty-Free Withdrawal. You did not take any other withdrawals this year, so the entire free withdrawal privilege (10% of your total Purchase Payments, or $10,000) is available to you without incurring a withdrawal charge. We also deduct this $10,000 from the first Purchase Payment.
3.  Next, on a FIFO basis, we withdraw from Purchase Payments within your Contract’s withdrawal charge period and assess a withdrawal charge. Withdrawing payments on a FIFO basis may help reduce the total withdrawal charge because the charge declines over time. We determine your total withdrawal charge by multiplying each payment by its applicable withdrawal charge percentage and then totaling the charges. These withdrawals reduce the Withdrawal Charge Basis.
The withdrawal charge as a percentage of each Purchase Payment withdrawn is as follows.	3. Purchase Payments within the withdrawal charge period on a FIFO basis. The total amount we withdraw from the first Purchase Payment is $20,000, which is subject to a 6% withdrawal charge, and you receive $18,800. We determine this amount as follows:
(amount withdrawn) x (1 – withdrawal charge) = the amount you receive, or:
$20,000 x 0.94 = $18,800
Next we withdraw from the second Purchase Payment.
So far, you received $28,800 ($10,000 under the free withdrawal privilege and $18,800 from the first Purchase Payment which is now reduced to zero), so we withdraw $23,200 from the second Purchase Payment to equal the $52,000 you requested. The second Purchase Payment is subject to a 7% withdrawal charge. We calculate the total amount withdrawn and its withdrawal charge as follows:
(the amount you receive) ÷ (1 – withdrawal charge) = amount withdrawn, or:
$23,200 ÷ 0.93 = $24,946.
Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0 1 2 3 4 5 6 years or more	8% 7% 6% 5% 3% 1% 0%

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Calculating a Withdrawal Charge	Example
4. Finally we withdraw any Contract earnings. This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.	4. Contract earnings. We already withdrew your requested amount, so this does not apply.
In total we withdrew $54,946 from your Contract, of which you received $52,000 and paid a withdrawal charge of $2,946. We also reduced the 1st Purchase Payment from $30,000 to $0, and your 2nd Purchase Payment from $70,000 to $45,054 ($70,000 - $24,946).
Upon a full withdrawal, we first deduct any final product fee and contract maintenance charge from your Contract Value before we calculate the withdrawal charge. We then deduct any applicable withdrawal charge from the total remaining Contract Value and send you the remaining amount. For a partial withdrawal we pay you the amount you requested and deduct this amount and any withdrawal charge from the total Contract Value. We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions. If a partial withdrawal occurs on a day that we also deduct the product fee and/or contract maintenance charge, we deduct these fees and expenses before we calculate and deduct the partial withdrawal and any withdrawal charge from the Contract Value.
The withdrawal charge compensates us for expenses associated with selling the Contract.
Reduction or Elimination of the Withdrawal Charge
We may reduce or eliminate the withdrawal charge when the Contract is sold under circumstances that reduce its sales expenses. We will implement this withdrawal charge reduction or elimination in a nondiscriminatory manner. For example, if a large group of individuals purchases Contracts or if a prospective purchaser already has a relationship with us. We may choose not to deduct a withdrawal charge under a Contract issued to an officer, director, or employee of Allianz Life of New York or any of its affiliates. Also, we may reduce or eliminate the withdrawal charge when a Contract is sold by a Financial Professional appointed with Allianz Life of New York to any members of his or her immediate family and the Financial Professional waives their commission. We must pre-approve any withdrawal charge reduction or elimination.
• Upon a full withdrawal the free withdrawal privilege is not available to you, and we apply a withdrawal charge against Purchase Payments that are still within the withdrawal charge period, including amounts previously withdrawn under the free withdrawal privilege. On a full withdrawal your Withdrawal Charge Basis may be greater than your Contract Value because the following reduce your Contract Value, but do not reduce your Withdrawal Charge Basis:
– deductions we make for Contract fees and expenses other than the withdrawal charge, and/or
– poor performance.
This also means that upon a full withdrawal you may not receive any money.
• Withdrawals (including any financial adviser fees that you choose to have us pay from this Contract) may also be subject to ordinary income taxes, and a 10% additional federal tax if you are under age 59 1⁄2, and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative). Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract compared to other assets you may have.
• For tax purposes in most instances, withdrawals from Non-Qualified Contracts are considered to come from earnings first, not Purchase Payments.
Transfer Fee
The first twelve transfers between Variable Options every Contract Year are free. After that, we deduct a $25 transfer fee for each additional transfer. We count all transfers made in the same Business Day as one transfer. We do not count transfers between the Variable Options and Index Options or reallocation of Index Option Value among the Index Options against the free transfers we allow and these transfers are not subject to a transfer fee. The transfer fee continues to apply under death benefit payment Option B, and with optional payments under death benefit payment Option C as noted in section 10, Death Benefit.
We deduct the transfer fee on a dollar for dollar basis from the amount of Variable Account Value being transferred before allocating the remaining Variable Account Value to your selected Variable Options. We do not treat the deduction of the transfer fee as a withdrawal when computing the Guaranteed Death Benefit Value under the Traditional Death Benefit.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Daily Adjustment Maximum Potential Loss
The Daily Adjustment is how we calculate Index Option Values on days other than the Term Start Date or Term End Date . The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. If before the Term End Date you take a full or partial withdrawal (including any financial adviser fees that you choose to have us pay from this Contract), execute a Performance Lock, annuitize the Contract, we pay a death benefit, or when we deduct Contract fees and expenses, we calculate the Index Option Value by applying the Daily Adjustment. The Daily Adjustment can be positive or negative. Following is the maximum potential loss associated with the Daily Adjustment.
Index Protection NY Strategy and Index Performance Strategy
Daily Adjustment Maximum Potential Loss	99%
(as a percentage of Index Option Value, applies for distributions from an Index Option before any Term End Date)
Premium Tax
Premium tax is based on your state of residence at the time you make each Purchase Payment. In states that assess a premium tax, we do not currently deduct it from the Contract, although we reserve the right to do so in the future. Premium tax normally ranges from 0% to 3.5% of the Purchase Payment, depending on the state or governmental entity. New York does not currently assess a premium tax.
Income Tax
Currently, we do not deduct any Contract related income tax we incur, although we reserve the right to do so in the future.
Variable Option Expenses
Charges deducted from and expenses paid out of the assets of the Variable Options are described in the Variable Options' prospectuses.
These expenses reduce the Variable Options' performance and, therefore, negatively affect your Contract Value and any payments based on Contract Value.

7.  Access to Your Money
Your Contract Value is available under the following circumstances:
•	by taking a withdrawal (including financial adviser fees that you choose to have us pay from this Contract; withdrawals under the free withdrawal privilege, systematic withdrawal program, and waiver of withdrawal charge benefit; and for Qualified Contracts only, RMD payments under our minimum distribution program);
•	by taking Annuity Payments; or
•	when we pay a death benefit.
You can take withdrawals during the Accumulation Phase. We process withdrawal requests based on values next determined after receipt of the request in Good Order at our Service Center. Values are normally determined at the end of each Business Day. We process any withdrawal request received at or after the end of the current Business Day using values determined on the next Business Day.
Any partial withdrawal must be for at least $100.* The Contract Value after a partial withdrawal must be at least $2,000.* We reserve the right to treat a partial withdrawal that reduces the Contract Value below this minimum as a full withdrawal.
*	Does not apply to RMD payments under our minimum distribution program.
We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions. The Index Option Value from which a partial withdrawal is deducted during a Term will include any applicable Daily Adjustment.
When you take a full withdrawal of the Contract Value we process your request on the Business Day we receive it in Good Order at our Service Center as follows:
•	total Contract Value including any Daily Adjustment,
•	less any final product fee and contract maintenance charge, and

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

•	less any withdrawal charge.
See the Fee Tables and section 6, Expenses for a discussion of the Contract fees and expenses.
We pay withdrawals promptly, but in no event later than seven days after receipt of your request in Good Order at our Service Center, unless the suspension of payments or transfers provision is in effect (see the discussion later in this section).
• Withdrawals may be subject to a withdrawal charge, state and federal taxation, and a 10% additional federal tax if you are under age 59 1⁄2, and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative). Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract compared to other assets you may have.
• Joint Owners: We send one check payable to both Joint Owners and we tax report each Joint Owner individually. Tax reporting each Joint Owner individually can create a discrepancy in taxation if only one Joint Owner is under age 59 1⁄2 because that Joint Owner will be subject to the 10% additional federal tax.
• We may be required to provide information about you or your Contract to government regulators. We may also be required to stop Contract disbursements and thereby refuse any transfer requests, and refuse to pay any withdrawals (including a full withdrawal), or death benefits until we receive instructions from the appropriate regulator. If, pursuant to SEC rules, the AZL Government Money Market Fund suspends payment of redemption proceeds in connection with a fund liquidation, we will delay payment of any transfer, full or partial withdrawal, or death benefit from the AZL Government Money Market Fund subaccount until the fund is liquidated.
Free Withdrawal Privilege
Each Contract Year during the Accumulation Phase, you can withdraw up to 10% of your total Purchase Payments without incurring a withdrawal charge (the free withdrawal privilege). Any unused free withdrawal privilege in one Contract Year is not added to the amount available to you in the next Contract Year. Withdrawals from Purchase Payments that are outside the six year withdrawal charge period are not subject to a withdrawal charge and do not reduce your free withdrawal privilege. RMD payments you take under our minimum distribution program and withdrawals under the waiver of withdrawal charge benefit are not subject to a withdrawal charge, but do reduce your free withdrawal privilege. Amounts we deduct for any financial adviser fees that you choose to have us pay from this Contract also reduce your free withdrawal privilege.
Example
Assume your initial Purchase Payment 10 years ago was $90,000, and you made a second $100,000 Purchase Payment 3 years ago. You take a RMD payment of $1,500 and withdraw $150,000 when the Contract Value is $275,000. The RMD payment is not subject to a withdrawal charge, but reduces the amount available under the free withdrawal privilege to $17,500 (10% x $190,000 total Purchase Payments = $19,000 - $1,500 RMD payment). After the RMD payment, $107,500 is available to you without a withdrawal charge: the initial $90,000 Purchase Payment that is beyond the 6-year withdrawal charge period, and $17,500 remaining free withdrawal privilege. The remaining $42,500 of your requested withdrawal would be subject to a 5% withdrawal charge.
The free withdrawal privilege is not available upon a full withdrawal.
Systematic Withdrawal Program
The systematic withdrawal program can provide automatic withdrawal payments to you during the Accumulation Phase. You can request to receive these withdrawal payments monthly, quarterly, semi-annually or annually. However, if your Contract Value is less than $25,000, we only make annual payments. The minimum amount you can withdraw under this program is $100 and there is no maximum. During the withdrawal charge period (if applicable), systematic withdrawals in excess of the free withdrawal privilege are subject to a withdrawal charge. We make systematic withdrawals on the ninth of the month, or the next Business Day if the ninth is a non-Business Day. We must receive your systematic withdrawal program form instructions in Good Order at our Service Center before the end of the Business Day before we process these withdrawals, or your program does not begin until the next month. This program ends at the earlier of your request, or when you withdraw your total Contract Value. However, we reserve the right to discontinue or modify the systematic withdrawal program at any time and for any reason.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

• Ordinary income taxes and tax penalties may apply to systematic withdrawals.
• The systematic withdrawal program is not available while you are receiving RMD payments.
Minimum Distribution Program and Required Minimum Distribution (RMD) Payments
If you own an IRA or SEP IRA Contract, you can participate in the minimum distribution program during the Accumulation Phase. If you have an Inherited IRA Contract or Inherited IRA Roth Contract we generally require you to participate in the minimum distribution program when you purchase this Contract. Under this program, we make payments to you designed to meet the applicable minimum distribution requirements imposed by the Code for this Qualified Contract. RMD payments are not subject to a withdrawal charge, but they reduce the free withdrawal privilege amount during the Contract Year. We do not consider deductions we make for financial adviser fees that you choose to have us pay from this Contract to be RMD payments. However, Contract Value is one of the components we use to calculate RMD payments, so these deductions may reduce your RMD payments. We apply the Daily Adjustment if RMD payments are deducted from the Index Options on days other than the Term End Date. We can make payments to you on a monthly, quarterly, semi-annually or annually. However, if your Contract Value is less than $25,000, we only make annual payments. You cannot aggregate RMD payments between this Contract and other qualified contracts that you own. We make RMD payments on the ninth of the month, or the next Business Day if the ninth is a non-Business Day. We must receive your program form instructions in Good Order at our Service Center before the end of the Business Day before we process these payments, or your program does not begin until the next month.
We reserve the right to discontinue or modify the minimum distribution program subject to the requirements of law.
• You should consult a tax adviser before purchasing a Qualified Contract that is subject to RMD payments.
• The minimum distribution program is not available while you are receiving systematic withdrawals.
Waiver of Withdrawal Charge Benefit
After the first Contract Year, if any Owner becomes confined to a nursing home for a period of at least 90 consecutive days and a physician certifies that continued confinement is necessary, you can take withdrawals and we waive the withdrawal charge. We apply the Daily Adjustment if withdrawals are deducted from the Index Options on days other than the Term End Date. This waiver is not available if any Owner was confined to a nursing home on the Issue Date. We base this benefit on the Annuitant for non-individually owned Contracts. We must receive proof of confinement in Good Order for each withdrawal before we waive the withdrawal charge. Withdrawals under this benefit reduce the free withdrawal privilege amount during the Contract Year.
Suspension of Payments or Transfers
We may be required to suspend or postpone transfers or payments for withdrawals for more than seven days after receipt of your request in Good Order at our Service Center, for any period when:
•	the New York Stock Exchange is closed (other than customary weekend and holiday closings);
•	trading on the New York Stock Exchange is restricted;
•	an emergency (as determined by the SEC) exists as a result of which disposal of the Variable Option shares is not reasonably practicable or we cannot reasonably value the Variable Option shares; or
•	during any other period when the SEC, by order, so permits for the protection of Owners.

8.  The Annuity Phase
Prior to annuitization, you can take a full withdrawal and receive your total Contract Value (less the withdrawal charge, and final product fee and contract maintenance charge). If you take a full withdrawal on any day other than a Term Start Date or Term End Date and you have Contract Value in the Index Options, we apply the Daily Adjustment to these Index Option Values before we deduct the final Contract fees and expenses.
Annuity Payments offer a guaranteed lifetime income stream with certain tax advantages and are designed for Owners who no longer need immediate access to Contract Value to meet their short-term income needs.
You can apply your Contract Value to regular periodic fixed Annuity Payments. The Payee receives the Annuity Payments. You receive tax reporting on the payments, whether or not you are the Payee. We may require proof of the

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Annuitant(s)’ age before we make any life contingent Annuity Payment. If you misstate the Annuitant(s)’ age or gender, we recalculate the Annuity Payments based on the correct age or gender.
Calculating Your Annuity Payments
We base Annuity Payments upon the following:
•	The Contract Value less the final product fee on the Annuity Date.
•	The age of the Annuitant and any joint Annuitant on the Annuity Date.
•	The gender of the Annuitant and any joint Annuitant where permitted.
•	The Annuity Option you select.
•	Your Contract’s interest rate (or current rates, if higher) and mortality table.
If the Annuity Date is not a Term End Date, Contract Value reflects the Daily Adjustment if you selected an Index Option. We guarantee the dollar amount of Annuity Payments and this amount remains fixed and does not change during the entire annuity payment option period that you selected, except as provided under Annuity Option 3.
Annuity Payment Options
You can choose one of the Annuity Options described below or any other payment option to which we agree. After Annuity Payments begin, you cannot change the Annuity Option, or transfer or withdraw Contract Value.
Option 1. Life Annuity. We make Annuity Payments during the life of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. If the Annuitant dies shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.
Option 2. Life Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the life of the Annuitant, with payments for a minimum guaranteed period that you select.
Option 3. Joint and Last Survivor Annuity. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant. Upon the death of one Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant, at a level of 100%, 75% or 50% selected by the Owner when he or she chose this Annuity Payment option. If both Annuitants die shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.
Option 4. Joint and Last Survivor Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant, with payments for a minimum guaranteed period that you select.
Option 5. Refund Life Annuity. We make Annuity Payments during the lifetime of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. After the Annuitant’s death, the Payee may receive a lump sum refund. The amount of the refund equals the amount applied to this Annuity Option minus the total paid under this option.
Under Annuity Options 1, 3 and 5, if all Annuitants die on or after the Annuity Date and before we send the first Annuity Payment, we will cancel Annuity Payments and upon receipt of a Valid Claim we will pay the Contract Value determined on the Annuity Date to surviving individual Owner, or the Beneficiary(s) if there is no surviving Owner. If the Owner is a non-individual, we pay the Owner.
After the Annuitant’s death under Annuity Option 2, or the last surviving joint Annuitant's death under Annuity Option 4, we make Annuity Payments during the remaining guaranteed period in the following order based on who is still alive: the Payee, any surviving original Owner, the last surviving Owner’s Beneficiaries, or to the last surviving Owner’s estate if there are no remaining or named Beneficiaries.
Annuity Payments are usually lower if you select an Annuity Option that requires us to make more frequent Annuity Payments or to make payments over a longer period of time. If you choose life contingent Annuity Payments, payout rates for a younger Annuitant are lower than the payout rates for an older Annuitant and payout rates for life with a guaranteed period are typically lower than life only payments. Monthly payout rates are lower than annual payout rates, payout rates for a 20-year guaranteed period are less than payout rates for a 10-year guaranteed period, and payout rates for a 50-year-old Annuitant are less than payout rates for a 70-year-old Annuitant.
If you do not choose an Annuity Option before the Annuity Date, we make Annuity Payments to the Payee under Annuity Option 2 with ten years of guaranteed monthly payments.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

When Annuity Payments Begin
Annuity Payments begin on the Annuity Date. Your scheduled Annuity Date is the first day of the calendar month following the Annuitant’s 90th birthday and is stated in your Contract. An earlier Annuity Date or a withdrawal may be required to satisfy minimum required distribution rules under certain Qualified Contracts. You can make an authorized request for a different, earlier or later Annuity Date after the Issue Date, but any such request is subject to applicable law and our approval. An earlier or later Annuity Date may not be available to you depending on the Financial Professional you purchase your Contract through and your state of residence. The earliest available Annuity Date is 13 months after the Issue Date.
If on the Annuity Date (which may occur as early as 13 months after the Issue Date, or as late as age 100) your Contract Value is greater than zero, you must annuitize the Contract. We notify you of your available options in writing 60 days in advance, including the option to extend your Annuity Date if available. If on your Annuity Date you have not selected an Annuity Option, we make payments under Annuity Option 2 with ten years of guaranteed monthly payments. Upon annuitization you no longer have Contract Value or a death benefit, and you cannot receive any other periodic withdrawals or payments other than Annuity Payments.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

9.  Benefits Available Under the Contract
The following tables summarize information about the benefits available under the Contract.
Standard Benefits (No Additional Charge)
Name of Benefit	Purpose	Brief Description of Restrictions/Limitations
Free Withdrawal Privilege	Allows you to withdraw up to 10% of your total Purchase Payments each Contract Year without incurring a withdrawal charge.	• Only available during the Accumulation Phase.
• Not available upon a full withdrawal.
• Unused free withdrawal amounts not available in future years.
• Program withdrawals may be subject to negative Daily Adjustments.
• Program withdrawals may be subject to income taxes, including a 10% additional federal tax if taken before age 59 1⁄2.
Automatic Investment Plan (AIP)	Allows you to make automatic Purchase Payments by electronic money transfer from your savings, checking, or brokerage account.	• Only available during the Accumulation Phase.
• Not available to certain Qualified Contracts.
• Payments must be on a monthly or quarterly basis.
• Subject to applicable Purchase Payment restrictions.
• We reserve the right to discontinue or modify the program.
Optional Reallocation Program for the 1-year Term Index Options	Provides for automatic transfers among the 1-year Term Index Options to help you maintain your selected allocation percentages among these Index Options.	• Only available during the Accumulation Phase. • Not available if you select a 3-year or 6-year Term Index Option. • We reserve the right to discontinue or modify the program.
Systematic Withdrawal Program	Allows you to take automatic withdrawals from your Contract.	• Only available during the Accumulation Phase.
• Not available while you are participating in minimum distribution program.
• Program withdrawals may be monthly, quarterly, semi-annual or annual, unless you have less than $25,000 in Contract Value, in which case only annual withdrawals are available.
• Program withdrawals count against free withdrawal privilege.
• Program withdrawals may be subject to negative Daily Adjustments.
• Program withdrawals may be subject to withdrawal charges and income taxes, including a 10% additional federal tax if taken before age 59 1⁄2.
• We reserve the right to discontinue or modify the program.
Minimum Distribution Program	Allows you to automatically take withdrawals to satisfy the minimum distribution requirements (RMD) imposed by the Internal Revenue Code.	• Only available during the Accumulation Phase.
• Only available to IRA or SEP IRA Contracts.
• Program withdrawals count against free withdrawal privilege.
• Program withdrawals may be subject to negative Daily Adjustments.
• Program withdrawals may be subject to income taxes.
• Program withdrawals may be monthly, quarterly, semi-annual or annual, unless you have less than $25,000 in Contract Value, in which case only annual payments are available.
• We reserve the right to discontinue or modify the program subject to the requirements of law.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Standard Benefits (No Additional Charge)
Name of Benefit	Purpose	Brief Description of Restrictions/Limitations
Financial Adviser Fees	If you have a financial adviser and want to pay their financial adviser fees from this Contract, you can instruct us to withdraw the fee from your Contract and pay it to your Financial Professional or Financial Professional’s firm as instructed.	• Only available during the Accumulation Phase.
• Financial adviser fees are in addition to the Contract’s fees and expenses.
• Deductions for financial adviser fees are treated as withdrawals under the Contract.
• Program withdrawals count against free withdrawal privilege.
• Program withdrawals may be subject to negative Daily Adjustments.
• Program withdrawals may be subject to withdrawal charges and income taxes, including a 10% additional federal tax if taken before age 59  1⁄2.
• We reserve the right to discontinue or modify the program.
Waiver of Withdrawal Charge Benefit	Waives withdrawal charges if you become confined to a nursing home.	• Only available during the Accumulation Phase.
• Confinement must be for at least 90 consecutive days.
• Requires physician certification.
• Not available if any Owner was confined to a nursing home on the Issue Date.
• Program withdrawals count against free withdrawal privilege.
• Program withdrawals may be subject to negative Daily Adjustments.
• Program withdrawals are not subject to withdrawal charges, but may be subject to income taxes, including a 10% additional federal tax if taken before age 59 1⁄2.
• State variations may apply.
Traditional Death Benefit	Provides a death benefit equal to the greater of the Contract Value, or Guaranteed Death Benefit Value. The Guaranteed Death Benefit Value is total Purchase Payments adjusted for withdrawals.
An example of the death benefit provided by the Traditional Death Benefit is included in section 10, Death Benefit.
An example of the impact of withdrawals for financial adviser fees that you choose to have us pay from this Contract on the death benefit is included in section 1.	• Benefit only available during the Accumulation Phase.
• Withdrawals, including any negative Daily Adjustments, may significantly reduce the benefit as indicated in section 1, Financial Adviser Fee Deduction Example.
• Restrictions on Purchase Payments may limit the benefit.
• Annuitizing the Contract will end the benefit.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Standard Benefits (No Additional Charge)
Name of Benefit	Purpose	Brief Description of Restrictions/Limitations
Performance Lock	Allows you to capture the current Index Option Value during the Term for an Index Option . Can help eliminate doubt about future Index performance and possibly limit the impact of negative performance.
A Performance Lock example is included in section 4, Valuing Your Contract — Performance Locks.	• Available during the Accumulation Phase.
• Not available with the Index Protection Strategy Index Options.
• May be exercised before the Term End Date for an Index Option.
• If exercised, will no longer participate in Index performance (positive or negative) for the remainder of the Term, and will not receive a Credit on the Term End Date.
• You will not know your locked Index Option Value in advance.
• The locked Index Option Value will reflect a Daily Adjustment.
• If executed when Daily Adjustment has declined, will lock in any loss.
• Can be executed only once each Term for each Index Option.
• Cannot be exercised for only a portion of the Index Option Value.
• Deductions (e.g. withdrawals, fees) decrease the locked Index Option Value.
• Cannot transfer locked Index Option Value until the Term End Date, except when exercised for a 3-year or 6-year Term Index Option, provided the Lock Date occurs on or before the second Index Anniversary of a 3-year Term, on or before the fifth Index Anniversary of a 6-year Term.
• We will not provide advice or notify you regarding whether you should exercise or the optimal time for doing so.
• We will not warn you if you exercise at a sub-optimal time.

10.  Death Benefit
“You” in this section refers to the Owner, or the Annuitant if the Contract is owned by a non-individual.
The Contract provides the Traditional Death Benefit for no additional charge. The death benefit is the greater of the Contract Value, or Guaranteed Death Benefit Value. The Traditional Death Benefit's Guaranteed Death Benefit Value is total Purchase Payments reduced proportionately for withdrawals you take (including any withdrawal charge).
The death benefit is only available during the Accumulation Phase. If you or the Determining Life (Lives) die during the Accumulation Phase, we process the death benefit using prices determined after we receive the required information, which is either a Valid Claim or due proof of death as stated here. (For information on due proof of death see the Glossary – Valid Claim). If we receive this information at or after the end of the current Business Day, we use the next Business Day’s prices.
If there are multiple Beneficiaries, each Beneficiary receives the portion of the death benefit he or she is entitled to when we receive his or her Valid Claim. If a Beneficiary dies before you or the Designated Life, that Beneficiary’s interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no remaining Beneficiaries, or no named Beneficiaries, we pay the death benefit to your estate, or if the Owner is a non-individual, to the Owner. Unless you instruct us to pay Beneficiaries a specific percentage of the death benefit, each Beneficiary receives an equal share.
Each Beneficiary’s portion of the death benefit remains in the Allocation Options based on the allocation instructions that were in effect on the date of death until we receive his or her Valid Claim and we either pay the claim or the Beneficiary provides alternate allocation instructions. If there is Variable Account Value in the AZL Government Money Market Fund awaiting transfer to the Index Options on the date of death, it remains there until the earlier of the next Index Anniversary,

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

or the date we receive a Valid Claim. If an Index Anniversary occurs before we receive a Valid Claim, we will transfer that Beneficiary’s portion of the Variable Account Value destined for the Index Options based on the Purchase Payment default instructions that were in effect on the date of death.
From the time we determine the death benefit until we make a complete distribution, any amount in the Allocation Options continues to be subject to investment risk that is borne by the recipient(s). Once we receive notification of death, we may no longer accept or process transfer requests. After we receive the first Valid Claim from any Beneficiary we also will not accept additional Purchase Payments or allow any partial or full withdrawals unless the withdrawal is required to comply with federal tax law.
On the first death of a Determining Life during the Accumulation Phase, if the Traditional Death Benefit is in effect your Beneficiary(s) will receive the greater of the Contract Value or Guaranteed Death Benefit Value. The Guaranteed Death Benefit Value is total Purchase Payments reduced proportionately for withdrawals you take (including any withdrawal charge). For example, assume total Purchase Payments are $90,000, you take no withdrawals, and the current Contract Value is $100,000. The death benefit for the Traditional Death Benefit is the $100,000 Contract Value.
If the date we are determining the death benefit is not the Term End Date, the Contract Value reflects the Daily Adjustment. Withdrawals you take reduce your Guaranteed Death Benefit Value by the percentage of Contract Value withdrawn (including any withdrawal charge), determined at the end of each Business Day. All withdrawals you take reduce the Guaranteed Death Benefit Value and Contract Value, even Penalty-Free Withdrawals, and financial adviser fees that you choose to have us pay from this Contract. However, we do not reduce the Guaranteed Death Benefit Value for deductions we make for Contract fees and expenses. Deductions for Contract fees and expenses will, however, decrease the Contract Value by the dollar amount withdrawn. In addition, because the death benefit is the greater of Contract Value or the Guaranteed Death Benefit Value, deductions we make for Contract fees and expenses may reduce the death benefit available to your Beneficiaries.
Examples of the impact of withdrawals for financial adviser fees that you choose to have us pay from this Contract on the death benefit are included in section 1.
What Happens Upon Death?
If you are the Determining Life, or if you and the Determining Life (Lives) are different individuals and die simultaneously as described in the discussion of Beneficiaries in section 2, Ownership, Annuitants, Determining Life, Beneficiaries and Payees, we determine the Traditional Death Benefit at the end of the Business Day we receive a Valid Claim. For multiple Beneficiaries, each surviving Beneficiary receives the greater of their portion of the:
•	Guaranteed Death Benefit Value determined at the end of the Business Day we receive the first Valid Claim from any one Beneficiary, or
•	Contract Value determined at the end of the Business Day during which we receive his or her Valid Claim.
If you and the Determining Life (Lives) are different individuals and do not die simultaneously, the death benefit is as follows. This can only occur if you change the Owner after the Issue Date.
•	If a Determining Life dies before you, we do not pay a death benefit to the Beneficiary(s) but we may increase the Contract Value if the Traditional Death Benefit is still in effect. At the end of the Business Day we receive due proof of a Determining Life’s death we increase the Contract Value to equal the Guaranteed Death Benefit Value if greater, and the Traditional Death Benefit ends. We allocate any Contract Value increase to the Allocation Options according to your Purchase Payment default instructions. If your Purchase Payment default instructions include a temporarily unavailable Index Option we will transfer the assets destined for the temporarily unavailable Index Option to the AZL Government Money Market Fund and the assets will remain there until we receive alternate instructions.
•	Upon your death your Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive each Beneficiary’s Valid Claim.
The Traditional Death Benefit ends upon the earliest of the following.
•	The Business Day before the Annuity Date.
•	The Business Day that the Guaranteed Death Benefit Value and Contract Value are both zero.
•	Upon the death of a Determining Life, the end of the Business Day we receive a Valid Claim from all Beneficiaries if you and the Determining Life are the same individuals, or if you and the Determining Life (Lives) are different individuals and die simultaneously.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

•	Upon the death of a Determining Life, the end of the Business Day we receive due proof of the Determining Life’s death if you and the Determining Life (Lives) are different individuals and do not die simultaneously.
•	Upon the death of an Owner (or Annuitant if the Owner is a non-individual), the end of the Business Day we receive the first Valid Claim from any one Beneficiary, if the Owner (or Annuitant) is no longer a Determining Life.
•	The Business Day the Contract ends.

We base the Traditional Death Benefit on the first death of a Determining Life (or Lives). This means that upon the death of an Owner (or Annuitant if the Owner is a non-individual), if a surviving spouse continues the Contract the Traditional Death Benefit is no longer available. Also, if you and the Determining Life (Lives) are different individuals and you die first, the Traditional Death Benefit is not available to your Beneficiary(s).
Death of the Owner and/or Annuitant
The Appendix A to the Form N-4 SAI includes tables that are intended to help you better understand what happens upon the death of any Owner and/or Annuitant under the different portions of the Contract.
Death Benefit Payment Options During the Accumulation Phase
Each Beneficiary must select one of the death benefit payment options listed below.
If a Beneficiary requests a lump sum payment under Option A, we pay that Beneficiary within seven days of receipt of his or her Valid Claim, unless the suspension of payments or transfers provision is in effect. Payment of the death benefit may be delayed, pending receipt of any state forms.
Spousal Continuation: If the Beneficiary is the deceased Owner’s spouse, he or she can choose to continue the Contract with the portion of the death benefit the spouse is entitled to in his or her own name. For an IRA, Roth IRA, or SEP IRA Contract, spousal continuation can only occur if the surviving spouse is the Contract’s sole primary Beneficiary. For non-individually owned Contracts, spousal continuation is only available to Qualified Contracts through a direct rollover to an IRA. Spouses must qualify as such under federal law to continue the Contract. Individuals who have entered into a registered domestic partnership, civil union, or other similar relationship that is not considered to be a marriage under state law are also not considered to be married under federal law. An election by the spouse to continue the Contract must be made on the death claim form before we pay the death benefit. If the deceased Owner was a Determining Life and the surviving spouse Beneficiary continues the Contract, at the end of the Business Day we receive his or her Valid Claim we increase the Contract Value to equal the Guaranteed Death Benefit Value if greater and available, and the Traditional Death Benefit ends. We allocate any Contract Value increase to the Allocation Options according to Purchase Payment default instructions. If your Purchase Payment default instructions include a temporarily unavailable Index Option we will transfer the assets destined for the temporarily unavailable Index Option to the AZL Government Money Market Fund and the assets will remain there until we receive alternate instructions. If the surviving spouse continues the Contract:
•	he or she becomes the new Owner and may exercise all of the Owner’s rights, including naming a new Beneficiary or Beneficiaries;
•	he or she is subject to any remaining withdrawal charge; and
•	upon the surviving spouse’s death their Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive a Valid Claim from each Beneficiary.
Death Benefit Payment Options
The following applies to Non-Qualified Contracts. Different rules may apply to Qualified Contracts. For more information, please see section 11, Taxes – Distributions Upon the Owner’s Death (or Annuitant’s Death if the Owner is a Non-Individual).
Option A: Lump sum payment of the death benefit.
Option B: Payment of the entire death benefit within five years of the date of any Owner’s death. The Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee.
Option C: If the Beneficiary is an individual, payment of the death benefit as Annuity Payments under Annuity Options 1, 2, or 5. With our written consent other options may be available for payment over a period not extending beyond the Beneficiary’s life expectancy under which the Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Distribution from Non-Qualified Contracts must begin within one year of the date of the Owner’s death. Any portion of the death benefit from Non-Qualified Contracts not applied to Annuity Payments within one year of the date of the Owner’s death must be distributed within five years of the date of death.
If a Non-Qualified Contract is owned by a non-individual, then we treat the death of an Annuitant as the death of an Owner for purposes of the Code’s distribution at death rules, which are set forth in Section 72(s) of the Code.
In all events, notwithstanding any provision to the contrary in the Contract or this prospectus, a Non-Qualified Contract is interpreted and administered in accordance with Section 72(s) of the Code.

11.  Taxes
This section provides a summary explanation of the tax ramifications of purchasing a Contract. We do not provide individual tax advice. You should contact your tax adviser to discuss this Contract’s effects on your personal tax situation.
Annuity Contracts in General
Annuity contracts are a means of setting aside money for future needs – usually retirement. Congress recognized the importance of saving for retirement and provided special rules in the Code for annuities.
There are different rules regarding how you will be taxed, depending upon how you take the money out and whether the annuity is Qualified or Non-Qualified. Generally any taxable distribution is subject to federal income tax and any applicable state income tax at ordinary income tax rates (instead of capital gains rates).
You can purchase either a Qualified Contract or a Non-Qualified Contract.  If you do not purchase one of the various types of Qualified Contracts described in this section, the Contract is referred to as a Non-Qualified Contract.
This prospectus does not address specific state tax laws. You should discuss state taxation with your tax adviser.
Qualified Contracts
If you purchase the Contract as an IRA, Roth IRA, SEP IRA, or to fund a qualified retirement plan, the Contract is referred to as a Qualified Contract. Qualified Contracts are subject to certain restrictions under the Code, including restrictions on the amount of annual contributions, restrictions on how much you can earn and still be able to contribute to a Qualified Contract, and specialized restrictions on withdrawals. Qualified Contracts must be purchased from earned income from the relevant year or years, or from a rollover or transfer from a qualified contract. An IRA to IRA indirect rollover can occur only once in any twelve-month period from all of the IRAs you currently own. Adverse tax consequences may result if contributions, distributions, and transactions in connection with the Qualified Contract do not comply with the law.
A Qualified Contract funded by an annuity does not provide any additional tax deferral. However, the Contract has features and benefits other than tax deferral that may make it appropriate for an IRA or qualified retirement plan. You should consult your tax adviser regarding these features and benefits before purchasing a Qualified Contract.
We may issue the following types of Qualified Contracts to an individual. Purchasers of a Contract for use with IRAs have the right to revoke their purchase within seven days of the earliest of the establishment of the IRA, or their purchase.
•	IRA (Traditional IRA). Section 408 of the Code permits eligible individuals to fund IRAs. IRA contributions are limited each year to the lesser of a dollar amount specified in the Code or 100% of the amount of earned income included in the Owner’s income. Contributions may be tax deductible based on the Owner’s income. Contributions must be made in cash. The limit on the amount contributed to an IRA does not apply to distributions from certain other types of IRAs or qualified retirement plans that are transferred or rolled over on a tax-deferred basis into an IRA.
•	Roth IRA. Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA are limited each year to the lesser of a dollar amount specified in the Code or 100% of the amount of earned income included in the Owner’s income. Contributions are also limited or prohibited if the Owner’s income is above certain limits. Contributions must be made in cash. The limit on the amount contributed to a Roth IRA does not apply to distributions from certain other types of IRAs or qualified retirement plans that are transferred or rolled over (conversion) into a Roth IRA.
Conversions to a Roth IRA from an IRA or other eligible qualified retirement plan are permitted regardless of an individual’s income. A conversion to a Roth IRA results in a taxable event, but not a 10% additional federal tax for early withdrawal if certain qualifications are met (please consult your tax adviser for more details).

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

•	Simplified Employee Pension (SEP) IRA. Employers may establish SEP IRAs under Code Section 408(k) to provide IRA contributions on behalf of their employees. In addition to all of the general rules governing IRAs, such plans are subject to additional requirements and different contribution limits.
•	Inherited IRA. The Code permits beneficiaries of investments that were issued under qualified retirement plans or IRAs to directly transfer the death benefit from that investment into a variable annuity contract (Inherited IRA or Inherited Roth IRA Contract). If you purchase this Contract as a transfer from another carrier, you will become the Owner of the new Inherited IRA Contract or Inherited Roth IRA Contract. The ownership of this Contract will also reflect the name of the deceased previous owner. Once an Inherited IRA or Inherited Roth IRA Contract is established, no further Purchase Payments can be made. We may choose not to allow this Contact to be purchased as an Inherited IRA or Inherited Roth IRA.
We may issue the following type of Qualified Contract to a qualified retirement plan.
•	Qualified Retirement Plans: Pension and Profit-Sharing Plans. A qualified plan is a retirement or pension plan that meets the requirements for tax qualification under the Code. Sections 401(a) and 401(k) of the Code permit employers, including self-employed individuals, to establish various types of retirement plans for employees. These retirement plans may permit the purchase of the Contracts to provide benefits under the plan. Contributions to the plan for the benefit of employees are not included in the gross income of the employee until distributed from the plan. The tax consequences to participants may vary, depending upon the particular plan design. Participant loans are not allowed under the Contracts purchased in connection with these plans.
If the Contract is purchased for a qualified plan under Section 401 of the Code, the plan is both the Owner and the Beneficiary. The authorized signatory, plan administrator, or plan trustee for the plan must make representations to us that the plan is qualified under the Code on the Issue Date and is intended to continue to be qualified for the entire Accumulation Phase of the Contract, or as long as the qualified plan owns the Contract. The qualified plan may designate a third party administrator to act on its behalf. All tax reporting is the responsibility of the plan. In the event the qualified plan instructs us to roll the plan assets into an IRA for the Annuitant under this Contract, we change the qualification type of the Contract to an IRA and make the Annuitant the Owner. The qualified plan is responsible for any reporting required for the rollover transactions out of the plan. We are responsible for any reporting required for the Contract as an IRA.
Purchasers of Contracts for use with pension or profit-sharing plans should obtain competent tax advice as to the tax treatment and suitability of a holding an annuity within a plan. Because of the minimum Purchase Payment requirements, these Contracts may not be appropriate for some retirement plans that are funded on a periodic basis. Owners, Annuitants and Beneficiaries are cautioned that benefits under a Qualified Contract may be subject to the terms and conditions of the plan regardless of the terms and conditions of the Contracts issued pursuant to the plan. Some retirement plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. We are not bound by the terms and conditions of such plans to the extent such terms conflict with the terms of a Contract, unless we specifically consent to be bound. Owners, participants, and Beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contracts comply with applicable law. We may choose not to allow pension or profit-sharing plans to purchase this Contract.
Summary of Individuals and Entities That Can Own a Qualified Contract
Currently, we offer the following types of Qualified Contracts.
Type of Contract	Persons and Entities that can own the Contract
IRA	Must have the same individual as Owner and Annuitant.
Roth IRA	Must have the same individual as Owner and Annuitant.
Simplified Employee Pension (SEP) IRA	Must have the same individual as Owner and Annuitant.
Certain Code Section 401 Plans	A qualified retirement plan is the Owner and the Annuitant must be an individual who is a participant in the plan. If the qualified retirement plan is a defined benefit plan, the individual must be the only participant in the plan.
We may determine which types of qualified retirement plans are eligible to purchase this Contract.
Inherited IRA and Inherited Roth IRA	Must have the same individual as Owner and Annuitant. The deceased owner of the previously held tax-qualified arrangement will also be listed in the titling of the Contract.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Non-Qualified Contracts
You can instead purchase a Non-Qualified Contract, which is not qualified pursuant to a specialized provision of the Code.  There are no Code restrictions on annual contributions to a Non-Qualified Contract or how much you can earn and still contribute to a Contract.
Non-Qualified Contracts Owned by Non-Individuals
When a Non-Qualified Contract is owned by a non-individual (other than a trust holding the Contract as an agent for an individual), the Contract is not generally treated as an annuity for tax purposes. This means that the Contract may not receive the benefits of tax deferral and any Contract earnings may be taxable every year.
Taxation of Withdrawals
Section 72 of the Code governs taxation of annuities in general. An Owner is generally not taxed on increases in the value of a Contract until a distribution occurs, either in the form of withdrawals or as Annuity Payments.
For a full withdrawal (total redemption), a partial withdrawal, or a death benefit, the recipient is taxed on the portion of the payment that exceeds your investment in the Contract (often referred to as cost basis). For Non-Qualified Contracts, this cost basis is generally the Purchase Payments, while for Qualified Contracts there is generally no cost basis, which means the withdrawal is fully taxable, except for qualified distributions from Roth IRAs and IRAs where you have separately tracked and reported any after-tax contributions that you have made.
For Non-Qualified Contracts, the taxable portion of a partial withdrawal is the portion of the payment considered to be gain in the Contract (for example, the difference, if any, between the Contract Value immediately before the withdrawal, unreduced by any withdrawal charges, and the Contract’s cost basis). The withdrawals are generally taxed as though you were paid taxable earnings first, and then as a non-taxable return of Purchase Payments.
Distributions from a Roth IRA generally are not subject to income tax if the Roth IRA has been held for five years (starting with the year in which the first contribution is made to any Roth IRA) and the Owner satisfies a triggering event such as attaining age 59 1⁄2, death, disability or a first time homebuyer (subject to a $10,000 lifetime limit).
Distribution before satisfying the five year period or triggering event requirement may subject the distribution to taxation. Please be aware that each Roth IRA conversion has its own five year holding period requirement for purposes of determining if the 10% additional federal tax described below applies.
10% Additional Federal Tax
Withdrawals, whether partial or full, and Annuity Payments may also be subject to an additional federal tax equal to 10% of the taxable amount, unless an exception applies. If you take a withdrawal before age 59 1⁄2, you may be subject to a 10% additional federal tax, unless you satisfy one of the exceptions. The exceptions are different for Qualified Contracts and Non-Qualified Contracts, and are also different for IRAs and qualified plans. If the Contract is jointly owned, we send one check payable to both Joint Owners and tax report each Joint Owner individually. Tax reporting individually can create a discrepancy in taxation if only one Joint Owner is under age 59 1⁄2 because that Joint Owner will be subject to the 10% additional federal tax.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Exceptions to the 10% Additional Federal Tax for Qualified Contracts
1)	distributions made on or after the date you (or the Annuitant as applicable) reach age 59 1⁄2;
2)	distributions following your death or disability (or the Annuitant as applicable) (for this purpose disability is as defined in Section 72(m)(7) of the Code);
3)	distributions paid in a series of substantially equal payments made annually (or more frequently) for your life (or life expectancy) or joint lives of you and your designated Beneficiary;
4)	distributions made to you after separation from service after reaching age 55 (does not apply to IRAs);
5)	distributions made to you to the extent such distributions do not exceed the amount allowed as a deduction under Code Section 213 for amounts paid during the tax year for medical care;
6)	distributions made on account of an IRS levy upon the Qualified Contract;
7)	distributions from an IRA for the purchase of medical insurance (as described in Section 213(d)(1)(D) of the Code) for you and your spouse and dependents if you have received unemployment compensation for at least 12 weeks (this exception will no longer apply after you have been re-employed for at least 60 days);
8)	distributions from an IRA made to you, to the extent such distributions do not exceed your qualified higher education expenses (as defined in Section 72(t)(7) of the Code) for the tax year;
9)	distributions from an IRA which are qualified first-time homebuyer distributions (as defined in Section 72(t)(8) of the Code);
10)	distributions made to an alternate Payee pursuant to a qualified domestic relations order (does not apply to an IRA);
11)	distributions made to a reservist called to active duty after September 11, 2001, for a period in excess of 179 days (or for an indefinite period), from IRAs or amounts attributable to elective deferrals under a 401(k) plan made during such active period; and
12)	distributions made during the payment period starting on the birth of a child or the finalization of an adoption (up to $5,000).
With respect to (12) above, a qualified birth or adoption distribution may be repaid in one or more contributions into an IRA or qualified retirement plan (if you are eligible to make a contribution to the qualified retirement plan). The repayment contribution will be treated as a rollover into the IRA or qualified retirement plan.
With respect to (3) above, if the series of substantially equal periodic payments is modified before the later of the Annuitant attaining age 59 1⁄2 or the close of the five year period that began on the date the first payment was received, then the tax for the year of the modification is increased by the 10% additional federal tax, plus interest for the tax years in which the exception was used. A partial withdrawal, partial transfer, or partial rollover taken after a series of substantially equal periodic payments has begun will result in the modification of the series of substantially equal payments and therefore will result in the imposition of the 10% additional federal tax and interest for the period as described above. You should obtain competent tax advice before you take any partial withdrawals from your Contract. Adding Purchase Payments to a Contract that is making substantially equal periodic payments will also result in a modification of the payments.
For 2020 only, the Coronavirus Aid, Relief, and Economic Security (CARES) Act, permitted corona-virus related distributions from Qualified Contracts and IRAs up to an aggregate amount of $100,000. This type of distribution was an exception to the 10% federal additional tax. To qualify for the distribution, generally you, your spouse, or dependent had to have been diagnosed with the virus, or you had to have been affected economically in certain ways because of the virus. The tax associated with the distributions may be paid ratably over three years, beginning with the 2020 tax year. The CARES Act also allows you to recontribute the amount you withdrew to an eligible retirement plan (to which you can make a rollover contribution) in one or more payments within three years.
Exceptions to the 10% Additional Federal Tax for Non-Qualified Contracts
1)	paid on or after you reach age 59 1⁄2;
2)	paid after you die;
3)	paid if you become totally disabled (as that term is defined in Section 72(m)(7) of the Code);
4)	paid in a series of substantially equal payments made annually (or more frequently) for your life (or life expectancy) or joint lives of you and your designated Beneficiary;
5)	paid as annuity payments under an immediate annuity; or
6)	that come from Purchase Payments made before August 14, 1982.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

With respect to (4) above, if the series of substantially equal periodic payments is modified before the later of your attaining age 59 1⁄2 or the close of the five year period that began on the date the first payment was received, then the tax for the year of the modification is increased by the 10% additional federal tax, plus interest, for the tax years in which the exception was used. A partial withdrawal or partial 1035 exchange taken after a series of substantially equal periodic payments has begun will result in the modification of the series of substantially equal payments and therefore will result in the imposition of the 10% additional federal tax and interest for the period as described above. Adding Purchase Payments to a Contract that is making substantially equal periodic payments will also result in a modification of the payments.
Non-Qualified Annuity Medicare Tax
Distributions from Non-Qualified Contracts are considered investment income for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may apply to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) This tax does not apply to distributions from Qualified Contracts. Please consult a tax adviser for more information.
Payments for Financial Adviser Fees
Any financial adviser fees that you choose to have us pay from this Contract to your Financial Professional or Financial Professional's firm may result in a taxable distribution. Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract compared to other assets you may have since federal and/or state taxing authorities could determine that such fees should be treated as taxable distributions.
RMDs From Qualified Contracts
Distributions from a Qualified Contract must commence no later than the required beginning date. For Roth IRAs, no distributions are required during the Owner’s lifetime. For IRAs other than Roth IRAs, the required beginning date is April 1 of the calendar year following the year in which you attain age 72 (or age 70 1⁄2 if you reached this age prior to January 1, 2020). Under a qualified plan, the required beginning date is generally April 1 of the calendar year following the later of the calendar year in which you reach age 72 (or age 70 1⁄2 if you reached this age prior to January 1, 2020) or retire.
Generally, RMDs must be made over a period not exceeding the life or life expectancy of the individual or the joint lives or life expectancies of the individual and his or her designated Beneficiary. If the RMDs are not made, a 50% additional federal tax is imposed as to the amount not distributed. If you are attempting to satisfy these rules through partial withdrawals, the present value of future benefits provided under the Contract may need to be included in calculating the amount required to be distributed. If you enroll in our minimum distribution program, we make RMD payments to you that are designed to meet this Contract’s RMD requirements.
Diversification
Code Section 817(h) and accompanying Treasury Department Regulations imposes diversification standards on the assets underlying variable annuity contracts. The Code provides that a variable annuity contract cannot be treated as an annuity contract for any period during which its investments are not adequately diversified as required by the United States Treasury Department. If the Contract no longer qualifies as an annuity contract, you would be subject to federal income tax each year with respect to Contract earnings accrued. We intend to manage all available Index Options, and we intend that all Variable Options be managed by the investment advisers so that they comply with these diversification standards.
Owner Control
The Treasury Department has indicated that the diversification regulations do not provide guidance regarding the circumstances in which an Owner’s control of the Separate Account’s investments may cause the Owner to be treated as the owner of the Separate Account’s assets, which would cause the Contract to lose its favorable tax treatment. In certain circumstances, variable annuity contract owners have been considered for federal income tax purposes to be the owners of the separate account’s assets, due to their ability to exercise investment control over those assets. In this case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. There is little guidance in this area and some of our Contract’s features, such as the flexibility of an Owner to allocate Purchase Payments and transfer amounts among available Variable Options, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give Owners investment control over Separate Account assets, we reserve the right to modify the Contracts as necessary to prevent an Owner from being treated as the owner of the Separate Account assets.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Taxation of Annuity Payments
For Annuity Payments from Non-Qualified Contracts, the portion of each payment included in income is determined by an exclusion ratio. The exclusion ratio is a calculation that causes a portion of each Annuity Payment to be non-taxable, based upon the percentage of your Contract Value that is from Purchase Payments. We determine the exclusion ratio for Annuity Payments by dividing the investment in the Contract (adjusted for any guaranteed period or refund guarantee) by the expected return anticipated to be paid as Annuity Payments (which is determined by Treasury Regulations). We determine the amount of each Annuity Payment that is excluded from income by multiplying the Annuity Payment by the exclusion ratio. Annuity Payments received after the investment in the Contract has been recovered (for example, when the total of the amounts excluded from income equal the investment in the Contract) are fully taxable.
Generally, Annuity Payments from Qualified Contracts are fully taxable unless you have separately tracked and reported any after-tax contributions that you have made. Annuity Payments that are qualified distributions from Roth IRAs are federal income tax free. Owners, Annuitants and Beneficiaries under the Contracts should seek competent financial advice about the tax consequences of any distributions.
Distributions Upon the Owner’s Death (or Annuitant’s Death If the Owner Is a Non-individual)
Section 72(s) of the Code requires that, to be treated as an annuity contract for federal income tax purposes, a Non-Qualified Contract must contain certain provisions regarding distributions when an Owner dies. Specifically, Section 72(s) requires that: (a) if an Annuitant dies on or after you annuitize the Contract, but before distribution of the entire Contract’s interest, the entire Contract’s interest must be distributed at least as rapidly as under the distribution method being used as of the Annuitant’s date of death; and (b) if any Owner (or the Annuitant if the Owner is a non-individual) dies before you annuitize the Contract, the Contract’s entire interest must be distributed within five years after the Owner’s date of death.
These requirements are satisfied as to any part of an Owner’s interest that is payable to, or for the benefit of, a designated Beneficiary and distributed over the designated Beneficiary’s life, or over a period not extending beyond that Beneficiary’s life expectancy, provided that distributions begin within one year of the Owner’s death. The designated Beneficiary refers to an individual designated by the Owner as a Beneficiary and to whom ownership of the Contract passes by reason of death.
However, if the designated Beneficiary is the deceased Owner’s surviving spouse, the surviving spouse can continue the Contract as the new Owner. If a couple is married in a jurisdiction (including a foreign country) that recognizes same-sex marriage, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Depending on the state in which your Contract is issued, we may offer certain spousal benefits to same-sex civil union couples, domestic partners or spouses. You should be aware, however, that, if state law does not recognize the civil union or registered domestic partnership as a marriage, we cannot permit the surviving partner/spouse to continue the Contract within the meaning of the federal tax law.
Same-sex civil union couples, domestic partners and spouses should contact their financial professional and a qualified tax adviser regarding their personal tax situation, the implications of any Contract benefits based on a spousal relationship, and their partner’s/spouse’s rights and benefits under the Contract.
Non-Qualified Contracts contain provisions that are intended to comply with these Code requirements.
Upon death of an Owner of a Qualified Contract, the Setting Every Community Up for Retirement (SECURE) Act (contained within the Further Consolidated Appropriations Act enacted December 20, 2019) made significant changes to the payment options available to Beneficiaries of Owners who die on or after January 1, 2020. The rules discussed below reference IRA Contracts, but similar rules also apply to qualified retirement plans. With some exceptions, IRA Beneficiaries must receive their entire death benefit by December 31 following the tenth anniversary of the IRA Owner’s death.
The payments options for IRA Beneficiaries differ depending on several factors, including whether a Beneficiary is an Eligible Designated Beneficiary (EDB). An EDB includes any Beneficiary of the deceased IRA Owner who at time of death is: 1) the surviving spouse, 2) not more than ten years younger than the IRA Owner, 3) a minor child of the IRA Owner, 4) chronically ill, or 5) disabled. EDB status is determined at the IRA Owner’s death.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

If you are an EDB, then you can begin RMD payments based on your single life expectancy (“stretch payments”) in the year following the deceased Owner’s death. You must begin to receive these RMD payments by December 31 of the year following the deceased Owner’s death (but see the exception for a spouse beneficiary below). If you are an EDB that elected to receive payments over your life expectancy, once you die, then your beneficiary must receive their entire death benefit by December 31 following the tenth anniversary of your death.
For a minor child Beneficiary, the payments based on life expectancy may continue only until the minor child reaches the age of majority (age 18 or the age specified in Treasury Regulations). The minor child Beneficiary must receive their entire death benefit by December 31 following the tenth anniversary of reaching the age of majority.
If you were the spouse Beneficiary of the deceased Owner’s IRA Contract and your spouse had not yet reached the date at which he/she was required to begin receiving RMD payments (treating a Roth IRA as a traditional IRA for this purpose only), then you can wait to begin receiving RMD payments until the year that your spouse would have reached age 72. Alternatively, if the deceased Owner had already reached the date at which he/she was required to begin receiving RMD payments, you must begin to receive these RMD payments by December 31 of the year following the deceased Owner’s death.
If you are a designated Beneficiary (generally an individual), but are not an EDB, the entire death benefit must be distributed by December 31 after the tenth anniversary of the IRA Owner’s death. If you die before the end of the ten-year period and the entire death benefit has not been distributed, your beneficiary must receive the entire death benefit by the same date you would have been required to receive the death benefit.
If the Beneficiary of the IRA Contract is a trust, current Treasury Regulations provide “see-through” treatment for trusts that meet certain requirements. If such treatment applies, the beneficiaries of the trust, rather than the trust itself will be treated as having been designated as beneficiaries of the IRA Contract for purposes of determining the distribution period for RMD payments. Due to the changes made by SECURE, there is uncertainty regarding which distribution options are available when a trust is the Beneficiary of an IRA Contract. Clarification of situations involving trust Beneficiaries is expected to be provided when the Treasury Department releases applicable regulations. Individuals are encouraged to seek guidance from their own tax professional or legal counsel to determine how these new rules apply to their particular situation.
If the IRA Beneficiary is not a “designated beneficiary” (e.g., beneficiary is an estate, charity, or a trust that does not meet the requirements for “see-through” treatment), then the payment options are unchanged by the SECURE Act. If the IRA Owner had not yet reached the date at which he/she was required to begin receiving RMD payments (treating a Roth IRA as a traditional IRA for this purpose only), then these IRA Beneficiaries must receive their entire death benefit by December 31 following the fifth anniversary of the IRA Owner’s death. Alternatively, if the deceased Owner had already reached the date at which he/she was required to begin receiving RMD payments, these IRA Beneficiaries can begin RMD payments based on the single life expectancy of the Owner in the year of the deceased Owner’s death, reduced by one. These Beneficiaries must begin to receive these RMD payments by December 31 of the year following the deceased Owner’s death.
The SECURE Act impacts situations when the IRA Owner died before January 1, 2020 and the Beneficiary had elected stretch payments. In this situation, the stretch payments can continue to the Beneficiary, but once that Beneficiary dies, the successor beneficiary must receive any remaining death benefit by December 31 following the tenth anniversary of the original Beneficiary’s death.
The SECURE Act may limit the annuitization options that a Beneficiary may elect at the IRA Owner’s death to comply with the new death benefit payment rules. Also, if an IRA Owner elected an annuitization option and then dies, action may be needed by the Beneficiary if any remaining Annuity Payments do not comply with the new death benefit payment rules for a Beneficiary.
Tax-Free Section 1035 Exchanges
Subject to certain restrictions, you can make a “tax-free” exchange under Section 1035 of the Code for all or a portion of one non-qualified annuity contract for another, or all of a life insurance policy for a non-qualified annuity contract. If you perform a partial 1035 exchange, please be aware that no distributions or withdrawals can occur from the old or new annuity contract within 180 days of the partial exchange, unless you qualify for an exception to this rule. IRS guidance also provides that certain partial exchanges may not qualify as tax-free exchanges. You should consult a tax adviser to discuss the potential tax effects before making a 1035 exchange.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Before making an exchange, you should compare both contracts carefully. Remember that if you exchange a life insurance policy or annuity contract for the Contract described in this prospectus:
•	you might have to pay a withdrawal charge on your previous contract,
•	there is a new withdrawal charge period for this Contract,
•	other charges under this Contract may be higher (or lower),
•	the benefits may be different, and
•	you no longer have access to any benefits from your previous contract.
If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax, including a possible additional federal tax, on the exchange. You should not exchange an existing life insurance policy or another annuity contract for this Contract unless you determine the exchange is in your best interest and not just better for the person selling you the Contract who generally earns a commission on each sale.
Multiple Non-Qualified Contracts Purchased In the Same Year By the Same Owner
Code Section 72(e)(12) provides that multiple Non-Qualified deferred annuity contracts issued within the same calendar year to the same owner by one company or its affiliates are treated as one annuity contract for purposes of determining a distribution’s tax consequences. This treatment may result in adverse tax consequences, including more rapid taxation of distributions from combined contracts. For purposes of this rule, contracts received in a Section 1035 exchange are considered issued in the year of the exchange. You should consult a tax adviser before purchasing more than one Non-Qualified Contract in any calendar year period.
Assignments, Pledges and Gratuitous Transfers
Any assignment or pledge (or agreement to assign or pledge) the Contract Value is treated for federal income tax purposes as a full withdrawal. The Contract will not qualify for tax deferral while the assignment or pledge is effective. Qualified Contracts generally cannot be assigned, pledged, or transferred to another individual. For Non-Qualified Contracts, the Contract’s cost basis is increased by the amount includible as income with respect to such amount or portion, though it is not affected by any other aspect of the assignment or pledge (including its release). If an Owner transfers a Non-Qualified Contract (an ownership change) without adequate consideration to a person other than their spouse (or to a former spouse incident to divorce), the Owner is taxed on the difference between his or her Contract Value and the Contract’s cost basis at the time of transfer. In such case, the transferee’s investment in the Contract is increased to reflect the increase in the transferor’s income. An Owner should consult a tax adviser before requesting an assignment, transfer, or pledge.
Income Tax Withholding
Any part of a distribution that is taxable to the Owner or Beneficiary is subject to federal and/or state income tax withholding. Generally, we withhold amounts from Annuity Payments at the same rate as wages, and we withhold 10% from non-periodic payments, such as withdrawals. However, in most cases, you may elect not to have taxes withheld or to have withholding done at a different rate.
Certain distributions from retirement plans qualified under Code Section 401 that are not directly rolled over to another eligible retirement plan or IRA, are subject to a mandatory 20% federal income tax withholding. The 20% withholding requirement generally does not apply to:
•	a series of substantially equal payments made at least annually for the life or life expectancy of the participant or joint and last survivor expectancy of the participant and a designated Beneficiary, or for a specified period of ten years or more; or
•	RMDs; or
•	any part of a distribution not included in gross income (for example, returns of after-tax contributions); or
•	hardship withdrawals.
Plan participants should consult a tax adviser regarding income tax withholding requirements.
Federal Estate Taxes
While no attempt is being made to discuss the Contract’s federal estate tax implications, an Owner should keep in mind the annuity contract’s value payable to a Beneficiary upon the Owner’s death is included in the deceased Owner’s gross estate. Depending on the annuity contract, the annuity’s value included in the gross estate may be the value of the lump sum payment payable to the designated Beneficiary, or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Generation-Skipping Transfer Tax
The Code may impose a “generation-skipping transfer tax” when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner. Regulations may require us to deduct this tax from your Contract, or from any applicable payment, and pay it directly to the IRS.
Foreign Tax Credits
We may benefit from any foreign tax credits attributable to taxes paid by certain funds to foreign jurisdictions to the extent permitted under the federal tax law.
Possible Tax Law Changes
Although the likelihood of legislative or regulatory changes is uncertain, there is always the possibility that the Contract’s tax treatment could change. Consult a tax adviser with respect to legislative or regulatory developments and their effect on the Contract.
We have the right to modify the Contract in response to legislative or regulatory changes that could otherwise diminish the favorable tax treatment that annuity owners currently receive. We make no guarantee regarding the tax status of any Contract and do not intend the above discussion as tax advice.

12.  Other Information
The Registered Separate Account
We established Allianz Life of NY Variable Account C (the Separate Account, formerly Preferred Life Variable Account C), as a separate account under New York State insurance law on February 26, 1988. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise our management of the Separate Account.
The Separate Account holds the Variable Options' shares that have been purchased with Contract assets. We keep the Separate Account assets separate from the assets of our general account and other separate accounts, including the non-unitized separate accounts we established in connection with the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option.
We own the assets of the Separate Account. Income, gains, and losses credited to, or charged against, the Separate Account reflect the Separate Account’s own investment experience and not the investment experience of the our other assets. The Separate Account’s assets are insulated, so that the assets cannot be used to pay any of our liabilities, other than those arising from the investment of Contract assets in the Variable Options.
If the Separate Account’s assets exceed the required reserves and other liabilities, we may transfer the excess to our general account, to the extent of seed money invested by us or earned fees and expenses. The obligations under the Contracts are obligations of Allianz Life of New York. We are obligated to pay all amounts promised to investors under the Contracts.
Our General Account
Our general account holds all our assets other than assets in our separate accounts. We own our general account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. We have not registered our general account as an investment company under the Investment Company Act of 1940.
Our general account assets fund guarantees provided in the Contracts. Contract Value that you apply to Annuity Payments becomes part of our general account.
Our Unregistered Separate Account
We allocate all assets backing the Index Options to an unregistered, non-unitized, non-insulated separate account (Separate Account IANY), which we established under New York Insurance Law solely for the purpose of supporting our obligations to pay Performance Credits associated with the Index Options. Separate Account IANY has two subaccounts: Subaccount IABV (which is a book value subaccount) and Subaccount IAMV (which is a market value subaccount).
Initially, a substantial majority of the aggregate assets backing the Index Options are allocated to Subaccount IABV. We hold all other assets that you allocate to the Index Options that are not invested in Subaccount IABV in Subaccount IAMV. Subsequently, there may be significant transfer of assets between Subaccount IABV and Subaccount IAMV in response to

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Index performance during the then-current Index Year. We typically transfer assets between the subaccounts if there is a 10% incremental change in year-to-date Index performance. For the Index Performance Strategy this starts at a -10% decrease in the market; for the Index Protection NY Strategy, this starts at a -30% decrease in the market. We monitor year-to-date Index performance daily and change allocations daily if needed based on this 10% increment.
We invest the assets in Subaccount IAMV in hedging instruments, including derivative investments such as put and call options, as well as cash and fixed income securities. Like our general account, the assets in Separate Account IANY are subject to our general business operation liabilities and the claims of our creditors.
An Owner who allocates Contract Value to an Index Option does not have any interest in or claim on the assets in Separate Account IANY. In addition, neither the Owner nor the Index Options participate in any way in the performance of assets held in Separate Account IANY.
Distribution
Allianz Life Financial Services, LLC (ALFS), a wholly owned subsidiary of Allianz Life Insurance Company of North America, serves as principal underwriter for the Contracts. ALFS is a limited liability company organized in Minnesota, and is located at 5701 Golden Hills Drive, Minneapolis, MN 55416. ALFS is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (FINRA). ALFS is not a member of Securities Investors Protection Corporation. More information about ALFS is available at finra.org or by calling 1-800-289-9999. You also can obtain an investor brochure from FINRA describing its Public Disclosure Program.
We have entered into a distribution agreement with ALFS for the distribution of the Contracts. ALFS also may perform various administrative services on our behalf.
We may fund ALFS operating and other expenses, including:
•	overhead,
•	legal fees,
•	accounting fees,
•	Financial Professional training,
•	compensation for the ALFS management team, and
•	other expenses associated with the Contracts.
Financial Professionals and their managers may also be eligible for various benefits, such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with ALFS. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, awards, merchandise and other similar items.
ALFS does not itself sell the Contracts on a retail basis. Rather, ALFS enters into selling agreements with other broker-dealers registered under the 1934 Act (selling firms) for the sale of the Contracts. We pay sales commissions to the selling firms and their Financial Professionals. The maximum commission payable to the selling firms for Contract sales is expected to not exceed 7% of Purchase Payments. Sometimes, we enter into an agreement with a selling firm to pay commissions as a combination of a certain amount of the commission at the time of sale and a trail commission which, when totaled, could exceed 7% of Purchase Payments.
As of December 31, 2021, no Contract offered by this prospectus had been sold. Therefore, we have not included any underwriting commissions paid to ALFS.
We and/or ALFS may make bonus payments to certain selling firms based on aggregate sales of our variable insurance contracts (including this Contract) or persistency standards, or as part of a special promotion. These additional payments are not offered to all selling firms, and the terms of any particular agreement governing the payments may vary among selling firms. In some instances, the amount paid may be significant.
A portion of the payments made to selling firms may be passed on to their Financial Professionals. Financial Professionals may receive cash and non-cash compensation and other benefits. Ask your Financial Professional for further information about what they and their firm may receive in connection with your purchase of a Contract.
Commissions paid on the Contract, including other incentives or payments, are not charged directly to the Owners or the Separate Account. We intend to recover commissions and other expenses indirectly through fees and expenses imposed under the Contract.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Broker-dealers and their Financial Professionals and managers involved in sales of the Contracts may receive payments from us for administrative and other services that do not directly involve the sale of the Contracts, including payments made for recordkeeping, the recruitment and training of personnel, production of promotional literature and similar services. In addition, certain firms and their Financial Professionals may receive compensation for distribution and administrative services when acting in a wholesaling capacity and working with retail firms.
In certain instances, we and/or ALFS may make payments to a broker-dealer for inclusion of this Contract in its list of products that it offers for sale.
We and/or ALFS may pay certain selling firms additional marketing support allowances for:
•	marketing services and increased access to their Financial Professionals;
•	sales promotions relating to the Contracts;
•	costs associated with sales conferences and educational seminars;
•	the cost of client meetings and presentations; and
•	other sales expenses incurred by them.
We retain substantial discretion in determining whether to grant a marketing support payment to a particular broker-dealer firm and the amount of any such payment.
We may also make payments for marketing and wholesaling support to broker-dealer affiliates of Variable Options that are available through the variable annuities we offer.
Additional information regarding marketing support payments can be found in the Distributor section of the Statement of Additional Information.
Some Financial Professionals may have a financial incentive to offer you a new contract in place of the one you already own. You should only exchange your contract if you determine, after comparing the features, fees and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.
The Variable Options may assess a Rule 12b-1 fee. These fees are paid to ALFS as consideration for providing distribution and certain other services and incurring certain expenses permitted under the Variable Option’s plan. These fees typically equal 0.25% of a Variable Option’s average daily net assets.
In certain instances, an investment adviser and/or subadviser (and/or their affiliates) of a Variable Option may make payments for administrative services to ALFS or its affiliates.
We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.
Additional Credits for Certain Groups
We may credit additional amounts to a Contract instead of modifying charges because of special circumstances that result in lower sales or administrative expenses or better than expected mortality or persistency experience.
Administration/Allianz Service Center
The Allianz Service Center performs certain administrative services regarding the Contracts and is located at 5701 Golden Hills Drive, Minneapolis, Minnesota. The Service Center mailing address and telephone number are listed at the back of this prospectus. The administrative and routine customer services performed by our Service Center include processing and mailing of account statements and other mailings to Owners, responding to Owner correspondence and inquiries. Allianz Life Insurance Company of North America (as service provider for the Contracts) also contracts with Tata Consultancy Services (Tata) located at #42(P) & 45(P), Think Campus, Electronic City, Phase II, Bangalore, Karnataka 560100, India, to perform certain administrative services including:
•	issuance and maintenance of the Contracts,
•	maintenance of Owner records, and
•	routine customer service including:
−	processing of Contract changes,
−	processing withdrawal requests (both partial and total), and
−	processing requests for fixed annuity payments.
Services performed by Tata are overseen and quality control checked by our Service Center.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

To reduce expenses, only one copy of most financial reports and prospectuses, including reports and prospectuses for the Variable Options, may be mailed to your household, even if you or other persons in your household have more than one contract issued by us or our affiliate. Call our Service Center at the toll-free telephone number listed at the back of this prospectus if you need additional copies of financial reports, prospectuses, or annual and semiannual reports, or if you would like to receive one copy for each contract in future mailings.
Legal Proceedings
Like other life insurance companies, we from time to time are involved in legal proceedings of various kinds, including regulatory proceedings and individual and class action lawsuits. In some legal proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any such proceedings cannot be predicted with certainty, we believe that, at the present time, there are no pending or threatened legal proceedings to which we, the Separate Account, or ALFS is a party that are reasonably likely to materially affect the Separate Account, our ability to meet our obligations under the Contracts, or ALFS ability to perform its obligations.
Status Pursuant to Securities Exchange Act of 1934
Allianz Life of New York hereby relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

13.  Information on Allianz Life of New York
Allianz Life of New York is a stock life insurance company organized under the laws of the State of New York on September 21, 1982. Our address is 1633 Broadway, 42nd Floor, New York, NY 10019-7585. Before January 1, 2003, Allianz Life of New York was known as Preferred Life Insurance Company of New York. We are a subsidiary of Allianz Life Insurance Company of North America (Allianz Life), which is also a stock life insurance company. Allianz Life is a subsidiary of Allianz of America, Inc. (AZOA), a financial holding company. AZOA is a wholly owned subsidiary of Allianz Europe, B.V., which in turn is a wholly owned subsidiary of Allianz SE, which is registered in Munich, Germany. We currently offer registered index-linked annuities and are licensed to do direct business in six states, including New York and the District of Columbia.
Directors, Executive Officers and Corporate Governance
BOARD OF DIRECTORS
The Board currently consists of nine members, including our Chair and Chief Executive Officer, our President, our Chief Financial Officer and Treasurer, our Vice President, Appointed Actuary, three independent outside board members, and two other non-independent board members. Age and positions are provided as of December 31, 2021, except as otherwise noted.
The Board holds regular semi-annual meetings, generally in April and November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit and Evaluation, Conflict of Interest, and Finance Committees, each of which is described in further detail below.
The current members of our Board are as follows.
Jasmine M. Jirele
Chair, Director, and Chief Executive Officer
Jasmine M. Jirele, age 44, joined Allianz Life in 2018 and currently serves as the Chair of the Board and the Chief Executive Officer of Allianz Life Insurance Company of New York and the Chair of its Executive and Conflict of Interest committees, respectively. Ms. Jirele also serves as the President and Chief Executive Officer and Board member of Allianz Life Insurance Company of North America. Ms. Jirele also serves as the Chair of the Board of AZOA Services Corporation, and as the Chair of its Shared Plans Management Committee. Ms. Jirele also serves as a Governor of Allianz Individual Insurance Group, LLC, TruChoice Financial Group, LLC, and Allianz Investment Management U.S. LLC, respectively. She also serves as director of Allianz Australia Life Insurance Holdings Limited and Allianz Australia Life Insurance Limited.
Previously, Ms. Jirele was a Governor of Allianz Investment Management LLC from January 1, 2021 to February 15, 2022. Ms. Jirele was also the Senior Vice President, Chief Growth Officer of Allianz Life from October 1, 2018 to September 1, 2021. In that role, Ms. Jirele was responsible for the oversight of new business strategy, product innovation, marketing, and corporate communications. Prior to that, Ms. Jirele was the Executive Vice President, Head of Customer

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Excellence at Wells Fargo Consumer Bank/Consumer Auto. Prior to that, Ms. Jirele spent nine years at Allianz Life as the Senior Vice President of Enterprise Operations from 2012 to 2015, Vice President of Market Management and Product Innovation from 2009 to 2012, Director of Executive Projects from 2007 to 2009, and Director of Marketing/Communications from 2006 to 2007, respectively.
Ms. Jirele brings to the Board extensive operations, product innovation, marketing and communications, growth strategy and insurance industry experience.
William E. Gaumond
Director, Chief Financial Officer, and Treasurer
William E. Gaumond, age 48, currently serves as the Chief Financial Officer and Treasurer, and as a member of the Board of Directors of Allianz Life of New York since January 1, 2016. Mr. Gaumond also serves as Chair of its Finance Committee and as a member of its Executive Committee. Mr. Gaumond joined Allianz Life in 2004 and currently serves as the Senior Vice President, Chief Financial Officer and Treasurer, and as a member of its Board of Directors.
Mr. Gaumond also serves as the Chief Financial Officer of Allianz Foundation for North America, and as a Governor of Allianz Individual Insurance Group, LLC, TruChoice Financial Group, LLC, Allianz Life Financial Services, LLC, Allianz Investment Management U.S. LLC, and Allianz Strategic Investments, LLC, respectively. Mr. Gaumond also serves as a Director and President of Allianz Fund Investments, Inc., AZL PF Investments, Inc., and Dresdner Kleinwort Pfandbriefe Investments II, Inc., respectively. Mr. Gaumond is also a Director of Questar Agency, Inc., Questar Capital Corporation, Yorktown Financial Companies, Inc., Allianz of America, Inc., Allianz Real Estate of America LLC, and Allianz Technology of America, Inc., and PFP Holdings, Inc., respectively. Mr. Gaumond is also a Director and the President of AZOA Services Corporation. Mr. Gaumond also serves as a Director and the Chief Financial Officer and Treasurer of Allianz Finance Corporation. Mr. Gaumond previously served as a Director of Questar Asset Management, Inc. from January 2016 to September 2021. Mr. Gaumond is responsible for all finance and risk management functions, with oversight of the controller, financial planning, treasury, and corporate risk management areas.
Mr. Gaumond brings to the Board extensive financial services, investment, and insurance industry experience, including serving as Chief Financial Officer and Treasurer of Allianz Life and Allianz Life of New York.
Eric J. Thomes
Director and President
Eric J. Thomes, age 49, joined Allianz Life of New York on April 1, 2019, and currently serves as the President and as a member of the Board of Directors. Mr. Thomes also serves as the Senior Vice President, Chief Distribution Officer of Allianz Life. Mr. Thomes also serves as a Governor, and as the Chief Executive Officer and Chief Manager of Allianz Life Financial Services, LLC. Mr. Thomes also serves as a Governor of Allianz Individual Insurance Group, LLC, and TruChoice Financial Group, LLC, respectively. Mr. Thomes also serves as the Chair and as a Director of Yorktown Financial Companies, Inc., Questar Agency, Inc. and Questar Capital Corporation, respectively. Mr. Thomes is responsible for the development, design and implementation of Allianz Life’s and Allianz Life of New York’s sales and distribution strategies. Prior to his current roles, Mr. Thomes served as the Field Senior Vice President, FMO Sales from 2009 to 2019. He also served as the President of Allianz Individual Insurance Group, LLC from 2005 to 2018 and as a Director of Questar Asset Management, Inc. from April 2019 to September 2021, respectively.
Mr. Thomes brings to the Board extensive financial services and insurance industry experience.
Steven J. Thiel
Director and Vice President, Appointed Actuary
Steven J. Thiel, age 51, joined Allianz Life of New York’s Board of Directors on November 13, 2012 and is the Vice President, Appointed Actuary and is also a member of its Finance Committee. Mr. Thiel also serves as the Vice President, Actuarial Financial Reporting and Analysis of Allianz Life. Mr. Thiel is a Director and the President and Chief Executive Officer of Allianz Life Insurance Company of Missouri. Mr. Thiel joined Allianz Life in 2008. Mr. Thiel previously served as the Appointed Actuary of Allianz Life and Annuity Company from 2012 to 2017 and as a Director and the President and Chief Executive Officer of Allianz Annuity Company of Missouri from 2012 to 2019. Mr. Thiel leads a team responsible for accurate and timely reporting of the actuarial balances for Allianz Life and Allianz Life of New York. He is accountable for analyzing aspects of the Company’s financial performance and delivering key projects that drive financial strength and stability.
Mr. Thiel brings to the Board extensive experience in actuarial and financial performance matters.

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Ronald M. Clark
Director
Ronald M. Clark, age 74, joined Allianz Life of New York’s Board of Directors on March 31, 2013, and is a member of its Audit and Evaluation Committee and its Finance Committee. Mr. Clark also serves as a Director and Audit Committee member of Allianz Reinsurance America, Inc. Mr. Clark also serves as a Director of Manitex International, Inc., a public company, as the Chair of its Compensation Committee, and as a member of its Audit Committee. Mr. Clark has over 40 years of experience in investments, having served as the President of Allianz Investment Corporation from 1980 to 1990, the Chief Operating Officer of Allianz of America, Inc. (“AZOA”) from 1990 to 2001, the Chief Investment Officer of AZOA from 2002 to 2011, and as a Director of Fireman’s Fund Insurance Company from 2014 to 2015. Mr. Clark previously served as a Director of Allianz Life and as the Chair of its Nomination, Evaluation and Compensation Committee, and as a member of its Audit and Executive Committees from 2014 to 2020.
Mr. Clark brings to the Board extensive experience in the financial services and insurance industries, as well as extensive experience with investment matters.
Martha Clark Goss
Director
Martha Clark Goss, age 72, joined Allianz Life of New York’s Board of Directors on October 15, 2005, and is the Chair of its Audit and Evaluation Committee, and a member of its Conflict of Interest Committee. Ms. Goss has more than 40 years of executive experience, primarily in finance and investments and risk management. Since 1992, she has served on a number of public and private company boards, has provided independent consulting services to various companies and serves as an instructor for executive leadership training for Deloitte LLP. Ms. Goss currently serves as a director of American Water Works Company, Inc. and Neuberger Berman Mutual Funds. Ms. Goss brings to the Board extensive experience in the financial services industry as well as expertise on corporate governance and risk management matters. The Board also benefits from her perspective as a current and former director of other companies.
Lorraine Lods
Director
Lorraine Lods, age 53, joined Allianz Life of New York’s Board of Directors on October 1, 2018. Ms. Lods has over 30 years of insurance and financial service experience. Ms. Lods currently serves as Regional Vice President of Retirement Consultant for Allianz Life Financial Services, LLC covering the New York City-Long Island Territory since 2009. Ms. Lods brings to the Board extensive experience in the insurance industry as well as extensive experience in wholesaling.
Gary A. Smith
Director
Gary A. Smith, age 62, joined Allianz Life of New York’s Board of Directors on May 10, 2005. Mr. Smith is Co-Founder and Senior Partner of Ivy Planning Group (Ivy), a 30-year-old management consulting and training company specializing in strategy, diversity, leadership and change management. Mr. Smith has over 30 years of experience in strategy, technology, management consulting and executive coaching to large private sector companies and government organizations. Mr. Smith has successfully developed and implemented strategies, led teams, and served the needs of a wide spectrum of clients, sharing best practices in management consulting in multiple venues. Mr. Smith brings to the Board extensive experience in management consulting and diversity initiatives.
Kevin E. Walker
Director
Kevin E. Walker, age 59, joined Allianz Life of New York’s Board of Directors on October 1, 2018, and is a member of its Audit and Evaluation Committee and its Executive Committee. Mr. Walker also serves on Allianz Life’s Board of Directors since May 23, 2017. Mr. Walker serves as the Chair and Director of Allianz Reinsurance America, Inc., and is a member of its Audit Committee since January 1, 2017. Mr. Walker has over 30 years of insurance and financial services experience. Mr. Walker served at various Allianz affiliates throughout his career, most recently as the President and Chief Executive Officer of Allianz Reinsurance America, Inc. from 2015 to 2016. Mr. Walker has also served as a director and officer for several other Allianz affiliates.
Mr. Walker brings to the Board extensive experience in the insurance industry, as well as extensive experience in finance and operations.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

EXECUTIVE OFFICERS
The current executive officers (other than Ms. Jirele and Messrs. Gaumond, Thiel and Thomes) are as follows. Age and positions are provided as of December 31, 2021, except as otherwise noted.
Gretchen Cepek
Chief Legal Officer and Secretary
Gretchen Cepek, age 53, joined Allianz Life of New York on February 17, 2012 and currently serves as the Chief Legal Officer and Secretary and as a member of its Conflict of Interest Committee. Ms. Cepek is responsible for the legal, ethics and compliance departments as well as government relations and the special investigations unit. Ms. Cepek also serves as the Senior Vice President, General Counsel and Secretary of Allianz Life and as the General Counsel and Secretary of AZOA Services Corporation. Previously, Ms. Cepek served as the Secretary for Allianz Life and Annuity Company from 2012 to 2017. Ms. Cepek received her J.D. from Valparaiso University School of Law in 1993.
Jean-Roch P.F. Sibille
Chief Investment Officer
Jean-Roch P.F. Sibille, age 39, joined Allianz Life of New York in 2019 and currently serves as the Chief Investment Officer since May 3, 2022. He also currently serves as the Chief Investment Officer of Allianz Life, and the Chief Investment Officer of Allianz Life Insurance Company of Missouri, LLC, respectively. Mr. Sibille is a Governor and the Chief Executive Officer of Allianz Investment Management U.S. LLC and a Governor of Allianz Strategic Investments, LLC, respectively. In addition, he also serves as a Director and Vice President and Treasurer of AZL PF Investments Inc., Dresdner Kleinwort Pfandbriefe Investments II Inc., and Allianz Fund Investments, Inc., respectively. Mr. Sibille leads the investment management, liquidity planning, hedging, and trading functions at Allianz Life. He is also a member of the global Allianz Investment Management Board, which serves the Allianz Group of insurance companies. Previously, Mr. Sibille served as the Senior Vice President, Chief Risk Officer and Chief Credit Officer of Allianz Life and as the Chief Risk Officer of Allianz Life of New York from January 2019 to May 2022. Prior to his current roles, he spent four years at Allianz SE as the Head of Market Risk Management and Risk Reporting, and Head of the Independent Validation Unit. Mr. Sibille also has broad work experience in risk management with AXA Belgium and McKinsey and Company.
Neil H. McKay
Chief Actuary
Neil H. McKay, age 60, joined Allianz Life of New York in 1999 and currently serves as the Chief Actuary since April 8, 2014. Mr. McKay also currently serves as the Senior Vice President, Chief Actuary of Allianz Life. Previously, Mr. McKay served as a Director and Chief Actuary of Allianz Life and Annuity Company from 2007 to 2017. Mr. McKay is responsible for all of the actuarial functions of Allianz Life of New York and Allianz Life, including the actuarial assumptions underlying its products and the rate setting associated with existing and new products.
CORPORATE GOVERNANCE
Committees of the Board
The Executive Committee of the Board (“Executive Committee”) is currently composed of Ms. Jirele (Chair) (who replaced Mr. White as Chair as of September 1, 2021), and Messrs. Gaumond and Walker. The function of the Executive Committee is to exercise the authority of the Board between meetings of the Board, with the exceptions set forth in Allianz Life of New York’s By-Laws. The Executive Committee did not meet in 2021.
The Audit and Evaluation Committee of the Board is currently composed of Ms. Goss (Chair) and Messrs. Clark and Walker. The Audit and Evaluation Committee is responsible for recommending the selection of independent certified public accountants, reviewing Allianz Life of New York’s financial condition and the scope and results of the independent audit and any internal audit, nominating candidates for director, evaluating the performance of principal officers deemed by the Audit and Evaluation Committee to be principal officers of Allianz Life of New York and recommending to the Board of Directors the selection and compensation of such principal officers and any plan to issue options to its officers and employees for the purchase of shares of stock. The Audit and Evaluation Committee met two times in 2021.
The Conflict of Interest Committee of the Board is currently composed of Ms. Jirele (Chair) (who replaced Mr. White as Chair as of September 1, 2021), and Mss. Cepek and Goss. The Conflict of Interest Committee assists Allianz Life of New York in addressing ethics and conflict of interest matters. The Conflict of Interest Committee met once in 2021.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

The Finance Committee of the Board is currently composed of Messrs. Gaumond (Chair), Clark and Thiel. The Finance Committee is responsible for exercising all the powers of the Board of Directors with respect to the investments of the funds of Allianz Life of New York. The Finance Committee met two times in 2021.
Independence of Certain Directors
Allianz Life of New York is not subject to the independence standards of the New York Stock Exchange or any other national securities exchange, but is subject to the independence standards set out in New York Insurance laws and the Model Audit Rule. Applying the independence standards of the Model Audit Rule to the current members of Allianz Life of New York’s Board of Directors, as well as the members that served on Allianz Life of New York’s Audit and Evaluation Committee during 2021, the Board of Directors has determined that Ms. Goss and Messrs. Clark and Walker are “independent” under those standards.
Code of Ethics
All of our officers and employees, including our Chief Executive Officer, President, Chief Financial Officer and Controller, are subject to Allianz Life of New York’s Code of Ethics.
Executive Compensation
Compensation Discussion and Analysis
In this section, we provide an overview of the goals and principal components of our executive compensation program and describe how we determine the compensation of our “Named Executive Officers” or “NEOs.” Allianz Life of New York is a subsidiary of Allianz Life. Each of our NEOs is employed by both Allianz Life of New York and Allianz Life. Our NEOs are compensated directly by Allianz Life. Allianz Life charges Allianz Life of New York an allocated percentage of each NEO’s compensation. The allocated percentage of compensation charged to Allianz Life of New York for our NEOs during the year ended December 31, 2021 is set forth below and hereafter referred to as the “Allocation Percentages.” For 2021, our NEOs were:
Name(1)	Title	Allocation Percentages
Walter R. White	Chair and Chief Executive Officer	5.00%
Jasmine M. Jirele	Chair and Chief Executive Officer	2.50%
William E. Gaumond	Chief Financial Officer and Treasurer	5.00%
Neil H. McKay	Chief Actuary	5.00%
(1)	Our two most highly paid executive officers other than our principal executive officer and principal financial officer are not included as NEOs for 2021 because their total compensation allocable to Allianz Life of New York did not exceed the $100,000 threshold established by SEC rules.
The details of each NEO’s compensation may be found in the Summary Compensation Table and other compensation tables included in this Executive Compensation section.
Executive Summary
Our NEOs are also officers of Allianz Life, our parent company, and are not paid additional compensation for serving as executive officers of Allianz Life of New York. Instead, our NEOs are paid directly by Allianz Life with a certain portion of their Allianz Life compensation allocated to Allianz Life of New York, which allocation is reviewed and approved by our Audit and Evaluation Committee with respect to those NEOs that are also the NY Principal Officers. The “NY Principal Officers” are the Chief Executive Officer, President, Chief Legal Officer, and Secretary, Chief Administrative Officer and Chief Financial Officer and Treasurer. Therefore, our parent company, Allianz Life, establishes our NEOs’ compensation programs with our Audit and Evaluation Committee reviewing and approving the compensation allocations to Allianz Life of New York with respect to our NY Principal Officers. Allianz Life’s compensation programs are intended to align our NEOs’ interests with those of our ultimate stockholder, Allianz SE, the ultimate parent company of Allianz Life and Allianz Life of New York. Allianz Life’s compensation programs are designed to reward performance that meets or exceeds the goals established by the Compensation Committee, a management committee of Allianz Life. Allianz Life is tasked with establishing the executive compensation philosophy. In line with Allianz Life’s compensation philosophy described below, the total compensation received by our NEOs will vary based on individual and corporate performance in light of annual and long-term performance goals. Our NEOs’ total compensation is composed of a mix of annual base

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

salary, annual cash awards based on corporate objectives and executive performance factors and long-term equity incentive awards in the form of restricted stock units of the equity securities of Allianz SE.
Compensation Philosophy and Strategy
Overview
The overriding goal of Allianz Life’s executive compensation programs is to attract, retain and motivate top-performing executive officers who will dedicate themselves to long-term financial and operational success. To this end, Allianz Life has structured the executive compensation programs to foster a pay-for-performance management culture by:
•	providing total compensation opportunities that are competitive with the levels of total compensation available at the large diversified financial services companies with which Allianz Life most directly competes in the marketplace;
•	setting performance metrics and objectives for variable compensation arrangements that reward executives for attaining both annual targets and long-term business objectives, thereby providing individual executives with the opportunity to earn above-average compensation by achieving above-average results;
•	establishing equity-based arrangements that align executives’ financial interests with those of Allianz SE by ensuring executives have a material financial stake in the equity value of Allianz SE and the business success of its affiliates; and
•	structuring compensation packages and outcomes to foster internal pay equity.
Compensation Components
To support this pay-for-performance strategy, Allianz Life’s total compensation program provides a mix of compensation components that bases the majority of each executive’s compensation on their success and on an assessment of each executive’s overall contribution to that success.
Compensation Element	Description	Objective
Base Salary	Fixed rate of pay that compensates employees for fulfilling their basic job responsibilities. For NEOs, increases are generally provided in the case of a significant increase in responsibilities or a significant discrepancy versus the market.	Attract and retain high-caliber leadership.
Annual Incentive Plan	Incentive compensation that promotes and rewards the achievement of annual performance objectives through awards under the Allianz Life Annual Incentive Plan (“AIP”).	• Link compensation to annual performance results. • Attract and motivate high-caliber leadership. • Align the interests of NEOs and our stockholder.
Performance-Based Equity Incentives	Incentive compensation through restricted stock unit awards made under the Allianz Equity Incentive Plan (“AEI”) that promotes and rewards the achievement of long term performance objectives.	• Retain high-caliber leadership with multi-year vesting. • Align the interests of NEOs and our stockholder.
Severance Arrangements	Severance payments to employees, including NEOs, under certain company-initiated termination events.	Compensate employees for situations where the employee’s employment is involuntarily terminated in a qualifying termination of employment.
Perquisites-Benefits	Perquisites provided to our NEOs include employer matching contributions to the NEOs’ accounts in the 401(k) plan and may also include the payment of life insurance premiums, relocation reimbursements, and reimbursements for financial planning, tax preparation services, and spousal travel expenses.	Provide market competitive total compensation package.
In addition, Allianz Life offers all employees, including our NEOs, broad-based benefits, including comprehensive medical, dental and vision insurance, group term life insurance and participation in a 401(k) plan.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

How Compensation Decisions Are Made
Role of the Board of Directors and Compensation Committee
The framework governing the executive compensation policies for Allianz Life, which directly compensates the executives of Allianz Life of New York, except as such policies relate to the compensation for the Chief Executive Officer, is set through the Compensation Committee of Allianz Life. Decisions affecting the compensation of the Chief Executive Officer are outside the scope of the Allianz Life Compensation Committee. Any such decisions are made by Allianz SE, subject to review by the Nomination, Evaluation and Compensation Committee of the Allianz Life Board of Directors (the “NEC Committee”), and final approval by Allianz Life’s Board of Directors. With respect to the compensation of other “principal officers” selected by the Board for purposes of the duties of the NEC Committee under Minn. Stat. § 60D.20, subd. 3(d), the Compensation Committee’s decisions are similarly subject to review by the NEC Committee and final approval by Allianz Life’s Board. The “principal officers” include the Chief Executive Officer, Chief Financial Officer, and General Counsel. Allianz Life’s Board has delegated the following responsibilities to the Compensation Committee:
•	In general, establish the compensation philosophy and strategy of Allianz Life and oversee the development and implementation of compensation, benefit, and perquisite programs for corporate executives consistent with the principles of ensuring that leadership is compensated effectively in a manner consistent with the stated compensation strategy, internal equity considerations, competitive practices, shareholder interests, and the requirements of any applicable regulatory bodies in order to attract and retain high-quality leadership. This responsibility includes periodic review of Allianz Life’s compensation programs to pursue certain goals, with the expectation that changes will be made periodically to ensure these goals are attained.
•	Review and approve the establishment of, or material modification to, any executive incentive compensation plans or programs for Allianz Life.
•	Review and approve any special benefits or perquisites in effect for, or offered to, any prospective, current or former Allianz Life employee, regardless of the employee’s level or assignment within Allianz Life. Such benefits and perquisites are those that are unusual or different from the benefits offered to all similarly-situated employees.
•	Review and approve any employment agreements proposed to be made with any prospective or current employee of Allianz Life.
•	Review and approve any individual severance agreement with any Allianz Life officer. This does not include an arrangement where the employee receives severance or incentive payments under existing terms of a broad-based benefit or compensation plan.
•	Oversee Allianz Life’s compliance with regulations with respect to compensation matters and adopt and monitor adherence to global and local process requirements and timelines, including those required under the Corporate Rules (as defined under the Allianz Life Standard for Corporate Rules) mandated by Allianz SE.
The Compensation Committee will at all times be composed of at least three members who are appointed by the full Board of Directors of Allianz Life. The Compensation Committee currently consists of the following members: the Chair of the Board, the Chief Executive Officer, and the Chief Human Resources Officer. The Compensation Committee also utilizes internal personnel to provide advice to the Compensation Committee regarding market trends in compensation policies at competing companies and on a more macro level.
Following its review and decision, the Compensation Committee produces and submits a report on executive compensation to Allianz Life’s Board of Directors at its request. With respect to the compensation of “principal officers” selected by Allianz Life’s Board for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), the Compensation Committee produces and submits a report on executive compensation proposed for the designated “principal officers” to the NEC Committee for its review and recommendation to Allianz Life’s Board for final approval.
Role of the Chief Executive Officer
Our Chief Executive Officer assists the Compensation Committee in its review of the total compensation of all the NEOs except themself. The Chief Executive Officer provides the Compensation Committee with their assessment of the NEOs’ respective performance relative to the corporate and individual goals and other expectations set for them for the preceding year. The Chief Executive Officer then provides their recommendation for each NEO’s total compensation and the appropriate goals for each NEO in the year to come. However, the Compensation Committee is not bound by the Chief Executive Officer’s recommendations.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Role of Allianz Life’s Human Resources
Allianz Life’s Human Resources supports the Compensation Committee on executive compensation matters by being responsible for many of the organizational and administrative tasks that underlie the compensation review and determination process and making presentations on various topics. Allianz Life’s Human Resources efforts include, among other things:
•	evaluating the compensation data from industry groups, national executive pay surveys, and other sources for the NEOs and other executive officers as appropriate;
•	gathering and correlating performance ratings and reviews for individual executive officers, including the NEOs;
•	reviewing executive compensation recommendations against appropriate market data and for internal consistency and equity; and
•	reporting to, and answering requests for information from, the Compensation Committee.
Allianz Life’s Human Resources officers also coordinate and share information with their counterparts at Allianz SE.
Use of Competitive Compensation Data
Because Allianz Life competes most directly for executive talent with other large diversified financial services companies, Allianz Life regards it as essential to regularly review the competitiveness of the total compensation programs for executives to ensure that Allianz Life provides compensation opportunities that compare favorably with the levels of total compensation offered to similarly situated executives by other companies that participate in the compensation surveys in which Allianz Life participates. Allianz Life relies primarily on external market surveys of corporate compensation and benefits published by various national compensation consulting firms, especially salary surveys focusing on insurance companies. In addition, other factors taken into account include the average revenues and number of employees of companies that participate in such surveys.
All these information sources are employed to measure and compare actual pay levels not only on an aggregate, total compensation basis, but also to break down the total compensation program component by component to review and compare specific compensation elements as well as the particular mixes of fixed versus variable, short-term versus long-term, and cash versus equity-based compensation at the surveyed companies. This information, as collected and reviewed by Allianz Life’s Human Resources, is submitted to the Compensation Committee for review and discussion.
Internal Pay Equity Analysis
Allianz Life’s compensation programs are designed with the goal of providing compensation to our NEOs that is fair, reasonable, and competitive. To achieve this goal, Allianz Life believes it is important to compare compensation paid to each NEO not only with compensation paid by the surveyed companies, as discussed above, but also with compensation paid to each of our other NEOs. Such an internal comparison is important to ensure that compensation is equitable among our NEOs.
Components of Total Compensation For Our NEOs
Allianz Life provides total compensation to our NEOs that consists of several components. These components include the three components of the total compensation program (i.e., base salary, annual incentives, and equity) as well as: (i) retirement, health, and other benefit programs; (ii) severance benefits; and (iii) perquisites.
Base Salary
Allianz Life’s philosophy is to make base salary a relatively small portion of the overall compensation package for our NEOs, which Allianz Life believes is common in the industry in which we operate. The amount of the base salary awarded to NEOs is based on the position held, the NEO’s tenure, the scope of the position’s responsibilities, and the NEO’s own performance, all of which are reviewed with the aid of market survey data. Using this data, Allianz Life maintains a 50th percentile pricing philosophy, comparing base salaries against the median for comparable salaries at surveyed companies, unless exceptional conditions require otherwise.
With respect to the base salary of our Chief Executive Officer, the Chair of the Board considered the Chief Executive Officer’s experience, performance, and contribution to overall corporate performance when determining their base salary for 2021 for recommendation to the NEC Committee. Base salaries for our other NEOs for 2021 were also set by the Compensation Committee based upon each NEO’s individual experience and contribution to the overall performance of Allianz Life, and subject to Allianz SE Compensation Committee reviews and, with respect to the base salaries of

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

“principal officers” selected by Allianz Life’s Board of Directors for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), subject to NEC Committee review and recommendation to Allianz Life’s Board for final approval.
AIP
Allianz Life offers annual cash bonuses to certain executive officers under the AIP. The AIP is designed to improve performance and profitability by motivating employees to accomplish organizational objectives and financial goals. Bonus awards that may be paid pursuant to the AIP are within the sole discretion of the Compensation Committee, and with respect to our CEO, the Chair of the Board, and are intended to:
•	reward the performance of participants who have made significant contributions to the achievement of annual goals and objectives;
•	provide an incentive that will encourage future superior individual performance; and
•	encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of Allianz Life.
Following the performance year, the Compensation Committee approved a specific amount of cash awards to be made pursuant to the AIP to executive officers, including our NEOs, for the 2021 performance year. The amount determined to be available for such awards was at the discretion of the Compensation Committee and was dependent upon many factors as outlined previously, including, but not limited to, current financial performance and contributions of our NEOs in achieving performance objectives, and with respect to the awards to the “principal officers” selected by Allianz Life’s Board for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), subject to NEC Committee review and recommendation to Allianz Life’s Board for final approval.
AEI
The AEI is (a) one part of the variable compensation component for certain individuals within designated classes of employees at Allianz Life or (b) offered by Allianz Life to select senior employees as an additional part of their variable compensation on a case by case basis. The AEI is granted in the form of restricted stock units of Allianz SE (“RSUs”). The award of RSU’s are intended to:
•	reward the performance of participants who have made significant contributions to the achievement of their company’s annual goals and objectives,
•	provide an incentive that will encourage future superior individual performance, and
•	encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success Allianz.
Awards made pursuant to the AEI are based upon both the performance of Allianz Life and Allianz Life of New York and the performance of the NEO. The Compensation Committee (and, with respect to those NEOs that are “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee with final approval of Allianz Life’s Board of Directors) reviewed the performance of our NEOs following the end of our 2021 fiscal year relative to the AEI allocation amount.
Benefit Perquisites
Allianz Life provides our NEOs with certain limited perquisites. All of our employees, including our NEOs, may participate in the qualified 401(k) plan. Allianz Life and Allianz Life of New York generally provide our executive officers, including our NEOs, with a matching contribution up to $21,750 annually. In addition, Allianz Life and Allianz Life of New York provide excess liability insurance coverage to all of our NEOs and provide financial planning and tax preparation services, relocation reimbursements, and reimbursements of spousal travel expenses to certain of our NEOs. The incremental costs of perquisites for the NEOs during 2021 are included in the column entitled “All Other Compensation” in the Summary Compensation Table included in this section.
Severance Arrangements
Allianz Life entered into an Executive Severance Agreement with our former President, and Chief Executive Officer, Walter R. White, which is described in the “Allianz Life Executive Severance Agreement” discussion later in this section. We have not entered into any other specific severance agreements with any of our NEOs.
The remainder of our NEOs are eligible for severance payments under the Executive Severance Plan if they experience a qualifying termination of employment and otherwise satisfy the conditions set forth in the plan.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Other than the Executive Severance Plan, which is described later in this section, our NEOs (except for Jasmine M. Jirele) are not eligible for severance payments. Certain of our executive officers receive offer letters which set forth the terms relating to base salary, sign-on incentives, and equity compensation. However, Allianz Life does not view these offer letters as employment agreements as each offer letter states that employment with Allianz Life is “at will.”
Other Compensation Policies
Tax and Accounting Implications
Stock-Based Compensation. Stock-based compensation, comprised of Allianz SE restricted stock units (RSUs) granted pursuant to the AEI, are accounted for in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. The fair value of the RSUs at grant is the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on that day and the nine immediately preceding trading days, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period, and less the fair value of payout restrictions deriving from the vesting period and the payout cap.
Recently Discontinued Compensation Programs
The purpose of the ALTPUP was to advance the interests of Allianz Life, including Allianz Life of New York, and our indirect stockholder. The ALTPUP sought to accomplish this purpose by providing an incentive in addition to current compensation to certain individuals within designated classes of employees of Allianz Life who contribute significantly to their company’s long-term performance. Such incentive was in the form of Long-Term Performance Units ("ALTPUP Units"), which were contingent awards, subject to the terms, conditions, and restrictions described in the ALTPUP and the Award Agreement under which such awards were made, by which participants in the ALTPUP may have become entitled to receive cash on the payment date for redemption of the ALTPUP Units valued on the valuation date. The award of ALTPUP Units was discretionary. In March 2020, the Group Compensation Committee determined all Allianz entities would move forward with the Allianz SE long term incentive program or AEI. As a result, the ALTPUP program has been discontinued and provided a final grant in March 2020 for 2019 performance. The final payout under the ALTPUP program is expected to occur in 2023.
Walter R. White, our former Chief Executive Officer, received cash awards pursuant to the terms of the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP. Like the ALTPUP, the Mid-Term Bonus Plan has been discontinued, so the award with respect to 2019 performance was the final award made under the Mid-Term Bonus Plan.
Summary Compensation Table
The following table sets forth the compensation paid by Allianz Life for the year ended December 31, 2021 to our NEOs. The executive compensation information in this prospectus is shown for a one-year period.
Name and Principal Position (a)	Year (b)	NY Allocation %	Salary (c)	Bonus (d)	Stock Awards (e)(3)	Non-Equity Incentive Plan Compensation (g)	All Other Compensation (i)(4)	Total (j)
Walter R. White Chair and Chief Executive Officer	2021	5.00%	$43,255	$15,000	$116,789	$77,859	$1,133	$254,036
Jasmine M. Jirele(1,2) Chair and Chief Executive Officer	2021	2.50%	$14,049	$9,750	$26,708	$17,805	$563	$68,874
William E. Gaumond Chief Financial Officer and Treasurer	2021	5.00%	$23,795	$15,000	$38,548	$25,699	$1,122	$104,163
Neil H. McKay Senior Vice President, Chief Actuary	2021	5.00%	$25,500	$2,500	$46,310	$27,540	$1,220	$103,070
(1)	Represents compensation paid during her time as Senior Vice President, Chief Growth Officer and President and Chief Executive Officer.
(2)	A retention bonus of $800,000 will be paid over four years in increments of $200,000 with the first payment paid in March 2019 and the final payment in 2022 so long as Ms. Jirele remains employed by Allianz Life.
(3)	Represents the grant date fair value of the RSUs issued pursuant to the AEI. The RSUs vest over a four-year period. The RSUs issued in 2022 for the 2021 performance year have a March 2026 exercise date. The grant price of the RSUs was the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on the date of grant and the nine immediately preceding trading days, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period, and less the fair

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

value of the payout restrictions deriving from the vesting period and the payout cap. These numbers show the amount realized for financial reporting purposes as calculated in accordance with the FASB ASC Topic 718. Under FASB ASC Topic 718, the grant date fair value is calculated using the closing market price of the common stock of Allianz SE on the date of grant, which is then recognized over the requisite service period of the award.
(4)	The following table provides additional details regarding compensation found in the “All Other Compensation” column.

Name	Year	Spousal Travel(5)	Milestone/ Anniversary/ Recognition(6)	Life Insurance Premiums	Employer Match to 401(k) Plan	ASAAP Contribution(7)	Total
Walter R. White	2021	--	--	$46	$1,088	--	$1,133
Jasmine M. Jirele	2021	--	$9	$10	$488	$56	$563
William E. Gaumond	2021	--	--	$34	$975	$113	$1,122
McKay, Neil	2021	$10	$85	$37	$1,088	--	$1,220
(5)	Represents reimbursement or payments made to defray the costs of a spouse’s travel.
(6)	Represents Milestone Anniversary Program, which pays a bonus at three and five year anniversaries, and then every five years thereafter.
(7)	Represents company matching contribution to the Allianz Supplemental Asset Accumulation Plan for deferrals in excess of IRS compensation limit.
Performance-Based Incentive Compensation Plans
AIP
The AIP is intended to provide an incentive that will encourage superior individual performance and encourage retention of employees who have demonstrated exceptional performance or who are anticipated to significantly contribute to long-term success. The AIP seeks to accomplish this purpose by providing a bonus opportunity to eligible employees who have made significant contributions during the plan year to the achievement of annual goals and objectives. The guidelines for target awards are meant to be illustrative of competitive market bonuses for similar job levels in the marketplace. While the target awards may be used for illustrative, budget planning, or distribution scenarios, all bonus awards are discretionary and are in no way guaranteed.
The Compensation Committee or other duly authorized committee determines allocation of bonus awards to employees. With respect to “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee recommends to Allianz Life’s Board of Directors awards for final approval.
AEI
The AEI is designed to recognize the participant’s continuous employment with Allianz Life over the relevant period and shall be an incentive to continue employment. Grants under the AEI will generally only be made if the participant is employed with Allianz Life at the date of grant. Payments will be made only if the participant remains employed with Allianz Life during the vesting period of the RSU, or leaves employment under circumstances set out in the AEI, including after retirement or early retirement eligibility, disability, or under certain other circumstances. The securities issuable under the AEI are RSUs. An RSU constitutes the right to receipt of the market value of Allianz SE common stock at the time of exercise. This amount will be paid in cash. RSUs are subject to a four-year vesting period. At the end of the four-year vesting period, the RSUs are exercised uniformly for all participants, provided they remain employed by Allianz Life, terminate after retirement or early retirement eligibility, or under certain other circumstances. Vesting and exercise may accelerate if a participant leaves employment under other “good leaver” circumstances set forth in the AEI. The grant at fair value cannot be greater than 165% of a participant’s target amount. The maximum value of an exercise is an increase of 200% over the grant value (i.e., 300% of the grant value).

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Grants of Plan-Based Awards
The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards granted for the year ended December 31, 2021, and charged to Allianz Life of New York based on the Allocation Percentage assigned to each NEO.
Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2,3)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Walter R. White	3/4/2022
RSUs (under AEI)					$0	$77,859	$350,366
AIP Award		$0	$51,906	$77,859
Jasmine M. Jirele	3/4/2022
RSUs (under AEI)					$0	$21,073	$94,830
AIP Award		$0	$14,049	$21,073
William E. Gaumond	3/4/2022
RSUs (under AEI)					$0	$25,699	$115,644
AIP Award		$0	$17,132	$25,699
Neil H. McKay	3/4/2022
RSUs (under AEI)					$0	$27,540	$123,930
AIP Award		$0	$18,360	$27,540
(1)	The target and maximum columns show the target award and maximum award for 2021 for each NEO under the AIP. There is no threshold amount for any participant in the AIP. The actual 2021 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. AIP target and maximum awards are a pre-designated percentage of base salary determined at the executive’s level.
(2)	RSUs have a vesting schedule as disclosed in the footnotes to the Summary Compensation Table. See “Outstanding Equity Awards at December 31, 2021” for disclosure regarding the number of RSUs that are unvested as of December 31, 2021.
(3)	The target and maximum columns show the target award and maximum award for 2021 for each NEO under the AEI. There is no threshold amount for any participant in the AEI. The actual 2021 awards granted to the NEOs are listed in the Stock Awards column of the Summary Compensation Table.

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Outstanding Equity Awards at December 31, 2021
The following table sets forth the outstanding equity awards at the December 31, 2021 fiscal year-end. The table shows RSUs granted pursuant to the AEI, based on the Allocation Percentage assigned to each NEO.
Name (a)	RSUs
	Number of RSUs That Have Not Vested (g)(1,2)	Market Value of RSUs That Have Not Vested (h)(3)
Walter R. White
	351.500	$81,896
	261.950	$61,032
	304.850	$71,027
	406.950	$94,815
Jasmine M. Jirele
	0.000	$0
	73.350	$17,090
	94.300	$21,971
	120.350	$28,040
William E. Gaumond
	101.950	$23,753
	76.900	$17,917
	97.400	$22,693
	123.150	$28,693
Neil H. McKay
	110.150	$25,664
	86.550	$20,165
	106.150	$24,732
	125.150	$29,159
(1)	Represents unvested RSUs issued pursuant to the AEI. RSUs issued under the AEI during 2021 are subject to a four-year vesting period from the grant date. At the end of the respective vesting period, the RSUs are exercised uniformly for all participants, provided they remain employed by Allianz Life or terminate after retirement or early retirement eligibility, or under certain other circumstances. Vesting and exercise may accelerate if a participant leaves employment under other “good leaver” circumstances set forth in the AEI.
(2)	For each of the NEOs, the number of RSUs listed on the first line were exercised in 2022, the RSUs listed on the second line will exercise in 2023, the RSUs listed on the third line will exercise in 2024, and the RSUs listed on the fourth line will exercise in 2025.
(3)	Based on an assumed stock price of $232.99 per share, which was the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on December 30, 2021 and the nine immediately preceding trading days, converted from Euros into U.S. dollars.
Allianz SE Option Exercises and Stock Grants Vested in 2021
The following table summarizes the value received from Allianz SE stock grants vested during the year ended December 31, 2021, and charged to Allianz Life of New York based on the Allocation Percentage assigned to each NEO.
Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Walter R. White	408.050	100,227
Jasmine M. Jirele	0.000	-
William E. Gaumond	72.600	17,832
Neil H. McKay	127.500	31,317
(1)	Represents Allianz SE RSUs that were exercised during 2021 pursuant to the AEI. Amounts realized were paid in cash.
Allianz Life Executive Severance Agreement
Allianz Life entered into an Executive Severance Agreement with its former Chief Executive Officer, Walter R. White, with an expiration date of December 31, 2021. The severance arrangements for Mr. White were prescribed by the Executive Severance Agreement.

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Pursuant to the Executive Severance Agreement, Mr. White was entitled to a lump sum cash payment of $86,510 upon separation based on the allocated percentage of compensation charged to Allianz Life of New York upon separation in the event he was terminated without “cause”, which is defined as engaging in conduct detrimental to the best interests of the Company (including, but not limited to, certain specified acts such as commission of a felony, theft, dishonesty, fraud or embezzlement) in the Executive Severance Agreement. In addition, pursuant to the Executive Severance Agreement, Mr. White was also bound by other restrictive covenants, including covenants relating to confidentiality and non-disparagement. Mr. White would also be entitled to continuation of medical and dental coverage at the employee premium rates for a period of 18 months following termination if Mr. White timely elected continuation and paid the required premiums.
The remainder of our NEOs are eligible for severance payments under the Executive Severance Plan if they experience a qualifying termination of employment and otherwise satisfy the conditions set forth in the applicable plan. The terms of this plan are set forth below.
Executive Severance Plan
Executive officers who have the title of Senior Vice President or above and report directly to a senior executive officer at a specific level are eligible to receive severance benefits under the Executive Severance Plan if they experience a qualifying termination of employment, meaning an involuntary termination for any reason other than for “cause” with no offer of an equivalent position, and otherwise satisfy the conditions set forth in the plan. The purpose of the Executive Severance Plan is to provide severance benefits to executive officers whose employment is involuntarily terminated in a qualifying termination of employment in order to assist with job transition. Pursuant to the Executive Severance Plan, eligible executive officers who are involuntarily terminated in a qualifying termination of employment will receive a lump sum cash payment equal to one and one-half times their “annual base pay” in effect at the time of termination. Annual base pay, for purposes of this agreement, equals base salary and excludes special payments, such as bonuses, expense reimbursements, living, or other allowances. Eligible executive officers would also be entitled to continuation of medical and dental coverage at employee premium rates for a period of 18 months following termination, if the executive officer timely elects continuation coverage and pays the required premiums.
The following table shows the portion of the lump sum payments that would have been allocated to Allianz Life of New York based on each NEO’s Allocation Percentage and payable to each of our NEOs had they been terminated on December 31, 2021 and been eligible for severance payments pursuant to the Executive Severance Plan.
NEOs	Lump Sum Payment
Walter R. White(1)	$86,510
Jasmine M. Jirele	$28,125
William E. Gaumond	$35,693
Neil H. McKay	$38,250
(1)	Mr. White is not eligible to receive payments pursuant to the Executive Severance Plan. See “Allianz Life Executive Severance Agreement” for information regarding severance payments that Mr. White is eligible to receive upon termination of service.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Director Compensation
The following table provides information on compensation paid to the directors of Allianz Life of New York for the year ended December 31, 2021.
Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Total ($) (h)
Jasmine M. Jirele(2) Chair and Chief Executive Officer	N/A	N/A
William E. Gaumond(2) Chief Financial Officer and Treasurer	N/A	N/A
Eric J. Thomes(2) President	N/A	N/A
Steven J. Thiel(2) Vice President, Appointed Actuary	N/A	N/A
Lorraine Lods(2) Non-Independent Director	N/A	N/A
Ronald M. Clark Independent Director	$30,000	$30,000
Martha Clark Goss Independent Director	$45,000	$45,000
Gary A. Smith Non-Independent Director	$30,000	$30,000
Kevin E. Walker Independent Director	$30,000	$30,000
(1)	Represents cash compensation provided to our non-employee directors that is formalized in the Non-Employee Director Compensation Plan for the year ended December 31, 2021.
(2)	As inside directors, Mss. Jirele and Lods, and Messrs.Gaumond, Thomes, and Thiel do not receive any compensation for their service as directors. The compensation Ms. Jirele and Mr. Gaumond received as executive officers of Allianz Life of New York is disclosed in the Summary Compensation Table as set forth herein.
Security Ownership of Certain Beneficial Owners and Management
We are an indirect wholly owned subsidiary of Allianz SE. Allianz SE’s principal executive offices are located at Königinstrasse 28, 80802 Munich, Germany. As of March 31, 2021, the directors and executive officers of Allianz Life of New York held less than 1% of Allianz SE’s ordinary shares issued and outstanding.
Transactions with Related Persons, Promoters and Certain Control Persons
We are a wholly owned subsidiary of Allianz Life, which is a wholly owned subsidiary of AZOA, which in turn is a wholly owned subsidiary of Allianz Europe B.V. Allianz Europe B.V. is a wholly owned subsidiary of Allianz SE, our ultimate parent, which is registered in Munich, Germany.
Transactions with affiliates may not be on an arm’s-length basis and may present the potential for conflicts.
Business and Operational Risks Relevant to the Contract
As an insurance company, a number of risks may affect our business. However, because the Contract (and any other insurance contract that we offer) is a regulated insurance product, as opposed to an investment in our business, many of the risks that may be relevant to an investor in our business are unlikely to be relevant to you. The risks described below are only those business and operational risks that are likely to be relevant to you as a purchaser of the Contract.
Risks Primarily Related to Our Financial Strength and Claims-Paying Ability
We make Annuity Payments, pay death benefits, and apply Performance Credits for this Contract from our general account. We also pay benefits for other insurance contracts from our general account, and our general account is subject to claims by our creditors. Our ability to make payments from our general account is subject to our financial strength and claims-paying ability. The following risks relate to circumstances and events that may negatively affect our general account and, in turn, our financial strength and claims-paying ability.

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Financial losses may threaten our financial strength and claims-paying ability.
As an Owner of the Contract, you do not share in the profits and losses generated by our business. However, if we were to experience significant losses, we might not have sufficient assets in our general account to satisfy all of our financial obligations under the Contract. Circumstances and events that may result in financial losses include, but are not necessarily limited to, the circumstances and events listed below. We cannot predict what specific impact that any of these circumstances or events may ultimately have on our financial strength or claims-paying ability.
•	Difficult Economic Conditions. Our financial condition is materially affected by conditions in the global capital markets and the economy generally. During an economic downturn, the demand for our financial insurance products and services could be adversely affected. In addition, an economic downturn could cause the number and amount of full and partial withdrawals under our insurance products to increase significantly, and owners of our insurance products may choose to defer making purchase payments or paying insurance premiums or stop them altogether.
•	Unfavorable Interest Rate Environments. During periods of declining interest rates, we may experience financial losses as the spread between interest rates that we credit to customers under our insurance products and returns on our investments tighten. The ongoing low interest rate environment presents challenges for us and other life insurance companies, as it has generally reduced investment returns, raised the value of future obligations, and challenged asset-liability matching. During periods of increasing interest rates, we may experience financial losses due to increases in full and partial withdrawals under our insurance products as our customers choose to forgo insurance protection in favor of potentially higher returns. Although we take measures to manage economic risks associated with different interest rate environments, we may not be able to fully mitigate those risks.
•	Losses on Fixed Maturity Investments. Our fixed maturity investments are subject to interest rate risk and credit risk. Interest rate risk refers to how the values of our fixed maturity investments fluctuate in response to changes in market interest rates. Increases and decreases in prevailing interest rates generally result in decreases and increases, respectively, in the values of our fixed maturity investments. Credit risk refers to the risk that a counterparty will default on its commitments to us under a fixed maturity investment. See “Defaults by Counterparties” below.
•	Losses on Equity Investments. Our equity investments are generally valued based on quoted market prices and are subject to market risk. Market risk refers to how market prices for equity investments are subject to fluctuation. A downward fluctuation in the market price for an equity investment could result in losses upon the sale of that investment. Fluctuations in market prices may result from, among other things, actual or perceived changes in the attractiveness of specific investments or in general market conditions.
•	Losses on Real Estate Investments. A portion of our investment portfolio consists of mortgage loans and mortgage-backed securities related to commercial, agricultural and residential real estate. The value of our real estate investments may be negatively impacted by general economic conditions in the real estate sector, including supply and demand, market volatility, interest rate fluctuations, and geographic and extreme weather risks, as well as the creditworthiness of obligors.
•	Losses upon the Sale of Illiquid Investments. We hold certain investments that may lack liquidity, such as privately placed fixed maturity investments, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, equity real estate and limited partnership interests. Although we seek to minimize the likelihood that we would need to sell illiquid investments, if we were required to liquidate these investments on short notice, we may have difficulty doing so and may be forced to sell them for less than their fair value.
•	Prolonged and Elevated Inflationary Periods. During inflationary periods, the value of our fixed maturity investments may fall, see Losses on Fixed Maturity Investments above. Inflation also increases expenses, which will negatively impact our financial condition in the event that such additional costs cannot be offset. Prolonged and elevated inflation could adversely affect the financial markets and the economy generally, and dispelling it may require governments to pursue a restrictive fiscal and monetary policy, which could constrain overall economic activity and our growth.

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•	Loss of Market Share to Competitors. There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products and services that we provide. A loss of market share to our competitors could result in financial losses to our business. Our ability to successfully compete is dependent on numerous factors, some of which include the successful implementation of our business strategy, our financial strength, the attractiveness of our products and services, our relationships with distributors, and our reputation. Our ability to compete may also be hindered if our competitors obtain or seek to enforce intellectual property rights against us, or if we are otherwise precluded from offering products or services that are in demand. Our ability to compete may also be hindered if we are not able to protect or enforce our own intellectual property rights. Recently, the New York Department of Financial Services (“NYDFS”), the regulatory authority for the insurance industry in New York, introduced amendments to its Regulation 47 that would set forth new requirements for registered index-linked annuities offered and sold in New York. The introduction of these amendments is expected to significantly increase our competition in New York for sales of registered index-linked annuities. In addition, the amendments prescribe certain terms and conditions for registered index-linked annuities offered and sold in New York. Changes to our annuity sales platform to comply with the amendments could substantially increase our costs.
•	Defaults by Counterparties. Third-parties that owe us money, securities, or other assets may not fulfill their obligations to us. These parties may include issuers of investments that we may hold, borrowers under loans that we may hold or extend, reinsurers, counterparties under swap and other derivative contracts and other third-parties (e.g., customers, trading counterparties, brokers, dealers, banks, investment funds, clearing agents, exchanges and clearing houses). In addition, with respect to secured transactions, the risk of default may be exacerbated when the collateral held by us cannot be liquidated or is liquidated at a price that is not sufficient to cover the full amount owed to us. A party may default on its obligations for a variety of reasons, including bankruptcy, lack of liquidity, downturns in the economy or real estate market and operational failure. General economic conditions and trends may also result in increased defaults.
•	Impairments of Other Financial Institutions. We routinely execute transactions with counterparties in the financial services industry, including brokers, dealers, commercial banks, investment banks, insurers, reinsurers and other investment and financial institutions. A disruption to, or decline in the financial condition of, such financial institutions may expose us to financial losses.
•	Payments through Guaranty Associations. When an insurance company becomes insolvent, state insurance guaranty associations have the right to assess other insurance companies doing business in their state for funds to pay obligations to policyholders of the insolvent company, up to the state-specified limit of coverage. The future failure of a large life, health or annuity insurer could trigger assessments which we would be obligated to pay. Further, amounts for historical insolvencies may be assessed over many years, and there can be significant uncertainty around the total obligation for a given insolvency.
•	Ineffectiveness of Risk Management Policies. Our risk management policies and procedures intended to identify, monitor and manage economic risks may not be fully effective at mitigating our risk exposure in all market environments or against all types of risk. This could cause us to incur investment losses or cause our hedging and other risk management strategies to be ineffective.
•	Impacts of Climate Change. We are exposed to economic risks related to climate change. Our financial condition could be negatively impacted by increased costs, or financial losses on investments, arising from various events related to climate change, such as changes in public policy (either contributing to the adverse effects of climate change or promoting adaption to climate change), short-term or long-term market distributions, changes in mortality/morbidity assumptions, changes in consumer behavior, business disruptions, extreme weather events, litigation, increased regulatory requirements, advancements in technology, and longer-term shifts in climate patterns. Climate change could also impact the types of assets in which we invest. For example, as the transition to a lower-carbon, more energy-efficient economy continues, regulators could require us (or we could voluntarily choose) to invest less in carbon-based industries, even though investments in carbon-based industries may have better returns in the short or long term. In addition, real estate investments may expose us to greater climate change risk, as climate change may negatively impact market prices or supply and demand, and may make extreme weather events more likely or frequent. Further, we may not be able to adequately predict and mitigate climate-change risk due to significant uncertainty and unknowns regarding the manifestations and timing of climate-change-driven events, absence of adequate historical data that captures this risk and the dependency of this risk on the extent of the actions taken in the short term by governments, corporations and communities around the world.

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Changes in applicable law may negatively affect our financial strength and claims-paying ability.
We are subject to detailed and comprehensive regulation and supervision in New York by the NYDFS. The NYDFS has broad administrative powers with respect to all aspects of the insurance business and, in particular, monitors the manner in which an insurance company offers, sells and administers its products. Therefore, we may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations and practices. Our operations, products and services are subject to varying other state and federal laws. In addition, our operations, products and services are regulated by various regulatory authorities and self-regulatory authorities including state insurance departments, state securities administrators, state banking authorities, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Internal Revenue Service, the Department of Labor, and the U.S. Commodity Futures Trading Commission.
Changes to federal and state laws and regulations may materially affect the way in which we conduct our business. We are faced with significant challenges due to the fact that our regulatory environment is evolving rapidly. Federal and state governments, including federal and state regulatory authorities, have become increasingly active in the regulation of the businesses in which we engage. In addition, federal and state regulatory authorities are assuming active, and in some cases increasingly aggressive, roles in interpreting and enforcing laws and regulations related to our business. We cannot predict the potential effects that any new laws or regulations, changes in existing laws or regulations, or the interpretation or enforcement of laws or regulations may have on our business, but such changes may negatively affect our financial strength and claims-paying ability.
The Securities and Exchange Commission has recently adopted new rules effective on June 30, 2020 (i) imposing a “best interest” standard of care on broker-dealers making recommendations to their customers and (ii) requiring broker-dealers and investment advisers to provide a written summary of the relationship between a broker-dealer or investment adviser, as applicable, and its customer. These new rules became effective on June 30, 2020. It remains unclear whether or to what extent these rules, and the evolving nature of the enforcement and interpretation of these rules by the Securities and Exchange Commission, could ultimately affect broker-dealers’ willingness to recommend our registered annuity products. These rules could increase, and to some extent have increased, our overall compliance costs and could also increase our exposure to legal claims in certain circumstances, including an increased risk of regulatory enforcement actions or potentially private claims.
The NYDFS, the regulatory authority for the insurance industry in New York, has adopted revisions to its Insurance Regulation 187, a regulation that imposes suitability requirements on annuity and life insurance recommendations by producers and insurers subject to New York law. Under the amendments to Regulation 187, recommendations of and related to annuity contracts will be subject to a best interest standard and other additional obligations. These revisions became effective for annuity recommendations on August 1, 2019 and for life insurance recommendations on February 1, 2020. Regulation 187 is now the subject of litigation, as the NYDFS is appealing a finding of the Appellate Division of the New York State Supreme Court, Third Department, that Regulation 187 is unconstitutionally vague. Regulation 187 will remain effective during the course of the appeal. These changes could have an adverse impact on the level and type of services provided and compliance with Regulation 187 could also increase our overall operational costs for providing some of the services currently provided. These changes may lead to greater exposure to legal claims in certain circumstances, including an increased risk of NYDFS-related actions.
Our reserves could be inadequate due to differences between our actual experience and management’s estimates and assumptions.
We establish and carry reserves to pay future benefits and claims of policyholders. Our reserve are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, interest rates, future equity performance, reinvestment rates, persistency, claims experience, and policyholder elections (i.e., the exercise or non-exercise of policy benefits). The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain, involve the exercise of significant judgment and reflect evolving information. For example, the current rates of mortality and morbidity may continue to improve in the future due to medical and technological advancements that result in policyholders living longer than anticipated. We periodically review the adequacy of reserves and the underlying assumptions and make adjustments when appropriate. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. If actual results differ significantly from our estimates and assumptions, our claim costs could increase significantly and our

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

reserves could be inadequate. If so, we will be required to increase reserves or accelerate amortization of deferred acquisition costs. However, we cannot be certain that our reserves will ultimately be sufficient to pay future benefits and claims of policyholders.
The amount of statutory capital that we must hold to meet our statutory capital requirements can vary significantly from time to time.
Statutory accounting standards and capital and reserve requirements are prescribed by NYDFS and the National Association of Insurance Commissioners. The NYDFS established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital (“RBC”) ratios for life insurance companies. In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including but not limited to, the amount of statutory income or losses that we generate, changes in reserves, the amount of additional capital that we must hold to support business growth, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, changes in interest rates, and changes to existing RBC formulas. Additionally, state insurance regulators have significant leeway in interpreting existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business. If we are unable to maintain minimum capitalization requirements, our business may be subject to significant increases in supervision and control by the NYDFS.
Litigation and regulatory proceedings may negatively affect our financial strength and claims-paying ability.
We have been involved in various regulatory investigations and examinations, and we may be involved in more in the future. We may also be named as defendants in individual lawsuits in the future. These actions arise in various contexts, including in connection with our activities as an insurer, securities issuer, employer, investor, and taxpayer. Lawsuits and regulatory proceedings may involve significant amounts of damages (including punitive damages) or fines that we must pay, and certain regulatory authorities involved in regulatory proceedings have substantial power over our business operations. An adverse outcome in any lawsuit or regulatory proceeding that results in significant financial losses or operational burdens may negatively affect our financial strength and claims-paying ability.
Reinsurance may not be available or affordable, or may not be adequate to protect against harm to our financial strength and claims-paying ability.
As part of our overall risk management strategy, we purchase reinsurance for certain risks underwritten by our various business segments. While reinsurance agreements generally bind the reinsurer for the life of the business reinsured at generally fixed pricing, market conditions beyond our control can determine the availability and cost of the reinsurance protection for new business. If we are unable to purchase the desired amount of reinsurance protection on acceptable terms, our risk of loss may increase. As our risk of loss increases, so does the risk that we may not be able to meet our financial obligations.
Our hedging programs may be inadequate to protect against harm to our financial strength and claims-paying ability.
Certain types of insurance and investment products that we offer expose us to risks associated with fluctuations in financial markets. Although we use hedging techniques to manage risks associated with our insurance guarantees, increased volatility in the financial markets and unanticipated policyholder behavior may increase the cost of these hedges and/or negatively affect our ability to hedge certain risks. We may lose money on the derivatives that we hold as part of our hedging programs or otherwise. Ultimately, our hedging programs may be inadequate to protect us against the full extent of the exposure or losses we seek to mitigate, which in turn may negatively impact our financial strength and claims-paying ability.
Downgrades and potential downgrades to our claims-paying and financial strength ratings may signal a higher risk that we may be unable to meet our financial obligations, and may themselves negatively affect our financial strength and claims-paying ability.
Our claims-paying and financial strength ratings, which various ratings organizations publish as measures of an insurance company's ability to meet policyholder obligations, are important to maintaining public confidence in Allianz Life of New York and our products, and the ability to market our products and services. A downgrade or an announced potential downgrade by credit rating agencies in our claims-paying and financial strength ratings may reflect an increased risk that

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

we may not be able to meet our financial obligations. Any such downgrade or potential downgrade may itself harm our financial strength and claims-paying ability by causing financial losses to our business. Such losses may be the result of:
•	reductions in new sales of insurance products, annuities and other investment products;
•	increases in our cost of capital or limitations on our access to sources of capital;
•	harm to our relationships with distributors and sales specialists;
•	material increases in the number or amount of full and partial withdrawals under our insurance products;
•	pressure on us to reduce prices or increase crediting rates for many of our insurance products; and
•	harm to our ability to obtain reinsurance or obtain reasonable pricing for reinsurance.
Similarly, credit rating agencies also evaluate the insurance industry as a whole and may change Allianz Life of New York’s and other insurance companies’ financial strength ratings based on the agencies’ overall view of the industry. It is possible that Allianz Life of New York’s credit rating could be similarly downgraded in the future based on credit rating agencies’ evaluation of the life insurance industry as a whole due to changes in their view of Allianz Life of New York relative to the industry or a change in their rating assessment methodologies. In addition, downgrades or announced potential downgrades in the financial strength ratings of the financial institutions with which we do business may adversely impact our business operations and may cause financial losses to our business.
Risks Primarily Related to Our Business Operations
Breaches of security, or interference with our technology infrastructure, could harm our business.
Our business relies on technology systems and networks, including systems and networks managed by third parties to process, transmit and store information, and to conduct business activities and transactions with clients, distributors, vendors, and other third parties. We are also subject to certain federal and state regulations that require us to establish and maintain policies and procedures designed to protect sensitive client information. Maintaining the integrity of our systems is critical to the success of our business operations, including the retention of clients, and to the protection of our clients’ personal information. To date, we have not identified any material breaches or interference with our systems and networks; however, we routinely encounter and address such threats, including an increasing frequency of phishing scams, introductions of malware and unauthorized payment requests. Any such breaches or interference by third parties or by our employees that may in the future occur could have a material adverse impact on our business operations and our financial condition.
We have implemented and maintain security measures designed to protect against breaches of security and other interference with systems and networks resulting from attacks by third parties, including hackers, and from employee error or malfeasance. We also require third party vendors who, in the provision of services to us, are provided with or process information pertaining to our business or our clients to meet certain information security standards. Changes in our technology platforms, such as an evolution to accommodate mobile computing, may also require corresponding changes in our systems, networks and data security measures. In addition, the increasing reliance on technology systems and networks and the occurrence and potential adverse impact of attacks on such systems and networks, both generally and in the financial services industry, have enhanced government and regulatory scrutiny of the measures taken by companies to protect against cyber-security threats. As these threats, and government and regulatory oversight of associated risks, continue to evolve, we may be required to expend additional resources to enhance or expand upon the security measures we currently maintain.
Despite the measures we have taken and may in the future take to address and mitigate these risks, we cannot ensure that our systems and networks will not be subject to breaches or interference. Any such event may result in operational disruptions as well as unauthorized access to or the disclosure or loss of our proprietary information or our clients’ personal information, which in turn may result in legal claims, regulatory scrutiny and liability, reputational damage, the incurrence of costs to eliminate or mitigate further exposure, the loss of clients or other damage to our business. Any such event may interfere with, impede or cause delays in our calculation of values, processing of transactions and making of payments under the Contract. In addition, the trend toward broad consumer and general public notification of such incidents could exacerbate the harm to our business operations and our financial condition. Even if we successfully protected our technology infrastructure and the confidentiality of sensitive data, we may incur significant expenses in responding to any such attacks as well as the adoption and maintenance of appropriate security measures. We could also suffer harm to our business and reputation if attempted security breaches are publicized. We cannot be certain that advances in criminal capabilities, discovery of new vulnerabilities, attempts to exploit vulnerabilities in our systems, data thefts, physical system or network break-ins or inappropriate access, or other developments will not compromise or breach the technology or other security measures protecting our networks and systems used in connection with our products and

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services. There may be an increased risk of cyberattacks during periods of geo-political or military conflict (such as Russia’s invasion of Ukraine and the resulting response by the United States and other countries).
The failure to protect our clients’ confidential information and privacy could adversely affect our business.
A number of our businesses are subject to privacy regulations and confidentiality obligations, including the Gramm-Leach-Bliley Act and state privacy laws and regulations. We also have contractual obligations to protect certain confidential information we obtain from our existing vendors and clients. These obligations generally include protecting such confidential information in the same manner and to the same extent as we protect our own confidential information. The actions we take to protect confidential information vary by business segment and may include, among other things:
•	training and educating our employees regarding our obligations relating to confidential information;
•	monitoring changes in state or federal privacy and compliance requirements;
•	drafting appropriate contractual provisions into any contract that raises proprietary and confidentiality issues;
•	maintaining secure storage facilities for tangible records;
•	limiting access to electronic information; and
•	in the event of a security breach, providing credit monitoring or other services to affected customers.
In addition, we must develop, implement and maintain a comprehensive written information security program with appropriate administrative, technical and physical safeguards to protect such confidential information. If we do not properly comply with privacy regulations and protect confidential information, we could experience adverse consequences, including regulatory sanctions, such as penalties, fines and loss of license, as well as loss of reputation and possible litigation. This could have an adverse impact on our Company’s reputation and business results.
Protection from system interruptions and operating errors is important to our business. If we were to experience a sustained interruption to our telecommunications or data processing systems or other failure in operational execution could harm our business operations and our business results.
Operating errors and system or network interruptions could delay and disrupt our ability to develop, deliver or maintain our products and services, causing harm to our business and reputation and resulting in loss of customers or revenue. Operating errors and system or network interruptions may also interfere with, impede or cause delays in our calculation of values, processing of transactions and making of payments under the Contract. Interruptions could be caused by operational failures arising from employee error or malfeasance, interference by third parties (including hackers and other cyber-attacks), implementation of new technology, and maintenance of existing technology. Our financial, accounting, data processing or other operating systems and facilities may fail to operate or report data properly, experience connectivity disruptions or otherwise become disabled as a result of events that are wholly or partially beyond our control, adversely affecting our ability to process transactions or provide products and services to customers. The cause of these interruptions can include fires, floods, earthquakes and other natural disasters, power losses, equipment failures, attacks by third parties, failures of internal or vendor software or systems and other events beyond our control.
In addition, we rely on third party service providers and vendors for certain communications, technology and business functions and face the risk of operational failure (including, without limitation, failure caused by an inaccuracy, untimeliness or other deficiency in data reporting), termination or capacity constraints of any of the clearing agents, exchanges, clearing houses or other third party service providers that we use to facilitate or are component providers to our transactions and other product manufacturing and distribution activities. These risks are heightened by the evolution in the financial markets of increasingly sophisticated products, by business-driven hedging, by compliance issues and by other risk management or investment or by financial management strategies. Any such failure, termination or constraint could adversely impact our ability to implement transactions, service our clients, manage our exposure to risk or otherwise achieve desired outcomes.
The occurrence of natural or man-made disasters and catastrophes could adversely affect our business operations and our business results.
The occurrence of natural or man-made disasters and catastrophes, including extreme weather events, acts of terrorism, geo-political disputes, public health crises (e.g. COVID-19), industrial accident, blackout, cyber-attack, computer virus, insider threat, insurrections and military actions, unanticipated problems with our disaster recovery systems, or a support failure from external providers, could adversely affect our business operations and our business results, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. Such disasters and catastrophes may damage our facilities, preventing our employees from performing their roles or otherwise disturbing our ordinary business operations, and by impacting claims. Such disasters and catastrophes may also impact us

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

indirectly by changing the condition and behaviors of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets. Climate change could increase our overall risk as extreme weather events may become more likely or frequent. We rely on certain third-parties to provide certain services important to our business operations. While we monitor the performance of such third-parties, including those with employees who operate remotely, successful implementation and execution of their business continuity strategies are largely outside of our control. Weaknesses or failures within a vendor’s business continuity plan in light of a natural or man-made disaster or catastrophe could materially disrupt our business operations.
Inadequate or failed processes or systems, human factors or external events may adversely affect our reputation or operational effectiveness, as well as our financial condition.
Operational risk is inherent in our business and can manifest itself in various ways, including business interruption, poor vendor performance, information systems malfunctions or failures, regulatory breaches, human errors, employee misconduct, external fraud, and inability to recruit, motivate, and retain key employees. These events can potentially result in financial loss, harm to our reputation and/or hinder our operational effectiveness. Management attempts to control these risks and keep operational risk at low levels by maintaining a sound and well controlled environment in light of the characteristics of our business, markets and regulatory environment in which we operate. Notwithstanding these measures, operational risk is part of the business environment in which we operate, and we may experience operational disruptions and incur losses from time to time due to these types or risks.
Risks Related to the COVID-19 Pandemic
We continue to closely monitor developments related to the COVID-19 pandemic and its impact on our business and operations. The economic conditions and uncertainties during the pandemic have at times negatively impacted our net income, surplus, and capital and liquidity positions. To date, however, we do not believe that these economic conditions and uncertainties have negatively impacted our overall financial strength and claims-paying ability in a significant manner. Nor do we believe that our administration of the Contract and our other insurance contracts has been disrupted in a significant manner, even as many of our employees and the employees of our third-party service providers continue to work remotely.
The extent to which the pandemic will impact our business and operations in the future will depend on future developments, which are highly uncertain and cannot be predicted, including the general scope and duration of the pandemic; actions taken by governmental authorities and other third parties in response to the pandemic; the occurrence of new variants of the COVID virus; the severity and duration of waves in infections and hospitalizations; and the efficacy of vaccines, therapeutic treatments, and other healthcare programs. Any risk management or contingency plans or preventative measures we take may not adequately predict or address the impact of the COVID-19 pandemic on our business. As such, the pandemic could have a material adverse effect on our financial condition and operations.
The pandemic-related risks that we face include (but are not necessarily limited to) the following:
•	Economic conditions and uncertainties may negatively impact the value, cash flow, and liquidity of our general account investments due to, e.g., declines in markets, market volatility, reduced liquidity, changes in interest rates, economic shutdowns or slowdowns, prolonged elevated inflation period, government regulations, higher unemployment levels, and counterparty defaults.
•	Voluntary or government mandated hardship assistance that we provide to our customers in the form of, e.g., grace periods for failure to make timely payments, may reduce our net income and surplus.
•	Reductions in new sales of our financial products or reductions in fees collected by us, or increases in full withdrawals, cancellations, or defaults with respect to our customers’ existing financial products, as a result of economic conditions and uncertainties may reduce our net income and surplus.
•	Economic conditions and uncertainties may limit our access to sources of capital and our ability to obtain reinsurance.
•	Voluntary and government mandated pandemic mitigation efforts, such as prolonged remote working arrangements and economic shutdowns, and employees’ ability or willingness to fulfill their responsibilities during the pandemic, may disrupt our ability to administer our insurance contracts (including our ability to timely process applications, transactions, and payments and to calculate values) and may disrupt the services provided by third-parties upon which we rely to administer our insurance contracts. Extended periods of remote work arrangements could introduce additional operational risk, including but not limited to cybersecurity risks, and impair our ability to effectively manage our business.
•	Longer-term deviations from the mortality, customer behavior, expenses, and other assumptions that we use to price our products and support our obligations.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

In addition to the risks listed above, to the extent that the pandemic impacts our business and operations, it may also have the effect of heightening the other risks described in this section of the prospectus.

14.  Financial Statements
The statutory financial statements of Allianz Life Insurance Company of New York as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 included in Appendix F of this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The  unaudited statutory financial statements of Allianz Life Insurance Company of New York as of March 31, 2022 and audited statutory statements of admitted assets, liabilities, and capital and surplus as of December 31, 2021, as well as the related unaudited statutory statements of operations, capital and surplus and cash flow for the three month periods ended March 31, 2022 and March 31, 2021 are included in Appendix E.
The financial statements of the subaccounts of Allianz Life of NY Variable Account C of Allianz Life Insurance Company of New York (“Variable Account C”) as of December 31, 2021 are incorporated herein by reference to Variable Account C’s Form N-VPFS (File No. 811-05716) filed with the SEC have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

Appendix A – Available Indexes
S&P 500® Index
The S&P 500® Index is comprised of 500 stocks representing major U.S. industrial sectors.
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”). This trademark has been licensed for use by S&P Dow Jones Indices LLC. S&P marks are trademarks of S&P. These trademarks have been sublicensed for certain purposes by Allianz Life Insurance Company of New York (“Allianz Life® of NY”). The S&P 500® Index (“the Index”) is a product of S&P Dow Jones Indices LLC and/or its affiliates and have been licensed for use by Allianz Life of NY.
Allianz Life of NY products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the Allianz Life of NY products or any member of the public regarding the advisability of investments generally or in Allianz Life of NY products particularly or the ability of the Index and Average to track general market performance. S&P Dow Jones Indices’ only relationship to Allianz Life of NY with respect to the Index and Average is the licensing of the Index and Average and certain trademarks, service marks, and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The Index and Average are determined, composed, and calculated by S&P Dow Jones Indices without regard to Allianz Life of NY or the products. S&P Dow Jones Indices have no obligation to take the needs of Allianz Life of NY or the owners of the products into consideration in determining, composing, or calculating the Index and Average. S&P Dow Jones Indices are not responsible for and have not participated in the design, development, pricing, and operation of the products, including the calculation of any interest payments or any other values credited to the products. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing, or trading of products. There is no assurance that investment products based on the Index and Average will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to products currently being issued by Allianz Life of NY, but which may be similar to and competitive with Allianz Life of NY products. In addition, CME Group Inc., an indirect minority owner of S&P Dow Jones Indices LLC, and its affiliates may trade financial products which are linked to the performance of the Index and Average. It is possible that this trading activity will affect the value of the products.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, AND/OR THE COMPLETENESS OF THE INDEX AND AVERAGE OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ALLIANZ LIFE OF NY, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX AND AVERAGE OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ALLIANZ LIFE OF NY OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
Russell 2000® Index
The Russell 2000® Index is an equity index that measures the performance of the 2,000 smallest companies in the Russell 3000® Index, which is made up of 3,000 of the biggest U.S. stocks. The Russell 2000® Index is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]
Appendix A

The Russell 2000® Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by Allianz Life Insurance Company of New York (“Allianz Life® of NY”). Allianz Life of NY products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which the Allianz Life of NY product is based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with the Allianz Life of NY product. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Allianz Life of NY or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
Nasdaq-100® Index
The NASDAQ-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market® based on market capitalization.
The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations' only relationship to Allianz Life Insurance Company of New York (“Licensee”) is in the licensing of the NASDAQ®, and Nasdaq-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices of, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
EURO STOXX 50®
The EURO STOXX 50®, Europe's leading blue-chip index for the Eurozone, provides a blue-chip representation of supersector leaders in the Eurozone. The index covers 50 stocks from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.
STOXX Limited, Deutsche Börse Group and their licensors, research partners or data providers have no relationship to Allianz Life Insurance Company of New York (“Allianz Life® of NY”), other than the licensing of the EURO STOXX 50® and the related trademarks for use in connection with Allianz Life of NY products.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:
•	sponsor, endorse, sell or promote Allianz Life of NY products.
•	recommend that any person invest in Allianz Life of NY products or any other securities.
•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of Allianz Life of NY products.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]
Appendix A

•	have any responsibility or liability for the administration, management or marketing of Allianz Life of NY products.
•	consider the needs of Allianz Life of NY products or the owners of Allianz Life of NY products in determining, composing or calculating the EURO STOXX 50 or have any obligation to do so.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the Allianz Life of NY products or their performance.
STOXX does not assume any contractual relationship with the purchasers of Allianz Life of NY products or any other third parties.
Specifically,
•	STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not give any warranty, express or implied, and exclude any liability about:
•	The results to be obtained by Allianz Life of NY products, the owner of Allianz Life of NY products or any other person in connection with the use of the EURO STOXX 50 and the data included in the EURO STOXX 50;
•	The accuracy, timeliness, and completeness of the EURO STOXX 50 and its data;
•	The merchantability and the fitness for a particular purpose or use of the EURO STOXX 50 and its data;
•	The performance of Allianz Life of NY products generally;
•	STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any liability, for any errors, omissions or interruptions in the EURO STOXX 50 or its data;
•	Under no circumstances will STOXX, Deutsche Börse Group or their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the EURO STOXX 50 or its data or generally in relation to Allianz Life of NY products, even in circumstances where STOXX, Deutsche Börse Group or their licensors, research partners or data providers are aware that such loss or damage may occur.
The licensing Agreement between Allianz Life of NY and STOXX is solely for their benefit and not for the benefit of the owners of Allianz Life of NY products or any other third parties.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]
Appendix A

Appendix B – Daily Adjustment
Generally
We designed the Daily Adjustment to provide an Index Option Value on Business Days other than the Term Start Date or the Term End Date. The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. It is the estimated present value of the future Performance Credit that we will apply on the Term End Date. The Daily Adjustment takes into account:
(i)	any Index gains during the Term subject to the applicable Cap and/or Participation Rate,
(ii)	any Index losses greater than the 10%, 20%, or 30% Buffer, and
(iii)	the number of days until the Term End Date.
The Daily Adjustment formula has two primary components, (i) the change in Proxy Value and (ii) accumulated proxy interest, which are added together and then multiplied by the Index Option Base. We designed the Daily Adjustment to estimate the present value of positive or negative Performance Credit that will be available on the Term End Date taking into account any applicable Buffer, Cap, and/or Participation Rate. You should note that even if your selected Index(es) experience positive growth, the Daily Adjustments may be negative because of other market conditions, such as the expected volatility of Index prices and interest rates. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer. The Daily Adjustment for 3-year and 6-year Term Index Options may be more negatively impacted by changes in the expected volatility of Index prices than 1-year Term Index Options due the difference in Term length. Also, the risk of a negative Daily Adjustment is greater for 3-year and 6-year Term Index Options than 1-year Term Index Options because the Buffer is exposed to a longer time period. The impact of the Cap and Buffer on the Daily Adjustment for a 1-year Term Index Option is greater than it is for a 3-year or 6-year Term Index Option because we apply the Cap and Buffer for the entire Term length, and the Term length is shorter for a 1-year Term.
Daily Adjustment Formula
The formula for the calculation of the Daily Adjustment is as follows:
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base
Where:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value)
(b)	proxy interest = beginning Proxy Value x (1 – time remaining during the Term)
Calculating Change in Proxy Value
The change in Proxy Value represents the current hypothetical value of the Proxy Investment (current Proxy Value), less the cost of the Proxy Investment on the Term Start Date (beginning Proxy Value).
The current Proxy Value is the Proxy Value calculated on the same day as the Daily Adjustment. The beginning Proxy Value is the Proxy Value calculated on the Term Start Date.
The Proxy Value tracks three hypothetical derivative investments (call and put options) that we designed to mimic the market value of your allocation to an Index Performance Strategy or an Index Protection NY Strategy Index Option. We calculate a Proxy Value for each of your selected Index Options.
The Proxy Value involves tracking three hypothetical derivatives and is calculated using the following formula:
Proxy Value = (at-the-money call) – (out-of-the-money call) – (out-of-the-money put)
With respect to our Proxy Value formula, we designed the at-the-money call and out-of-the-money call to value the potential for Index gains subject to any applicable Participation Rate up to the Cap, and the out-of-the-money put to value the potential for Index losses greater than the 10%, 20% or 30% Buffer. It is important to note that the out-of-the-money put will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the Term Start Date. This is because the risk that the Index Value could be lower on the Term End Date is present to some extent whether or not the current Index price on a Business Day is lower than the Index Value on the Term Start Date. For purposes of the Proxy Value formula the value of the out-of-the-money call will be zero if an Index Option is uncapped.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]
Appendix B

Calculating Proxy Interest
The proxy interest is an amount of interest that is earned to provide compensation for the cost of the Proxy Investment on the Term Start Date. The proxy interest is approximated by the value of amortizing the cost of the Proxy Investment over the Term to zero. The formula for proxy interest involves the calculation of (i) the beginning Proxy Value and (ii) the time remaining during a Term. The time remaining during a Term is equal to the number of days remaining in the Term divided by the Term length. The Term length is 365 days for a 1-year Term; 1,095 days for a 3-year Term; and 2,190 days for a 6-year Term. The proxy interest may be significantly different from current interest rates available on interest bearing investments.
Additional Information
You can find a more detailed explanation of the calculation of the Proxy Value, including examples, in Exhibit 99(a) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This Exhibit is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(a) by calling (800) 624-0197, or visiting our website at allianzlife.com/new-york.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]
Appendix B

Appendix C – Annual Contract Fees Calculation Examples
Please note that these examples may differ from your actual results due to rounding.
On the Quarterly Contract Anniversary your annual product fee is 1.25% and your Contract Value and Charge Base are $100,000. This Contract Value includes any Variable Option gains or losses and any Daily Adjustments or Performance Credits on the Index Options. During the quarter you make no additional Purchase Payments and take no withdrawals. We calculate the daily product fee amount for this quarter as follows:
(the Charge Base) x (annual product fee ÷ 365) = daily product fee amount, or: $100,000 x (1.25% ÷ 365) = $3.42
If there are 89 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly product fee is:
(number of days in the current quarter) x (daily product fee amount), or: 89 x $3.42 = $304.79
On the next Quarterly Contract Anniversary we would deduct $304.79 from the Contract Value. We first account for any gains/losses on the Variable Options and add any Daily Adjustments or Performance Credits to the Index Option Values, then process any additional Purchase Payments, withdrawals you take, and deductions we make for the total quarterly product fee. We then set the Charge Base equal to this new Contract Value. If the Contract Value at the end of the day on the Quarterly Contract Anniversary after all processing is $101,250 we would begin computing the daily product fee for the next quarter on the next day as:
(the Charge Base) x (annual product fee ÷ 365) = daily product fee amount, or: $101,250 x (1.25% ÷ 365) = $3.47
If you make an additional Purchase Payment of $15,000 on the 43rd day of the next quarter, your Charge Base would increase by the dollar amount of the payment to $116,250 ($101,250 + $15,000). We would then use this new Charge Base to begin computing the daily product fee for the remainder of the quarter on the next day as:
(the Charge Base) x (annual product fee ÷ 365) = daily product fee amount, or: $116,250 x (1.25% ÷ 365) = $3.98
If there are 92 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly product fee is:
(number of days in the current quarter) x (daily product fee amount), or:
(43 x $3.47) + (49 x $3.98) = $149.10 + $195.08 = $344.18
On the next Quarterly Contract Anniversary we would deduct $344.18 from the Contract Value after we account for any gains/losses on the Variable Option and add any Daily Adjustments or Performance Credits to the Index Option Values. We would then process any additional Purchase Payments, withdrawals you take, and deductions we make for the total quarterly product fee and set the Charge Base equal to this new Contract Value and begin computing the daily product fee for the next quarter on the next day.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]
Appendix C

Appendix D – Variable Options Available Under the Contract
The following includes information about the Variable Options. More information about the Variable Options is available in the Variable Options' prospectuses, which may be amended from time to time and can be found online at allianzlife.com/new-york/variableoptions. You can also request this information at no cost by calling (800) 624-0197, or by sending an email request to contact.us@allianzlife.com.
The current expenses and performance information below reflects fees and expenses of the Variable Options, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. The Variable Options' past performance is not necessarily an indication of future performance.
Investment Objectives	Variable Option and Adviser/Subadviser	Current Expenses	Average Annual Total Returns (as of December 31, 2021)
			1 Year	5 Years	10 Years
Current income consistent with stability of principal	AZL® Government Money Market Fund(1) Adviser: Allianz Investment Management LLC Subadviser: BlackRock Advisors, LLC	0.64%	0.00%	0.53%	0.27%
Long-term capital appreciation with preservation of capital as an important consideration	AZL® MVP Balanced Index Strategy Fund(2) Adviser: Allianz Investment Management LLC	0.71%	10.02%	7.73%	7.20%
Long-term capital appreciation	AZL® MVP Growth Index Strategy Fund(2) Adviser: Allianz Investment Management LLC	0.68%	16.40%	9.77%	9.23%
(1)	The AZL® Government Money Market Fund’s annual expenses reflect a temporary fee reduction. Please see the AZL® Government Money Market Fund’s prospectus for information regarding the expense reimbursement or fee waiver arrangement.
(2)	This Variable Option is managed in a way that is intended to minimize volatility of returns (referred to as a “managed volatility strategy”). Please see “Principal Risks – Managed Volatility Fund Risk” in the prospectus and the Investment Option’s prospectus for more information.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]
Appendix D

Appendix E –Unaudited Selected Financial Data and Statutory Financial Statements
Management’s Discussion and Analysis of Financial Condition and Results of Operations (For the 3 month period ending march 31, 2022)
The following discussion of our financial condition and results of operations should be read in conjunction with our statutory financial statements and notes to those statements included in this Appendix. The discussion and analysis in this Appendix includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in “Risk Factors” and elsewhere in this prospectus, that could cause our actual growth, results of operations, performance, financial position and business prospects and opportunities in 2022 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements. See “Forward-Looking Statements.”
unaudited Statutory Financial Statements
The following unaudited statutory financial statements of Allianz Life Insurance Company of North America as of March 31, 2022 and unaudited statutory statements of admitted assets, liabilities, and capital and surplus as of December 31, 2021, as well as the related unaudited statutory statements of operations, capital and surplus and cash flow for the three month periods ended March 31, 2022 and March 31, 2021 are included in this Appendix.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]
Appendix E

Appendix F – Audited Selected Financial Data and Statutory Financial Statements
Management’s Discussion and Analysis of Financial Condition and Results of Operations (For the 12 month period ending December 31, 2021)
The following discussion of our financial condition and results of operations should be read in conjunction with our statutory financial statements and notes to those statements included in this Appendix. The discussion and analysis in this Appendix includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in “Risk Factors” and elsewhere in this prospectus, that could cause our actual growth, results of operations, performance, financial position and business prospects and opportunities in 2022 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements. See “Forward-Looking Statements.”
Statutory Financial Statements
The statutory financial statements of Allianz Life Insurance Company of New York as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 included in this Appendix F have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The principal business address of PricewaterhouseCoopers LLP is 45 South Seventh Street, Suite 3400, Minneapolis, MN.

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]
Appendix F

For Service or More Information
The Statement of Additional Information (SAI) contains additional information about the Contract, Allianz Life, and the Separate Account. The SAI is dated the same date as this prospectus, and the SAI is incorporated by reference into this prospectus. This prospectus and the SAI can be found online at allianzlife.com/new-york/prospectuses. You can also request this information at no cost by calling (800) 624-0197, or by sending an email request to contact.us@allianzlife.com.
The SEC maintains a website sec.gov. The prospectus, the Form N-4 SAI and other information about the Contract are available on the EDGAR database on the SEC’s website. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.
Our Service Center
If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197.
To send an application, a check for an additional Purchase Payment, or for general customer service, please mail to the appropriate address as follows:
To send an application, a check for an additional Purchase Payment, or for general customer service, please mail to the appropriate address as follows:
REGULAR MAIL
Allianz Life Insurance Company of New York P.O. Box 59060 Minneapolis, MN 55459-0060

OVERNIGHT, CERTIFIED, OR REGISTERED MAIL
Allianz Life Insurance Company of New York 5701 Golden Hills Drive Golden Valley, MN 55416-1297

Checks sent to the wrong address for applications or additional Purchase Payments are forwarded to the 5701 Golden Hills Drive address listed above, which may delay processing.
For general customer service by email, please use this address: contact.us@allianzlife.com. To send information by email, please use this address: variableannuity@send.allianzlife.com. To send information over the web, please upload to your account on our website at: allianzlife.com/new-york. If you have questions about whether you can submit certain information by email or over the web, please contact our Service Center.
Until May 1, 2023, all dealers that effect transactions in these securities may be required to deliver a prospectus.
EDGAR Contract ID [  ]

Allianz Index Advantage® New York Variable Annuity Prospectus – [MMDD, 2022]

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee	$ 25,760
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Estimated Printing and Filing Costs:	$ 30,000
--------------
Estimated Accounting Fees:	$ 60,000
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Estimated Legal Fees:	$175,000
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Estimated Miscellaneous Fees:	N/A
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ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Bylaws of the Insurance Company provide:

ARTICLE X
INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

To the fullest extent allowed under New York law, the Company shall indemnify officers, directors and employees of the Company. No director shall be personally liable to the Company or any of its shareholders for damages for any breach of duty as a director; provided, however, that the foregoing provision shall not eliminate or limit (i) the liability of a director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or were acts or omissions (a) which he or she knew or reasonably should have known violated the New York Insurance Law or (b) which violated a specific standard of care imposed on directors directly, and not by reference, by a provision of the New York Insurance Law (or any regulations promulgated thereunder) or (c) which constituted a knowing violation of any other law, or establishes that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; or (ii) the liability of a director for any act or omission prior to adoption of these Restated Bylaws by the shareholders of the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Insurance Company pursuant to the foregoing provisions, or otherwise, the Insurance Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Insurance Company of expenses incurred or paid by a director, officer or controlling person of the Insurance Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Insurance Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

NOT APPLICABLE.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)          Exhibits.

1.
(a) Principal Underwriter Agreement by and between Preferred Life Insurance Company of New York on behalf of Preferred Life Variable Account C and NALAC Financial Plans, Inc. incorporated by reference as exhibit EX-99.B3.a. from Registrant’s Pre-Effective Amendment No. 1 to Form N-4 (File Nos. 333-19699 and 811-05716) electronically filed on May 12, 1997. Preferred Life Insurance Company of New York is the predecessor to Allianz Life Insurance Company of New York. Preferred Life Variable Account C is the predecessor to Allianz Life of NY Variable Account C. NALAC Financial Plans, Inc., is the predecessor to USAllianz Investor Services, LLC, which is the predecessor to Allianz Life Financial Services, LLC.

(b)
Broker-Dealer Agreement (amended and restated) between Allianz Life Insurance Company of New York and Allianz Life Financial Services, LLC, dated June 1, 2010 incorporated by reference as exhibit EX- 99.B3.b. from Registrant’s Post-Effective Amendment No. 21 to Form N-4 (File Nos. 333-143195 and 811-05716) electronically filed on October 21, 2010.

(c)
The current specimen of the selling agreement between Allianz Life Financial Services, LLC, the principal underwriter for the Contracts, and retail brokers which offer and sell the Contracts to the public is incorporated by reference as exhibit EX-99.B3.b from the Initial Registration Statement to Allianz Life Variable Account B’s Form N-4 (File Nos.333-134267 and 811-05618) electronically filed on May 19, 2006. The underwriter has executed versions of the agreement with approximately 2,100 retail brokers.

2.	Not applicable
3.
(a) Articles of Incorporation, as amended and restated March 9, 2011, of Allianz Life Insurance Company of New York, filed on December 19, 2013 as Exhibit 3(a) to Registrant's initial registration on Form S-1 (File No. 333-192948), is incorporated by reference.

     (b) Bylaws, as amended and restated March 9, 2011, of Allianz Life Insurance Company of New York, filed on December 19, 2013 as Exhibit 3(b) to Registrant's initial registration on Form S-1 (File No. 333-192948), is incorporated by reference.
4.(a) Deferred Annuity Contract, L40538-NY, as revised 5/16/14, filed on December 8, 2014, as Exhibit 4(a) to Registrant's Post-Effective Amendment No. 1 on Form S-1 (File No. 333-192948), is incorporated by reference.
(b)
Contract Schedule Pages, S40877-NY, filed on May 2, 2014 as Exhibit 4(b) to Registrant's Pre-Effective Amendment No. 1 on Form S-1 (File No. 333-192948), is incorporated by reference. Schedule pages S40875-NY, S40876-NY, as revised 5/9/14, filed on December 8, 2014, as Exhibit 4(b) to Registrant's Post-Effective Amendment No. 1 on Form S-1 (File No. 333-192948), is incorporated by reference.

(c)
Application for Individual Annuity Contract, F40538-NY, as revised 5/2014, filed on December 8, 2014, as Exhibit 4(c) to Registrant's Post-Effective Amendment No. 1 on Form S-1, is incorporated by reference. Application for Ind. Var. Annuity Contract – F40538-02-NY (5/2015), filed on April 20, 2015, as Exhibit 4(c) to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-192948), is incorporated by reference.

(d)	Index Performance Strategy Rider, S40878-NY, filed on May 2, 2014 as Exhibit 4(d) to Registrant's Pre- Effective Amendment No. 1 on Form S-1 (File No. 333-192948), is incorporated by reference.
(e)	Traditional Death Benefit Rider, S40880-NY, filed on May 2, 2014 as Exhibit 4(e) to Registrant's Pre- Effective Amendment No. 1 on Form S-1 (File No. 333-192948), is incorporated by reference.
(f)
Allocation Options Schedule page S40876-NY01 (5/2015), filed on April 20, 2015, as Exhibit 4(f) to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-192948), is incorporated by reference.

(g)
Variable and Index-Linked Annuity Contract L40538-NY01 (5/2015), filed on April 20, 2015, as Exhibit 4(g) to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-192948), is incorporated by reference.

5.**	Opinion re Legality
8.	Opinion re Tax Matters - not applicable
9.	Not applicable
10.	Material Contracts - not applicable
11.	Not applicable
12.	Not applicable

15.	Not applicable
16.	Not applicable
21.   Not applicable.
23.	(a)** Consent of Independent Registered Public Accounting Firm.
          (b)   Consent of Counsel, filed as Exhibit 5 to this Registration Statement.
24.     (a) Board Resolution, effective December 11, 2012, of the Board of Directors of Allianz Life Insurance Company of North America, filed on December 19, 2013 as Exhibit 24(b) to Registrant's initial registration on Form S-1 (File  No. 333-192948), is incorporated by reference.
       (b) Board Resolution, effective March 6, 2014, of the Board of Directors of Allianz Life Insurance Company of New York, filed on May 2, 2014 as Exhibit 24(d) to Registrant's Pre-Effective Amendment No. 1 on Form S-1 (File No. 333-192948), is incorporated by reference.
        (c) Powers of Attorney, filed on April 18, 2022, as Exhibit 24(c) to Registrant's Initial Registration Statement on Form S-1 (File No. 333-264350), is incorporated by reference.
25. Not applicable
26. Not applicable
99. (a) Appendix A Exhibit – Daily Adjustment Calculation – INY-024a (04/19), filed on January 25, 2019, as Exhibit 99(a) to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-224317), is incorporated by reference.
       (b) Transition Representation Letter - Independent Registered Public Accounting Firm, pursuant to S-K, item 304, filed on April 17, 2018, as Exhibit 99(b) to Registrant's initial registration on Form S-1 (File No. 333-224317), is incorporated by reference.
107.*	Filing Fee Table.
  * Filed herewith
** To be filed by amendment

(b)            Financial Statement Schedules
All required financial statement schedules of Allianz Life Insurance Company of New York are included in Part I of this registration statement.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Insurance Company pursuant to the foregoing provisions, or otherwise, the Insurance Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Insurance Company of expenses incurred or paid by a director, officer or controlling person of the Insurance Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Insurance Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 8th day of June, 2022.
                                                                                                                                                                  ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
By: /s/ Jasmine M. Jirele*
                                                                                         Jasmine M. Jirele
                                                                                         Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 8, 2022.

Signature	Title
Jasmine M. Jirele*	Director, Board Chair and Chief Executive Officer
Eric Thomes*	Director and President
Gary A. Smith*	Director
Martha Clark Goss*	Director
Ronald M. Clark*	Director
William E. Gaumond*	Director, Chief Financial Officer and Treasurer
(principal accounting officer)
Lorraine Lods *	Director
Kevin E. Walker*	Director

*	By Power of Attorney, filed as Exhibit 24(c) to this Registration Statement.

     BY: /s/ Erik T. Nelson
           Erik T. Nelson
           Associate General Counsel, Senior Counsel

PRE-EFFECTIVE NO. 1
TO
FORM S-1
ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
INDEX TO EXHIBITS

Exhibit	Description of Exhibit
107	Filing Fee Exhibit Table